As filed with the Securities and Exchange Commission on April 29, 2016

Registration No. 333-185336

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _______________________

 Post-Effective Amendment No. 6

to

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

____________________________

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its governing instruments)

______________________

2909 Hillcroft, Suite 420, Houston, Texas 77057

(713) 467-2222

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

__________________________

Allen R. Hartman, President

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

2909 Hillcroft, Suite 420, Houston, Texas 77057

 (713) 467-2222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rosemarie A. Thurston
Dan Hill	Aaron C. Hendricson
D.H. Hill Securities LLLP	Alston & Bird LLP
1543 Green Oak Place, Suite 100	1201 West Peachtree Street
Kingwood, Texas 77339	Atlanta, Georgia 30309
(832) 644-1852	(404) 881-7000

______________________

Approximate date of commencement of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

______________________

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

i

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

 If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

 Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large accelerated filer [  ]

Accelerated filer   [  ]

Non-accelerated filer    [  ]

Smaller reporting company   [x]

(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 6 consists of the following:

1.

The registrant’s prospectus dated April 29, 2016 (the “Prospectus”);

2.

Supplement No. 1 to the Prospectus, included herewith, which will be delivered as an unattached document along with the Prospectus;

3.

Part II, include herewith; and

4.

Signatures, included herewith.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

$19,000,000 Maximum Offering

Pursuant to the Distribution Reinvestment Plan

Hartman Short Term Income Properties XX, Inc. is a Maryland corporation formed on February 5, 2009 to invest in a diversified portfolio of commercial real estate investments, including office, retail, industrial and warehouse properties, located primarily in Texas.  We are externally managed by Hartman Advisors, LLC, which we refer to as our “advisor.”  We have elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes beginning with the taxable year ended December 31, 2011. We invest primarily in commercial properties, including office buildings, shopping centers, other retail and commercial properties, some of which may be actively leased to a number of tenants having relatively short (i.e., 1-3 year) leases and others which may be net leased to a single tenant. As of the date of this prospectus, we have acquired nine properties.

On February 9, 2010 we commenced our initial public offering of up to $250,000,000 in shares of our common stock to the public in the primary offering and up to $23,750,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan. As of the termination of our initial public offering on April 25, 2013, we had accepted investors’ subscriptions for, and issued, 4,455,678 shares of our common stock, including 162,561 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in offering proceeds of $43,943,731.

On July 16, 2013 we commenced this follow-on offering of up to $200,000,000 in shares of our common stock to the public at a price of $10.00 per share and up to $19,000,000 in shares of our common stock to our stockholders at a price of $9.50 per share pursuant to our distribution reinvestment plan. On March 31, 2016 we terminated the offer and sale of shares of our common stock to the public in our follow-on offering.  As of March 31, 2016, we had accepted investors’ subscriptions for, and issued, 17,017,364 shares of our common stock in our initial and follow-on public offerings, including 1,020,867 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in aggregate gross offering proceeds of $165,856,646.

We continue to offer shares of our common stock pursuant to our distribution reinvestment plan, and intend to do so until as late as July 16, 2016.  As of April 26, 2016, approximately $8,872,237 in shares of our common stock remain available for issuance pursuant to our distribution reinvestment plan.

This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 31. These risks include, among others:

•

We commenced operations on December 28, 2010, have a limited operating history and have experienced losses in the past and may experience losses in the future.  There is no assurance that we will be able to successfully achieve our investment objectives.

•

The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our shares, and you may lose all or a portion of your investment.

•

There is currently no public market for our common shares and therefore, it likely will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•

There are restrictions and limitations on your ability to have all or any portion of your shares redeemed under our share redemption program, and if you are able to have your shares repurchased pursuant to our share redemption program, it may be for a price less than the price you paid for the shares and the then current value of the shares.

•

The offering price of our shares of common stock for this offering was not determined on an independent basis and bears no relationship to the book or net value of our assets or to our expected operating income.

•

We have made a limited number of investments and other than investments and prospective investments disclosed in this prospectus, we have not identified any specific assets to acquire or investments to make with the proceeds of this offering. As a result, you will not have the opportunity to evaluate our investments, aside from our limited number of existing investments, prior to your investment.

•

We rely on Hartman Advisors, LLC and its affiliates for our day-to-day operations and the selection of real estate investments. We pay substantial fees to these affiliates for these services. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by our sponsor. We also compete with affiliates of our sponsor for tenants and investment opportunities, and some of those affiliates will have priority with respect to specified investment opportunities.

•

To date, distributions have been paid from offering proceeds and may be paid from offering proceeds or other sources other than cash from operations, such as borrowings, in the future.  We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Therefore, portions of the distributions that we make may represent a return of capital to you, which will lower your tax basis in our shares.

•

We have made and may continue to make distributions in excess of our earnings and cash generated by operations.  Distributions in excess of earnings and or cash generated by operations reduces the amount of capital available for investment in real property.

•

We are subject to risks generally incident to the ownership of real property.

•

Our use of leverage increases the risk of loss on our investments.

•

We have elected to be taxed as a REIT for federal income tax purposes. If we fail to continue to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders and may have adverse tax consequences to our stockholders.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted. The shares of common stock offered hereby are subject to certain restrictions on transfer and ownership.

	Price to Public (1)	Selling Commissions(1)	Dealer Manager Fee(1)	Net Proceeds (Before Expenses) (1)
Per Share/Distribution Reinvestment Plan	$9.50	$0.00	$0.00	$9.50
Total Distribution Reinvestment Plan	$19,000,000	$0.00	$0.00	$19,000,000

(1)

Effective as of May 31, 2016, our board of directors has approved a change in the price per share at which shares of our common stok are sold pursuant to our distribution reinvestment plan from $9.50 per share to $12.40 per share.  No sales commissions or dealer manager fees are paid on the sale of shares pursuant to our distribution reinvestment plan. This offering will terminate no later than July 16, 2016.

We are an “emerging growth company” as defined under federal securities laws.

This prospectus is dated April 29, 2016.

v

TABLE OF CONTENTS

SUITABILITY STANDARDS	1
IMPORTANT INFORMATION ABOUT THIS PROSPECTUS	3
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	4
PROSPECTUS SUMMARY	11
RISK FACTORS	30
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	59
ESTIMATED USE OF PROCEEDS	61
MANAGEMENT	62
COMPENSATION	75
STOCK OWNERSHIP	82
CONFLICTS OF INTEREST	83
DILUTION	90
INVESTMENT OBJECTIVES AND CRITERIA	91
DESCRIPTION OF INVESTMENTS	102
FEDERAL INCOME TAX CONSIDERATIONS	104
STATE AND LOCAL TAXES CONSIDERATIONS	117
POSSIBLE CHANGES IN TAX LAWS	117
ERISA CONSIDERATIONS	117
DESCRIPTION OF SHARES	130
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN AND AUTOMATIC PURCHASE PLAN	144
THE OPERATING PARTNERSHIP AGREEMENT	146
PLAN OF DISTRIBUTION	149
LEGAL MATTERS	149
ADDITIONAL INFORMATION	149
PRIOR PERFORMANCE SUMMARY	150
APPENDIX A: PRIOR PERFORMANCE TABLES	A-1
APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT (REMOVED)	B-1
APPENDIX C: FORM OF DISTRIBUTION REINVESTMENT PLAN	C-1
APPENDIX D: FORM OF AUTOMATIC PURCHASE PLAN (REMOVED)	D-1

SUITABILITY STANDARDS

General

An investment in the shares of our common stock offered pursuant to our distribution reinvestment plan involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need short-term liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, obtain the benefits of potential capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. You should not consider an investment in our common stock if you require short-term liquidity or guaranteed income, or seek a short-term investment.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•

A net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•

A gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

In addition to the suitability requirements set forth above, the following states have established additional suitability standards. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below.

•

For Kansas Residents – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other direct participation investments.  Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•

For Missouri and Tennessee Residents – Shares will only be sold to residents of the States of Missouri and Tennessee representing that they will not invest, in the aggregate, more than 10% of their liquid net worth in us and that they meet one of our suitability standards.

•

For California Residents – Shares will only be sold to residents of the State of California representing that they will not invest, in the aggregate, more than 10% of their net worth (excluding the value of an investor’s home, furnishings and automobiles) in us and who have a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $120,000 or a minimum net worth of $250,000 (excluding the value of an investor’s home, furnishings and automobiles).

•

For Iowa and Nebraska Residents - Shares will only be sold to investors who have a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and annual income of $70,000 or, in the alternative, a net worth of $350,000 (exclusive of home, auto and furnishings).

•

For Massachusetts Residents - Shares will only be sold to investors who have a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and annual income of $100,000 or, in the alternative, a net worth of $400,000 (exclusive of home, auto and furnishings).

•

For Michigan, New Mexico, North Dakota, Ohio and Pennsylvania Residents – Shares will only be sold to residents of the states of Michigan, New Mexico, North Dakota, Ohio and Pennsylvania representing that they have a liquid net worth of at least ten times their investment in us and our affiliates and that such investor otherwise meets our suitability standards.

•

For New Jersey Residents – New Jersey investors must have either (a) minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000.  For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.  In addition, New Jersey investor’s investment in us, our affiliates, and any other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

  In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our stock or by the beneficiary of the account.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for our stockholders.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes appendices that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related appendices filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including appendices to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website (www.sec.gov) or at the SEC public reference room, “See Additional Information.”

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure and an offering of this type. Please see the remainder of this prospectus for more detailed information.

Q:

What is a REIT?

A:    In general, a REIT is a company that:

•

Is required to pay distributions to stockholders of at least 90% of its taxable income for each year;

•

avoids the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders;

•

combines the capital of many investors to acquire or provide financing for real estate-based investments; and

•

offers the benefit of a diversified real estate portfolio under professional management.

Q:

How will you structure the ownership and operation of your assets?

A:

We own substantially all of our assets and conduct our operations through an operating partnership, Hartman XX Limited Partnership, a Texas limited partnership formed on April 11, 2014, which we refer to as our “operating partnership.”  Our wholly owned subsidiary, Hartman XX REIT GP LLC, is the sole general partner of Hartman XX Limited Partnership. Because we will conduct substantially all of our operations through our operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:   What is an “UPREIT”?

A:   UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the operating partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, typically on a one-for-one basis, for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:

Do you currently own any assets?

A:

Yes.  We currently own and operate 15 commercial properties comprising approximately 2.4 million square feet plus three pad sites. We own seven properties located in Richardson, Arlington, and Dallas, Texas, six properties located in Houston, Texas and two properties located in San Antonio, Texas.

Q:

How has your portfolio performed?

A:

We believe that this question is best answered with a summary presentation of our selected financial data.

The following table sets forth selected financial data which should be read in conjunction with Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 15, the Financial Statements and Notes thereto, appearing in our Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference into this prospectus.  Our historical results are not necessarily indicative of results for any future period.

	As of December 31,
Balance Sheet Data	2015	2014	2013	2012	2011
Total real estate assets, at cost	$189,706,604	$ 115,927,596	$56,992,904	$ 42,316,291	$18,968,145
Total real estate assets, net	162,322,527	103,023,040	50,714,103	39,783,190	18,615,533
Total assets	179,018,365	120,436,234	53,001,036	44,831,501	26,455,723
Notes payable	76,417,905	59,617,848	2,300,000	15,000,000	9,575,000
Total liabilities	87,111,265	65,864,186	5,232,742	17,546,000	11,249,025
Total stockholders’ equity	91,907,100	54,572,048	47,768,294	27,285,501	15,206,698

	For the year ended December 31,
	2015	2014	2013	2012	2011
Operating Data
Total revenues	$ 26,204,533	$ 12,166,430	$ 7,313,576	$ 3,611,616	$ 354,048
Net loss	(8,487,559)	(4,414,865)	(1,984,873)	(2,111,037)	(520,394)
Net loss per common share – basic and diluted	$ (0.79)	$ (0.63)	$ (0.40)	$ (0.80)	$ (0.61)

	For the year ended December 31,
	2015	2014	2013	2012	2011
Other Data
Cash flow provided by (used in)
Operating activities	$ 8,324,638	$ 2,942,167	$ 1,200,651	$ 166,764	$ (153,830)
Investing activities	(73,529,008)	(66,084,692)	(10,898,900)	(26,951,817)	(6,654,339)
Financing activities	62,155,666	67,428,081	9,779,393	19,406,585	13,612,008
Distributions paid	7,193,003	4,838,687	3,275,491	1,759,516	495,555
Distributions declared per common share (1)	$0.70	$0.70	$0.70	$0.70	$0.70
Weighted average number of common shares outstanding, basic and diluted	10,733,833	7,035,337	4,927,708	2,647,039	854,149
FFO (2)	$ 5,991,962	$ 2,210,890	$ 1,760,827	$ 69,452	$ (373,256)
MFFO (2)	$ 7,743,737	$ 3,612,165	$ 1,917,697	$ 715,457	$ 57,619

(1)

Distributions declared per common share for the years ended December 31, 2015, 2014, 2013, 2012 and  2011 assumes each share was issued and outstanding each day of each year. Distributions currently declared are calculated at a rate of $0.001918 per share of common stock per day, which if paid each day over a 365-day period is equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.00 per share of common stock. We paid our first monthly distribution payment in January 2011.

(2)

GAAP basis accounting for real estate utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, established the measurement tool of funds from operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs.  Additionally, we use modified funds from operations (“MFFO”) as defined by the Investment Program Association as a supplemental measure to evaluate our operating performance.  MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO.  Neither FFO nor MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity.

Q:  How much in compensation has been paid to the advisor and its affiliates to date?

A:  The following table reflects the compensation paid to our advisor and its affiliates for the years ended December 31, 2015 and 2014.  The following table should be read in conjuction with “Mangement Compensation.”

	Year Ended December 31,
Type of Fee or Reimbursement	2015	2014
Offering Stage:
Selling commissions (1)	$2,469,024	$836,422
Dealer manager fees (1)	72,063	92,460
Organization and offering expense reimbursement (2)	-	-
Operational Stage:
Acquisition fee	1,751,775	1,401,275
Origination fee	-	-
Debt financing fee	-	-
Asset management fee (1)	1,012,256	548,902
Property management fees	979,294	503,667
Operating expense reimbursement	1,021,099	323,112
Acquisition expense reimbursement	-	-
Disposition Stage:
Disposition fee	-	-

(1)

All selling commissions, dealer manager fees and asset management fees incurred as of  December 31, 2015 and 2014 had been paid as of such dates as indicated in the table above. We terminated our follow-on offering on March 31, 2016 and therefore will not pay selling commissions or dealer manager fees to our dealer manager on an ongoing basis.

(2)

As of December 31, 2015 and 2014, the offering and organizational expense incurred in excess of 1.5% of gross offering proceeds is $718,087 and $535,023, respectively.  No demand has been made of the Advisor for reimbursement of such amounts as of December 31, 2015 and no receivable has been recorded with respect to the excess costs as of that date.

Q:  What is the purpose of the offering of shares pursuant to our distribution reinvestment plan?

A:   Our distribution reinvestment plan is designed to offer our existing stockholders a simple and convenient way to invest their cash distributions in additional shares of our common stock without paying any selling commissions, fees or service charges. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, investment in real estate and real estate related assets, payment of fees and other costs, repayment of debt, and funding for our share repurchase program.

Q:  How are my distributions reinvested?

A:  If you choose to participate in our distribution reinvestment plan, we will apply distributions on the shares of stock registered in your name to purchase additional shares for you directly from us. The allocation of shares of our common stock among participants may result in the ownership of fractional shares, computed to four decimal places. The distributions paid on shares acquired through our distribution reinvestment plan will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.

Q:  What is the purchase price of shares in the distribution reinvestment plan?

A:  There is no public trading market for the shares of our common stock, and there can be no assurance that a market will develop in the future. Shares of our common stock issued pursuant to our distribution reinvestment plan are currently being offered at $9.50 per share; provided, however, that our board of directors has approved an amendment to our distribution reinvestment plan which will change the price per share at which shares of our common stock are sold pursuant to our distribution reinvestment plan from $9.50 per share to $12.40 per share, effective as of May 31, 2016. On April 7, 2016, our board of directors determined an estimated value per share of our common stock of $12.40 as of December 31, 2015.

Q:  Who is eligible to participate in the distribution reinvestment plan?

A:   You are eligible to participate in our distribution reinvestment plan if you are a holder of record of shares of our common stock. In addition, we have established suitability standards for all stockholders, including subsequent transferees, which you must satisfy in order to participate in our distribution reinvestment plan. See “Suitability Standards.” If your shares are held of record by a broker or nominee, to enroll in our distribution reinvestment plan, you will need to arrange for that entity to transfer ownership of the shares to you. We may refuse participation in our distribution reinvestment plan to stockholders residing in states where shares offered pursuant to our distribution reinvestment plan are neither registered under applicable securities laws nor exempt from registration.

Q:  How do I enroll in the distribution reinvestment plan?

A:   Eligible persons may become a participant in our distribution reinvestment plan at any time by completing and signing an optional distribution reinvestment enrollment form.  A copy of this form can be obtained at www.hartmanreits.com\forms or by calling Hartman Short Term Income Properties XX, Inc. investor relations  at (713) 467-2222 or writing to 2909 Hillcroft, Suite 420, Houston, Texas 77057, attention: Investor Relations. If you are already enrolled in our distribution reinvestment plan, no action is required.

Your participation in our distribution reinvestment plan will begin with the first distribution payment after your signed distribution change form is received, provided such form is received on or before 10 days prior to the record date established for that distribution. If your distribution change form is received after the record date for any distribution and before payment of that distribution, the distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.

You will remain a participant in our distribution reinvestment plan until you deliver to us written notice of your desire to terminate your participation (described more fully below under “How do I terminate participation in our distribution reinvestment plan?”).

Q:   Who administers the distribution reinvestment plan for participants?

A:   Our distribution reinvestment plan will be administered directly by us or one of our affiliates, but a different entity may act as distribution reinvestment plan administrator in the future. Our distribution reinvestment plan administrator will keep all records of your distribution reinvestment plan accounts and send statements of your account to you.

Q:  Who will assume the costs of administering the distribution reinvestment plan?

A:   Purchases under our distribution reinvestment plan will not be subject to selling commissions, dealer manager fees or due diligence reimbursements. All costs of administration of our distribution reinvestment plan will be borne by us.

Q:  When will I receive reports about my investments under the distribution reinvestment plan?

A:   You will receive a monthly statement of your account. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares and the total number of shares purchased on your behalf pursuant to our distribution reinvestment plan. In addition, tax information with respect to income earned on shares issued pursuant to our distribution reinvestment plan for the year will be included in the account statements. In addition, we will provide to each participant an individualized report at the time of each distribution payment showing the number of shares owned prior to the current distribution, the amount of the current distribution and the number of shares owned after the current distribution.

In addition, our annual report contains information regarding our history of distribution payments. This annual report is mailed to our stockholders each year.

Q:   How do I terminate participation in the distribution reinvestment plan?

A:    You may terminate your participation in our distribution reinvestment plan at any time, without penalty upon written notice to us. To be effective for any distribution period such notice must be received by us at least five days prior to the next investment date. A notice of termination received by our distribution reinvestment plan administrator after such cutoff date will not be effective until the next following investment date. Participants who terminate their participation in our distribution reinvestment plan may thereafter rejoin our distribution reinvestment plan by notifying us and completing all necessary forms and otherwise as required by the Company.

Upon a stockholder’s termination of participation in our distribution reinvestment plan for any reason, distributions will be distributed to the stockholder in cash.  If a participant terminates participation in our distribution reinvestment plan, we will provide the terminating participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account.

Q:  Can the company terminate my participation in the distribution reinvestment plan?

A:   Our board of directors may terminate your individual participation in our distribution reinvestment plan at any time by notice to you if continued participation will, in the opinion of the board of directors, jeopardize our status as a REIT under the Internal Revenue Code.

If we terminate your participation in our distribution reinvestment plan, we will update our stock records to include the number of whole shares in your distribution reinvestment plan account. For any fractional shares of stock in your distribution reinvestment plan account, our distribution reinvestment plan administrator will send you a check in payment for any fractional shares in your account.

Q:   Can the distribution reinvestment plan be amended, suspended or terminated?

A:   Our board of directors may, in its sole discretion, terminate our distribution reinvestment plan or amend any aspect of our distribution reinvestment plan without the consent of distribution reinvestment plan participants or other stockholders, provided that written notice of any material amendment is sent to distribution reinvestment plan participants at least 30 days prior to the effective date of that amendment and provided that we may not amend our distribution reinvestment plan to terminate a participant’s right to withdraw from our distribution reinvestment plan.

On April 26, 2016, our board of directors has approved an amendment to our distribution reinvestment plan which will change the price per share at which shares of our common stock are sold pursuant to our distribution reinvestment plan from $9.50 per share to $12.40 per share, effective as of May 31, 2016.  We will continue to offer shares of our common stock purusuant to our distribution reinvestment plan until as late as July 16, 2016

If our distribution reinvestment plan is terminated, we will update our stock records to include the number of whole shares in your distribution reinvestment plan account. For any fractional shares of stock in your distribution reinvestment plan account, our distribution reinvestment plan administrator will send you a check in payment for any fractional shares in your account.

Q:   What are the federal income tax consequences of participation in the distribution reinvestment plan?

A:  The following discussion summarizes the principal federal income tax consequences, under current law, of participation in our distribution reinvestment plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and non-U.S. persons). No IRS ruling has been issued or requested regarding our distribution reinvestment plan. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in our distribution reinvestment plan and the disposition of any shares purchased pursuant to our distribution reinvestment plan.

Reinvested Distributions. Stockholders subject to federal income taxation who elect to participate in our distribution reinvestment plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to our distribution reinvestment plan. Specifically, distribution reinvestment plan participants will be treated as if they received the distribution and then applied such distribution to purchase shares in our distribution reinvestment plan. To the extent that a stockholder purchases shares through our distribution reinvestment plan at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A participant will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend or as a “qualified dividend.” In such case, such designated portion of the distribution will be taxed as a capital gain. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your common stock, and any distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. Any income with respect to the distribution reinvestment plan will be included in a participant’s net investment income for purposes of the new Medicare tax, discussed under the heading “U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders.”

Withholding. In the case of participating stockholders whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

Q:   How will the shares purchased through the distribution reinvestment plan be recorded on the company’s books?

A:   All shares of our common stock that you purchase through the reinvestment of distributions are recorded in your name on our books. No stock certificates will be issued because we do not issue stock certificates. The number of shares you hold in our distribution reinvestment plan will be shown on your statement of account.

Q:  How may I sell shares acquired under the distribution reinvestment plan?

A:   You may sell the shares acquired pursuant to our distribution reinvestment plan, and your other shares, at any time, subject to any restrictions set forth in our charter or that we may impose on the sale of shares to protect our status as a REIT. However, there currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to a listing on a national stock exchange, which may not occur in the near future or at all. Consequently, there may not be a readily available buyer for your shares. We have adopted a share repurchase program to provide limited liquidity for our stockholders. However, our board of directors may, in its sole discretion, amend, suspend, or terminate our share repurchase program at any time upon thirty days prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.

Your transfer of shares will terminate participation in our distribution reinvestment plan with respect to such transferred shares as of the first day of the month in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates to us that such transferee meets the requirements for participation hereunder, including the suitability standards set forth in this prospectus, and affirmatively elects participation by delivering an executed distribution change form or other instrument required by us.

Q:  What are the voting rights of shares acquired under the distribution reinvestment plan?

A:   Shares in your distribution reinvestment plan account will be voted as you direct. As a stockholder, you will receive a proxy card in connection with any annual or special meeting of stockholders. This proxy will apply to all shares registered in your name, including all shares credited to your distribution reinvestment plan account. You may also vote your shares, including those in your distribution reinvestment plan account, in person at any annual or special meeting of stockholders.

Q:   Who can help answer my questions?

A:   If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Hartman Short Term Income Properties XX, Inc.

2909 Hillcroft, Suite 420

Houston, Texas 77057

(713) 467-2222

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. This section does not contain all of the information that is important to your decision whether to invest in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements, before making an investment decision.  The use of the words “we,” “us,” or “our” refers to Hartman Short Term Income Properties XX, Inc. and its subsidiaries, except where the context requires otherwise.

Hartman Short Term Income Properties XX, Inc.

We were formed as a Maryland corporation on February 5, 2009 to invest in a diversified portfolio of commercial real estate investments, including office, retail, industrial, and warehouse properties, located primarily in Texas.  We rely on our advisor’s strategy, referred to as the “Hartman Advantage,” which is described below. We elected to be treated as a real estate investment trust, or REIT, under the Internal Revenue Code, beginning with the taxable year ended December 31, 2011.

On February 9, 2010, we commenced our initial public offering of up to $250,000,000 in shares of our common stock to the public at a price of $10.00 per share and up to $23,750,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan at a price of $9.50 per share.  Our initial public offering terminated on April 25, 2013. As of April 25, 2013, we had accepted investor subscriptions for, and issued, 4,455,678 shares of our common stock, including 162,561 shares of common stock issued pursuant to our distribution reinvestment plan, resulting in aggregate gross offering proceeds of $43,943,731.

On July 16, 2013, we commenced our follow-on public offering of up to $200,000,000 in shares of our common stock to the public at a price of $10.00 per share and up to $19,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan at a price of $9.50 per share.  On March 31, 2016, we terminated the offer and sale of shares of our common stock in our follow-on offering.  As of March 31, 2016, we had accepted investors’ subscriptions for, and issued, 17,017,364 shares of our common stock in our initial and follow-on public offerings, including 1,020,867 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in gross aggregate offering proceeds of $165,856,646.

We continue to offer shares of our common stock pursuant to our distribution reinvestment plan and intend to do so until as late as July 16, 2016. As of April 26, 2016, $8,872,237 in shares of our common stock remained available for sale pursuant to our distribution reinvestment plan. We are currently offering shares of our common stock pursuant to our distribution reinvestment plan at a price of $9.50 per share; provided, however, that our board of directors has approved an amendment to our distribution reinvestment plan which will change the price per share at which shares of our common stock are sold pursuant to our distribution reinvestment plan from $9.50 per share to $12.40 per share, effective as of May 31, 2016. On April 7, 2016, our board of directors determined an estimated value per share of our common stock of $12.40 as of December 31, 2015.

Our office is located at 2909 Hillcroft, Suite 420, Houston, Texas 77057. Our telephone number is (713) 467-2222 or (800) 880-2212.

Investment Strategy and Objectives: Hartman Advantage

Our investment objectives are to:

•

realize growth in the value of our investments;

•

preserve, protect and return your capital investments;

•

grow net cash from operations such that more cash is available for distributions to you; and

•

enable you to realize a return of your investment by pursuing a liquidity event, such as liquidating our portfolio and distributing cash to you, listing our shares for trading on a national securities exchange or merging with one or more other entities sponsored by our sponsor, within five years after the termination or our initial public offering.

The cornerstone of our investment strategy is our advisors’ discipline in acquiring a portfolio of real estate properties that offer a blend of current and potential income based on in-place occupancy plus relatively significant potential for growth in income and value from re-tenanting, repositioning or redevelopment.  We refer to this strategy as “value add” or the “Hartman Advantage.”

We rely upon the value add or Hartman Advantage strategy to evaluate numerous potential commercial real estate acquisition and investment opportunities per each completed acquisition or investment.

See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Investment Portfolio

Our portfolio of real estate assets currently consists of 15 commercial properties comprised of two retail shopping centers, 12 office properties and one industrial flex property, all of which are located in the State of Texas.  The following table provides summary information regarding our current properties:

Property Name/Location	Property Type	Rentable SF	Annualized Base Rent (1)	Percent Leased (2)	Date Acquired	Acquisition Cost	Mortgage Debt Outstanding (3)	Capital-ization Rate (5)
Richardson Heights SC Richardson, TX	Retail	201,433	$2,616,668	61%	12/28/2010	$ 19,150,000	$19,512,480	9.6%
Cooper Street Plaza Arlington, TX	Retail	127,696	1,491,964	92%	5/11/2012	$ 10,612,500	8,114,101	10.0%
Bent Tree Green Dallas, TX	Office	139,609	2,302,266	63%	10/16/2012	$ 12,012,500	8,114,101	5.1%
Parkway Plaza I & II Dallas, TX	Office	136,506	982,365	68%	3/15/2013	$ 9,490,000	-	5.2%
Gulf Plaza Houston, TX (4)	Office	120,651	2,402,338	100%	3/11/2014	$ 13,950,000	-	11.2%
Mitchelldale Business Park Houston, TX	Industrial/Flex	377,752	2,134,502	89%	6/13/2014	$ 19,175,000	12,291,896	9.4%
Energy Plaza I&II San Antonio, TX	Office	180,119	3,178,485	95%	12/30/2014	$ 17,610,000	10,143,551	10.0%
Timbercreek Atrium Houston, TX (4)	Office	51,035	652,744	79%	12/30/2014	$ 2,896,800	-	9.3%
Copperfield Building Houston, TX (4)	Office	42,621	601,187	80%	12/30/2014	$ 2,419,200	-	10.7%
Commerce Plaza Hillcrest Dallas, TX (4)	Office	203,688	2,043,402	74%	5/1/2015	$ 11,400,000	-	5.3%
400 North Belt Houston, TX (4)	Office	230,872	2,897,864	67%	5/8/2015	$ 10,150,000	-	12.9%
Ashford Crossing Houston, TX (4)	Office	158,451	2,584,577	88%	7/31/2015	$ 10,600,000	-	11.7%
Corporate Park Place Dallas, TX (4)	Office	113,429	1,347,341	79%	8/24/2015	$ 9,500,000	-	8.2%
Skymark Tower Arlington, TX (4)	Office	115,700	1,476,379	75%	9/2/2015	$ 8,846,000	-	7.2%
One Technology Center San Antonio, TX (4)	Office	196,348	3,885,368	85%	11/10/2015	$ 19,575,000	-	10.6%
Total		2,395,910	$30,597,450			$177,387,000	$58,176,129	9.1%

(1)

Annualized base rent is based upon occupancy as of March 31, 2016 for tenants paying rent as of that date.

(2)

Percentage leased shown is as of the date of acquisition.

(3)

As of March 31, 2016.

(4)

Gulf Plaza, Timbercreek Atrium, Copperfield Building and One Techonolgy Center are collateral for a revolving credit facility with Texas Capital Bank.  Corporate Park Place, Commerce Plaza Hillcrest, 400 North Belt, Skymark and Ashford Crossing are collateral for a revolving credit facility with East West Bank.

(5)

The capitalization rate reflected in the table is as of the closing of the acquisition of the property. We calculate the capitalization rate by dividing “net operating income” of the property by the purchase price of the property, excluding acquisition costs. Net operating income is defined as gross operating revenues less operating expenses including property taxes and management fees but excluding debt service payments and capital expenditures. For purposes of this calculation, net operating income is determined using the projected annualized net operating income of the property based on in-place leases at the acquisition date.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have three members on our board of directors, two of whom are independent of us, our advisor and our respective affiliates. Our directors are elected annually by our stockholders. The names and biographical information of our directors and officers are set forth under “Management—Directors and Executive Officers.”

Our Advisor

We are externally managed by our affiliated external advisor, Hartman Advisors, LLC, a Texas limited liability company formed in March, 2009, which we refer to as “Hartman Advisors” or our “advisor.” Subject to certain restrictions and limitations, our advisor manages our day-to-day operations and our portfolio of properties.  Our advisor sources and presents investment opportunities to our board of directors.  Our advisor also provides investment management, marketing, investor relations and other administrative services on our behalf.  The key personnel of our advisor are involved in the selection, acquisition, financing and disposition of our properties, and raising the capital to purchase.  The key personnel of our advisor have extensive experience in selecting and operating commercial real estate and in operating investment entities that acquire commercial real estate.

Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The term of the current advisory agreement ends on February 9, 2017, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated director are all officers of our advisor.

Our Sponsor

Hartman Income REIT Management, Inc., which we refer to as “Hartman” or our “sponsor,” was formed as a Texas corporation on March 9, 2009.  Our sponsor is controlled by Mr. Allen R. Hartman, our chief executive officer and chairman of the board.  Our sponsor is a wholly owned subsidiary of Hartman Income REIT, Inc., of which Mr. Hartman owns approximately 15% of the voting equity interests.  Our sponsor has sponsored four privately offered real estate programs since it was formed.  Mr. Hartman and his affiliates have closed more than 80 commercial real estate transactions totaling over $400 million and has experience acquiring, owning, managing and leasing commercial office, retail, light industrial and warehouse real properties.  Mr. Hartman has assembled a team of real estate professionals who have been through multiple real estate cycles and have experience gained through hands-on experience in acquisitions; asset, property and portfolio management; dispositions; development and leasing.  Since 1983, Mr. Hartman and his affiliates have:

•

sponsored two publically offered real estate programs including this offering;

•

sponsored 18 privately offered real estate programs;

•

raised over $325 million of equity in publically and privately offered real estate programs; and,

•

acquired over 80 commercial office, retail, light industrial and warehouse real estate properties.

Our Operating Partnership

We own substantially all of our assets and conduct our operations through an operating partnership,  Hartman XX Limited Partnership, a Texas limited partnership formed on April 11, 2014, which we refer to as our “operating partnership.”  Our wholly owned subsidiary, Hartman XX REIT GP, LLC, a single member limited liability company, is the sole general partner of our operating partnership.  We are currently the sole limited partner of our operating partnership. The holders of units in our operating partnership may have their units exchanged for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned “The Operating Partnership Agreement.”

Our Structure

The following diagram illustrates our ownership structure and the relationships of the various entities that are affiliated with us or our advisor.

Terms of the Offering

We are offering up to $19,000,000 in shares of our common stock to our shareholders pursuant to our distribution reinvestment plan.  We are currently offering shares of our common stock pursuant to our distribution reinvestment plan at a price of $9.50 per share; provided, however, that our board of directors has approved an amendment to our distribution reinvestment plan which will change the price per share at which shares of our common stock are sold pursuant to our distribution reinvestment plan from $9.50 per share to $12.40 per share, effective as of May 31, 2016. Our board of directors may change the price at which we offer shares pursuant to our distribution reinvestment plan from time to time, but not more frequently than quarterly. We have no obligation to adjust the price of our shares and any adjustment in the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. This offering of shares pursuant to our distribution reinvestment plan will terminate no later than July 16, 2016.

Our board of directors, in its sole discretion, may amend or terminate the distribution reinvestment plan at its discretion at any time upon 30 days’ prior written notice to participants in our distribution reinvestment plan. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash See the “Summary of Distribution Reinvestment Plan and Automatic Purchase Plan” for further explanation of our distribution reinvestment plan. A complete copy of our distribution reinvestment plan is attached as Appendix C to this prospectus.

As of April 26, 2016, we have issued $10,127,763 in shares of our common stock pursuant to our distribution reinvestment plan.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through a taxable REIT subsidiary, or TRS, but including dividends that a TRS pays to the REIT. If we fail to qualify for taxation as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Summary Risk Factors

An investment in our common stock is subject to significant risks, including those described below:

•

We commenced operations on December 28, 2010 and have a limited operating history. There is no assurance that we will be able to successfully achieve our investment objectives.

•

There are restrictions and limitations on your ability to have all or a portion of your shares of our common stock repurchased under our share redemption program, and if you are able to have your shares repurchased pursuant to our share redemption program, it may be for a price less than the price you paid for the shares and the then current value of the shares.

•

The amount of distributions we make, if any, is uncertain. To date, distributions have been paid from offering proceeds and may be paid from offering proceeds or other sources other than cash from operations, such as borrowings, in the future.  We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Therefore, portions of the distributions that we make may represent a return of capital to you, which will lower your tax basis in our shares.

•

There is no public trading market for our shares, and we cannot assure you that one will ever develop. As a result it will be difficult for you to sell your shares of our common stock. If you are able to sell your shares, you will likely have to sell them at a substantial discount.

•

This is a “blind pool” offering because we have made a limited number of investments and other than investments and prospective investments disclosed in this prospectus or in a supplement to this prospectus, we have not identified any assets to acquire with proceeds from this offering. As a result, you will not have the opportunity to evaluate our investments, aside from our limited number of existing investments, prior to our making them. You must rely totally upon our advisor’s ability to select our investments.

•

Our ability to acquire, develop and operate our properties could be impacted by the current slowing or recession in the U.S. economy. Because the U.S. economy has slowed and has been in recession, demand for our properties could be adversely impacted. If the U.S. economy continues to operate at the present rates or if it declines further, our strategy to acquire, develop, lease, finance and sell our properties could be impacted.

•

Our ability to achieve our investment objectives and to make distributions depends on the performance of our advisor for the day-to-day management of our business and the selection of our real estate properties, loans and other investments.

•

We have incurred net losses for the years ended December 31, 2009 through 2015.  Our net losses can be attributed, in part, to the initial start-up costs and operating expenses incurred prior to making investments in properties. In addition, depreciation and amortization expenses substantially reduced our income. We cannot assure you that we will be profitable in the future or that we will realize growth in the value of our assets.

•

We pay significant fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us.

•

Our advisor and its affiliates face various conflicts of interest resulting from their activities, such as conflicts related to allocating the purchase and leasing of properties and other assets between us and other Hartman-sponsored programs, conflicts related to any joint ventures, or other co-ownership arrangements between us and any such other programs and conflicts arising from time demands placed on our advisor and its executive officers in serving other Hartman-sponsored programs.

•

We have incurred and in the future may incur substantial debt. For the most part, loans we incur will be secured by one or more of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to make distributions to our stockholders or could decrease the return on your investment and the value of your investment in the event income on such properties, or their value, falls. Principal and interest payments on these loans reduce the amount of money available to make distributions to you.

•

We are subject to risks generally incident to the ownership of real property.

•

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur tax liability for distributions allocated to you even though you have elected not to receive the distribution in cash. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

•

We have elected to be taxed as a REIT for federal income tax purposes.  If we lose our REIT status, it would adversely affect our operations and our ability to make distributions to our stockholders because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

Policy with Respect to Leverage

Under our articles of incorporation, as amended and restated, or our “charter,” we are prohibited from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. Our aggregate borrowings, secured and unsecured, is reviewed by the board of directors at least quarterly. As of December 31, 2015, our debt to net assets ratio did not exceed 300%.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. However, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our real property assets unless substantial justification exists that borrowing a greater amount is in our best interests. This policy limitation, however, does not apply to individual real property assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 50% of the contract purchase price of one or more of the real property assets we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

Our board of directors may determine to seek additional capital through equity offerings, interim or long term debt financings, or retention of cash flows in excess of distributions to shareholders or a combination of these methods. To the extent that our board of directors decides to obtain debt financing, we may do so on an unsecured basis or a secured basis. We may seek to obtain lines of credit or to issue securities senior to our common and/or preferred shares, including preferred shares of beneficial interest and debt securities, either of which may be convertible into common shares or be accompanied by warrants to purchase common shares, or to engage in transactions which may involve a sale or other conveyance of properties to subsidiaries or to unrelated entities. We may finance acquisitions through an exchange of properties or through the issuance of additional common shares or other securities. The proceeds from any of our financings may be used to pay distributions, to provide working capital, to refinance existing indebtedness or to finance acquisitions and expansions of existing or new properties. We have not established any financing sources at this time. See “Investment Objectives and Criteria – Borrowing Policies” section of this prospectus for a more detailed discussion of our borrowing policies.

Distribution Policy

We have elected REIT status commencing with the taxable year ended December 31, 2011. To qualify as a REIT, we are required to distribute to our stockholders 90% of our annual REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gain.

In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, our board of directors authorizes and we declare distributions based on daily record dates.

Generally, our policy is to pay distributions from cash flow from operations. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. We may fund such distributions from remaining offering proceeds, advances from our advisor or sponsor, from our advisor’s deferral of its fees, from the net proceeds from the sale of real estate and from the receipt of principal payments on our real estate-related investments.

Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source, including the remaining proceeds from our public offerings or the proceeds from the issuance of securities in the future or borrowings. There is no limit on the amount of offering proceeds we may use to fund distributions. As of December 31, 2015, including shares issued pursuant to our distribution reinvestment plan, approximately 72% of our total distributions have been funded from cash flow from operations and approximately 28% have been funded from offering proceeds.

Distributions Paid

On December 17, 2010, our board of directors authorized and declared a cash distribution to our stockholders contingent upon the closing of our acquisition of our first investment. The distribution (1) began to accrue daily to our stockholders of record as of the close of business on each day commencing one business day following the closing of the acquisition of our first investment; (2) is payable in cumulative amounts on or before the 20th day of each calendar month; and (3) is calculated at a rate of $0.001918 per share of our common stock per day, which, if paid each day over a 365-day period, is equivalent to an 7.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock.

 The following table summarizes the distributions we paid in cash and pursuant to our distribution reinvestment plan (DRIP) for the period from January 2011 (the month we first paid distributions) through December 31, 2015:

Period	Cash (1)	DRIP (1) (3)	Total
Period From Inception to December 31, 2010 (2)	$ -	$ -	$ -
First Quarter 2011	20,555	20,363	40,918
Second Quarter 2011	44,563	50,974	95,537
Third Quarter 2011	69,559	69,516	139,075
Fourth Quarter 2011	119,000	101,025	220,025
First Quarter 2012	174,784	149,574	324,358
Second Quarter 2012	208,865	194,091	402,956
Third Quarter 2012	236,090	246,096	482,186
Fourth Quarter 2012	271,424	278,592	550,016
First Quarter 2013	316,478	311,276	627,754
Second Quarter 2013	372,901	387,650	760,551
Third Quarter 2013	441,870	412,250	854,120
Fourth Quarter 2013	550,371	482,695	1,033,066
First Quarter 2014	568,290	535,309	1,103,599
Second Quarter 2014	614,018	577,135	1,191,153
Third Quarter 2014	632,275	605,293	1,237,568
Fourth Quarter 2014	664,962	641,405	1,306,367
First Quarter 2015	703,281	713,580	1,416,861
Second Quarter 2015	803,102	875,982	1,679,084
Third Quarter 2015	927,292	1,019,576	1,946,868
Fourth Quarter 2015	1,042,380	1,107,810	2,150,190
Total -	$ 8,782,060	$ 8,780,192	$ 17,562,252

(1)

Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid    approximately 20 days following the end of such month.

(2)

Distributions accrued for the period from December 27, 2010 through December 31, 2010 were paid on January 20, 2011, the date we first paid a distribution.

(3)

Amount of distributions paid in shares of common stock pursuant to our distribution reinvestment plan.

For the period from January 20, 2011 (the date we first paid distributions) to December 31, 2015, we paid aggregate distributions of $17,562,252.  During the period from our inception to December 31, 2015, our cash provided by operating activities was $12,558,794, our net loss was $18,097,905 and our funds from operations, or “FFO” was $9,080,698. Of the $17,562,252 in aggregate distributions paid to our stockholders from inception to December 31, 2015, approximately 72% was paid from net cash provided by operating activities and approximately 28% was funded from offering proceeds.  For a discussion of how we calculate FFO, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference into this prospectus.

The following table shows the tax composition of distributions paid to our stockholders in total and on a per share basis during the years ended December 31, 2015, 2014, 2013, 2012 and 2011:

	Total Distributions Paid	Distributions Paid per Common Share	Nontaxable Distributions	Ordinary Dividends
2015	$ 7,193,003	$ 0.70	$ 0.42	$ 0.28
2014	$ 4,838,687	$ 0.70	$ 0.51	$ 0.19
2013	$ 3,275,491	$ 0.70	$ 0.53	$ 0.17
2012	$ 1,759,516	$ 0.70	$ 0.66	$ 0.04
2011	$ 495,555	$ 0.70	$ 0.70	$ 0.00

Conflicts of Interest

Our advisor and its executive officers experience conflicts of interest in connection with the management of our business affairs, including the following:

•

Our advisor and its executive officers will have to allocate their time between us and the other Hartman -sponsored programs and activities in which they are involved.

•

The executive officers of Hartman Advisors and HIR Management and their affiliates are advisors to other Hartman-sponsored programs, and they must determine which Hartman-sponsored program or other entity should purchase any particular property or make any other investment, or enter into a joint venture or co-ownership arrangement for the acquisition of specific investments. In particular, the executive officers of Hartman Advisors and HIR Management advise Hartman Income REIT, Inc., which we refer to as “HIREIT,” and Hartman Short Term Income Properties XIX, Inc., which we refer to as “Hartman XIX.” There will be some overlap between our investment objectives and those of HIREIT and Hartman XIX. In the event of a potential conflict in acquiring a property, Hartman Advisors and HIR Management will offer the first opportunity to purchase properties to be developed to other Hartman sponsored entities and will offer the first opportunity to purchase all other commercial rental properties to us. Our independent directors will have the opportunity to vote on whether to purchase the property made available on the terms offered.

•

We may acquire properties from entities affiliated with Hartman Advisors and HIR Management and as such the executive officers of our advisor may face conflicts with respect to negotiating the terms of such acquisitions. If we were to acquire a property from an affiliated entity, our advisor and our property manager could be in a position to receive a fee from the entity disposing of the property and from us on the acquisition of the property. Similarly, if we were to sell a property to an affiliated entity, our advisor and our property manager could be in a position to receive a fee from us on the disposition of the property and from the affiliated entity on the acquisition of the property.

•

We may compete with other Hartman-sponsored programs for the same tenants in negotiating leases or in purchasing or selling similar properties.

•

Our advisor, our property manager and their affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to

us. Their ability to earn fees based in large part on the value of the properties we own and less on our income or gains could affect the decision by our advisor or our property manager as to whether a property should be sold.

•

We have issued 1,000 shares of our convertible preferred stock to our advisor. Under limited circumstances, these shares of convertible preferred stock may be converted into shares of our common stock at a significant discount benefiting our advisor, thereby resulting in dilution of our stockholders’ interest in us. The possibility of this conversion may influence our advisor’s judgment when recommending the timing of our listing or liquidation.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve or mitigate a number of these potential conflicts.

Compensation to Our Advisor and Its Affiliates and Our Dealer Manager

Our advisor and its affiliates and our dealer manager receive compensation for services related to investments and the management of our assets, subject to review and approval of our independent directors.  The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor and its affiliates during the various phases of our organization and operation.  We terminated the offer and sale of shares of our common stock to the public in our follow-on offering on March 31, 2016. As a result, we will no longer pay sales commissions and dealer manager fees to our dealer manager on an ongoing basis.

See “Compensation” for a more detailed explanation of the fees and expenses payable to our advisor and its affiliates.

Type of Compensation and Recipient	Determination of Amount	Amounts Paid for the years ended December 31, 2015 and 2014
	Offering Stage
Selling Commissions-Participating Broker-Dealers	Up to 7% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers. Our dealer manager re-allowed up to 100% of selling commissions earned to participating broker-dealers. No selling commissions were paid for sales under the distribution reinvestment plan.	$3,305,446

Dealer Manager Fee –D.H. Hill Securities, LLLP.	Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, D.H. Hill Securities, LLLP, re-allowed a portion or all of its dealer manager fee in an aggregate amount up to 1.0% of gross offering proceeds to broker-dealers participating in the offering. No dealer manager fee was paid for sales under the distribution reinvestment plan.	$164,523

Reimbursement of Other Organization and Offering Expenses – Hartman Advisors or its affiliates

With respect to our primary offering, we reimburse our advisor for organization and offering expenses that it incurs on our behalf (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering. We may not amend our advisory agreement to increase the amount we are obligated to pay our advisor with respect to organization and offering expenses during this primary offering. Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 11% of gross proceeds from this primary offering or 15% of gross proceeds from any subsequent offerings. No reimbursement of organization and offering expenses is paid for sales under the distribution reinvestment plan.

		$0

	Acquisition and Development
Acquisition and Advisory Fees – Hartman Advisors or its affiliates	2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets. We may not amend our advisory agreement to increase acquisition and advisory fees during this primary offering.	$3,153,050

Acquisition Expenses – Hartman Advisors, HIR Management or their affiliates	Our advisor and its affiliates are reimbursed for all expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, brokerage or finder’s fees, title insurance, premium expenses and other closing costs.	$0

Debt Financing Fee – Hartman Advisors or its affiliates	1% of the amount available under any loan or line of credit made available to us. The advisor will use some or all of this amount to reimburse third parties with whom it subcontracts to coordinate financing for us. We may not amend our advisory agreement to increase debt financing fees during this primary offering.	$0

Development Fee – HIR Management	We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee to an affiliate of our advisor if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.	$0.

	Operational Stage

Property Management and Leasing Fees – HIR Management

We pay HIR Management property management fees equal to five percent (5%) of the Effective Gross Revenues (as hereinafter defined) for the management of retail centers, office/warehouse buildings, industrial properties and flex properties and 3% to 4% of the Effective Gross Revenues for office buildings, based upon the square footage and gross property revenues of the buildings. We pay a 4% fee for office buildings under 100,000 square feet in size or with gross annual revenues under $1,000,000. We pay a 3% fee for office buildings of 100,000 square feet or more in size and gross annual revenues of $1,000,000 or more. “Effective Gross Revenues” shall mean all payments actually collected from tenants and occupants of the Properties, exclusive of (a) security and deposits (unless and until such deposits have been applied to the payment of current or past due rent) and (b) payments received from tenants in reimbursement of expenses of repairing damage caused by tenants. In the event that we contract directly with a third-party property manager in respect of a property, we will pay HIR Management an oversight fee equal to 1% of the gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HIR Management with respect to any particular property. In addition to the property management fee or oversight fee, if HIR Management provides leasing services with respect to a property, we will pay HIR Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. HIR Management may subcontract the performance of its property management and leasing duties to third parties and HIR Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services. We reimburse the costs and expenses incurred by HIR Management on our behalf, including the wages and salaries and other employee-related expenses of all employees of HIR Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and travel and other out-of-pocket expenses that are directly related to the management of specific properties. Furthermore, other charges, including fees and expenses of third-party professionals and consultants, will be reimbursed, subject to the limitations on fees and reimbursements contained in our charter.

		$3,580,295

Construction Management Fee — HIR Management	If HIR Management supervises the construction or build out of space for occupancy by tenants, we will pay HIR Management a construction management fee equal to 5% of the cost of the tenant improvements.	$393,950

Asset Management Fee – Hartman Advisors or its affiliates

Monthly fee equal to one-twelfth of 0.75% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid and/or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if available and if the independent members of our board of directors have determined to obtain an independent appraisal, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not manage or control the asset, and did not or do not provide substantial services in the acquisition, development or management of the asset.

		$1,561,158

Operating Expenses – Hartman Advisors

We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. We reimburse the advisor for the salaries and other compensation paid to the advisor’s employees and other service providers for services performed on our behalf, subject to the reimbursement limitation described above in this paragraph.  Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

		$0

	Liquidation Stage

Disposition Fee – HIR Management or its affiliates

If our property manager provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive a disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset.

		Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.

Liquidation-Hartman Advisors and HIR Management

In the event of a liquidation of the Company, we will reimburse our advisor and property manager for their services provided under the same fee schedule set forth above through the date of the final dissolution and wind-up of the Company’s affairs.

		Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Common Stock Issuable Upon Conversion of Convertible Preferred Stock – Hartman Advisors

We have issued our advisor 1,000 shares of our convertible preferred stock.  The convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all.

		Actual amounts depend on the value of our company at the time the Convertible Preferred Stock converts or becomes convertible and therefore cannot be determined at the present time.

There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that our advisor may receive. For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see “Estimated Use of Proceeds” and “Management – Management Compensation.”

Liquidity Strategy

We terminated the offer and sale of our shares to the public in our follow-on offering effective March 31, 2016.  Our board of directors continues to evaluate potential liquidity events to maximize the total potential return to our stockholders, including, but not limited to, merging our company with its affiliates followed by a listing of our shares of common stock on a national securities exchange. Management currently estimates the possible timing for such a liquidity event to be during the second half of 2016.  However, our board of directors has not made a decision to pursue any specific liquidity event, and there can be no assurance that we will complete a liquidity event on the terms described above, or at all.

We do not anticipate that there will be any market for our shares of common stock unless they are listed on a national securities exchange. Pursuant to our charter, in the event that our shares of common stock are not listed or traded on an established securities exchange prior to April 25, 2023, the tenth anniversary of the completion of our initial public offering, our board of directors must seek the approval of our stockholders of a plan to liquidate our assets, unless our board of directors has obtained the approval of our stockholders (1) to defer the liquidation of our assets or (2) of an alternate strategy.

In addition to a listing of our shares on a national securities exchange, possible liquidity events could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, or (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company. We expect that our board of directors will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. Market conditions and other factors could delay the commencement of a liquidity event, and there can be no assurance as to when a suitable transaction will be available.

Share Redemption Program

Our board of directors has adopted a share redemption program that permits our stockholders to sell their shares back to us after they have held them for at least one year, subject to the significant conditions and limitations described below.  The purchase price for shares redeemed under the share redemption program will be as set forth below.  Except for redemptions sought upon a stockholder’s death or qualifying disability or redemptions sought upon a stockholder’s confinement to a long-term care facility, the purchase price for shares redeemed under the redemption program will equal:

•

for shares that have been held for at least one year, the amount by which (a) the lesser of (1) 90% of the average gross price per share the original purchaser or purchasers of the shares paid to us, which we refer to as the “issue price,” for all of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

for shares that have been held for at least two years, the amount by which (a) the lesser of (1) 92.5% of the average gross price per share the original purchaser or purchasers of the shares paid to us, which we refer to as the “issue price,” for all of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 92.5% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

for shares that have been held for at least three years, the amount by which (a) the lesser of (1) 95% of the average gross price per share the original purchaser or purchasers of the shares paid to us, which we refer to as the “issue price,” for all of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 95% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

for shares that have been held for at least four years, the amount by which (a) the lesser of (1) 97.5% of the average gross price per share the original purchaser or purchasers of the shares paid to us, which we refer to as the “issue price,” for all of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 97.5% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

thereafter, the lesser of (1) 100% of the average issue price per share for all of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of our net asset value per share, as determined by the board of directors.

Our board of directors reserves the right in its sole discretion at any time to (1) waive the one-year holding period in the event of exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) amend, suspend or terminate the redemption program.

Subject to the limitations described and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of  a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder.

We intend to redeem shares quarterly under the program.  We will not redeem in excess of 5.0% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the date of redemption.  Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow from the previous fiscal year, 1.0% of all operating cash flow from the previous fiscal year. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. If those limitations prevent us from redeeming shares, those shares will remain in line to be redeemed with priority based on the date that the redemption is first requested.  The redemption price will be the value of the shares as of the date of redemption.  A stockholder may withdraw a request for redemption by submitting written instructions withdrawing its redemption request at any time prior to the date that we redeem the shares submitted.  A stockholder will have no right to request redemption of its shares if the shares are listed for trading on a national securities exchange.

For the years ended December 31, 2015 and December 31, 2014, we received 12 and 20 requests, respectively, for share redemptions pursuant to the terms of our share redemption program.  For the year ended December 31, 2015, we redeemed 31,690 shares at a weighted average price per share of $9.20 per share.  For the year ended December 31 2014, we redeemed 128,169 shares at a weighted average price of $9.34 per share.  For the period from our initial offering effective date (February 9, 2009) to December 31, 2015, we received and fulfilled 41 redemption requests representing 238,520 shares of our common stock.  Redemption prices paid were as set forth in our share redemption program.  The source of cash used to fund the redemption requests was subscription proceeds.  As of December 31, 2015, we had one unfulfilled redemption request representing 1,250 shares with a total redemption value of $12,500, which redemption request was fulfilled in January 2016.

See “Description of Shares - Share Redemption Program” for additional discussion regarding the share redemption program.

Prior Investment Programs

The section of this prospectus entitled “Prior Performance Summary” contains a discussion of the programs sponsored by affiliates of Allen R. Hartman, our Chief Executive Officer, Chairman of the Board and founder. Certain financial data relating to these programs is also provided in the “Prior Performance Tables” included in Appendix A to this prospectus. The prior performance of such prior real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, our operating partnership nor any of the subsidiaries of our operating partnership are required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities.

We are organized as a holding company that conducts its businesses primarily through our operating partnership and its subsidiaries. We believe neither we, our operating partnership nor any of the subsidiaries of our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we, our operating partnership nor any of the subsidiaries of our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We believe that we, our operating partnership and the subsidiaries of our operating partnership will each comply with the 40% test as we intend to invest primarily in real property, rather than in securities, through our wholly or majority-owned subsidiaries. As our subsidiaries will be investing either solely or primarily in real property, they would be outside the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its wholly or majority-owned subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test.

Even if the value of investment securities held by one of our subsidiaries were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exception from the definition of “investment company” under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exception provided by Section 3(c)(5)(C), we will classify our investments based in large measure upon no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion for each of these subsidiaries.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exception. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exceptions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our, our operating partnership’s or any of our subsidiaries’ failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for the exception from the definition of “investment company” provided by Section 3(c)(6). Although the SEC or its staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Remaining outside the definition of investment company or maintaining compliance with Investment Company Act exceptions limits our ability to make certain investments. To the extent that the SEC or its staff provides more specific or different guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We do not intend to take advantage of these exemptions.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to take advantage of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other companies.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

RISK FACTORS

 An investment in our common stock involves various risks and uncertainties.  You should carefully consider the risks described below in conjunction with the other information contained in this prospectus before purchasing shares of our common stock.  The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Hartman Short Term Income Properties XX, Inc.

We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We commenced our operations on December 28, 2010.  We, our sponsor and our advisor have limited operating history and may not be able to successfully operate our business or achieve our investment objectives.  As a result, an investment in our shares of common stock may entail more risk than an investment in the shares of common stock of a real estate investment trust with a substantial operating history.

We have experienced annual net losses from inception through December 31, 2015 and may experience similar losses in the future.

From inception through December 31, 2015, we incurred a net loss of $18,097,905.  We cannot assure that we will be profitable in the future or that we will realize growth in the value of our assets.

Since the commencement of our initial public offering in 2010, we have raised a relatively limited amount of offering proceeds, and have made a limited number of investments.

Based upon our operating history to date and our relatively limited portfolio of investments, there can be no assurance that we will be able to successfully operate our business or achieve our investment objectives. During the period from the commencement of our initial public offering on February 9, 2010 to March 31, 2016, we accepted investors’ subscriptions for, and issued, 17,017,364 shares of our common stock in our initial and follow-on public offering, including 1,020,869 shares of our common stock pursuant to our distribution reinvestment plan, resulting in aggregate gross offering proceeds of approximately $165,856,646. As of December 31, 2015, we had made 15 investments. Effective March 31, 2016 we terminated our follow-on public offering.

Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital or taxable gain from the sale or exchange of property.

We began paying a distribution in January 2011 at a rate which, if paid each day over a 365-day period, is equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock. The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. To the extent we do not have sufficient funds, or sources, of funds to pay distributions, we may be forced to reduce the rate at which we pay distributions or stop paying distributions entirely. Distributions payable to our stockholders may also include a return of capital, rather than a return on capital.

The geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

As of December 31, 2015 we owned 15 commercial properties comprising approximately 2,395,910 square feet plus three pad sites, all of which are located in the State of Texas.  We own seven properties located in Richardson, Arlington, and Dallas, Texas, six properties located in Houston, Texas and two properties located in San Antonio, Texas.  Our geographic focus on the State of Texas is consistent with our investment strategy.  However, our focus on investments in the State of Texas results in a geographic concentration in our portfolio which increases the likelihood that a downturn in economic or market conditions that selectively or disproportionately impact the State of Texas will have a significant impact on our results of operations and financial condition and our ability to pay distributions to our stockholders.  Any adverse economic or real estate developments in the Texas market, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for commercial property space resulting from local business climates,  could adversely affect our property revenue, and hence net operating income. As a result, an investment in our shares of common stock may entail more risk than an investment in the shares of common stock of a real estate investment trust with a more geographically diversified portfolio.

We have and may continue to pay distributions from sources other than our cash flow from operations. To the extent that we pay distributions from sources other than our cash flow from operations, we will have reduced funds available for investment and the overall return to our stockholders may be reduced.

Our organizational documents permit us to pay distributions from any source, including net proceeds from our public offerings, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. Since our inception, our cash flow from operations has not been sufficient to fund all of our distributions, and as a consequence we have funded a significant portion of our distributions with the net proceeds of our public offerings. Of the $7,193,003 in total distributions we paid during the year ended December 31, 2015, including shares issued pursuant to our distribution reinvestment plan, 100% was funded from cash flow from operations.  Of the $17,562,252 in total distributions we paid during the period from our inception through December 31, 2015, including shares issued pursuant to our distribution reinvestment plan, approximately 28% was funded from cash flow from operations and approximately 72% was funded from offering proceeds. In the future, our cash flow from operations may not be sufficient to fund our distributions and we may continue to fund all or a portion of our distributions from the remaining proceeds from our follow-on offering or other sources other than cash flow from operations. We have not established a limit on the amount of offering proceeds, or other sources other than cash flow from operations, which we may use to fund distributions.

If we are unable to consistently fund distributions to our stockholders entirely from our cash flow from operations, the value of your shares upon a listing of our common stock, the sale of our assets or any other liquidity event may be reduced. To the extent that we fund distributions from sources other than our cash flow from operations, our funds available for investment will be reduced relative to the funds available for investment if our distributions were funded solely from cash flow from operations, our ability to achieve our investment objectives will be negatively impacted and the overall return to our stockholders may be reduced. In addition, if we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of our common stock will be taxable as gain realized from the sale or exchange of property

Payment of fees to our advisor and its affiliates reduces cash available for investment, which may result in stockholders not receiving a full return of their invested capital.

Because a portion of the offering price from the sale of our shares is used to pay expenses and fees, the full offering price paid by our stockholders will not be invested in real estate assets. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions.  If we do so, we may elect to negotiate to acquire our advisor’s assets and personnel.  At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition.  Such consideration could take many forms, including cash payments, promissory notes, and shares of our common stock.  The payment of such consideration could cause a dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

While we would no longer bear the costs of the various fees and expenses we pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance.  We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers such as workers compensation and disability claims.  We would also incur the costs of compensation and benefits of our officers, employees and consultants that is currently paid by our advisor or its affiliates.  We may issue equity awards to officers, employees and consultants which would decrease net income and funds from operations and which may further dilute your investment.  We cannot reasonably estimate the amount of fees to our advisor that we would save versus the costs we would incur if we became self-managed.  If the costs assumed as a result of internalization exceed the costs we avoid paying to our advisor, our earnings per share and funds from operations per share would be lower, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

If we internalize management functions, we could have difficulty integrating these functions as a stand-alone entity.  Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities.  These personnel have a great deal of know-how and experience which provides us with economies of scale.  We may fail to properly identify the appropriate mix of personnel and capital needed to operate on a stand-alone basis.  The inability to manage an internalization transaction effectively could result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting.  Such deficiencies could cause us to incur additional administrative costs and our management’s attention could be diverted from efficiently managing our real estate assets.

If we were to internalize our management or if another investment program, whether sponsored by our sponsor or otherwise, hires the employees of our advisor in connection with its own internalization, our ability to conduct our business may be adversely affected.

We rely on persons employed by our advisor and its affiliates to manage our day-to-day operations.  If we were to effect an internalization of our advisor, we may not be able to retain all of the employees of our advisor and its affiliates or to maintain a relationship with our sponsor.  Additionally, some of the employees of our advisor and its affiliates may provide services to one or more other investment programs.  These programs or third parties may decide to retain some or all of our advisor’s key employees.  If this were to occur, these programs could hire persons currently employed by our advisor and its affiliates who are most familiar with our business and operations, which potentially may adversely impact our business.

There is currently no public trading market for your shares; therefore, it will be difficult for you to sell your shares. If you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price.

There is currently no public market for the shares and we have no obligation to list our shares on any public securities market. It will therefore be difficult for you to sell your shares of our common stock promptly or at all. Even if you are able to sell your shares of our common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. The minimum purchase requirements and suitability standards imposed on prospective investors in our public offering also apply to subsequent purchasers of our shares.  We have adopted a share redemption program but it is limited in terms of the amount of shares that stockholder may sell back to us each quarter. Our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program for any reason upon 30 days’ written notice to participants.  As a result of the foregoing, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time.

We may suffer from delays in acquiring and/or developing properties, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition and development of properties, and investments and determination of financing arrangements as well as the performance of our leasing agents in the selection of tenants and the negotiation of leases.  Except for the investments described in our prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of the leasing agents selected by them. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

We could suffer from delays in locating suitable investments as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other Hartman-sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours. Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Hartman-sponsored programs are seeking to invest in similar properties.

Additionally, as a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire. To the extent any required financial statements are not available or cannot be obtained, we may not be able to acquire the property. As a result, we may not be able to acquire certain properties that otherwise would be a suitable investment. We could suffer delays in our property acquisitions due to these reporting requirements.

Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take considerable time to complete construction and rent available space. Therefore, our stockholders could suffer delays in the receipt of distributions attributable to those particular properties.

Delays we encounter in the selection, acquisition and development of properties could adversely affect our stockholders’ returns. In addition, if we are unable to invest offering proceeds in real properties in a timely manner, we will hold the proceeds of our public offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay distributions to our stockholders and the returns to our stockholders would be adversely affected.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel, of us, our advisor and its affiliates, including Allen R. Hartman, each of whom would be difficult to replace.  In particular, we have not obtained and do not intend to obtain “key man” life insurance on Mr. Hartman. We do not have employment agreements with our executive officers, and we cannot guarantee that they will remain affiliated with us. Although several of our executive officers and key employees have entered into employment agreements with affiliates of our advisor, these agreements are generally terminable at will, and we cannot guarantee that such persons will remain affiliated with our advisor.  If any of our key personnel were to cease their affiliation with us, our advisor or its affiliates, our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel.  Competition for persons with these skills is intense, and we cannot assure our stockholders that our advisor will be successful in attracting and retaining such skilled personnel. Further, we have established, and intend in the future to establish, strategic relationships with firms that have special expertise in certain services or as to assets both nationally and in certain geographic regions. Maintaining these relationships will be important for us to effectively compete for assets. We cannot assure our stockholders that we will be successful in attracting and retaining such strategic relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

Because we rely on our advisor and its affiliates for the provision of advisory and property management services, if our advisor were unable to meet its obligations we may be required to find alternative providers of these services, which could result in a disruption of our business and may increase our costs.

In the event that our advisor were unable to meet its obligations as they become due, we might be required to find alternative service providers, which could result in disruption of our business.

Our board of directors determined an estimated value per share of $12.40 for our shares of common stock as of December 31, 2015. You should not rely on the estimated value per share as being an accurate measure of the current value of our shares of common stock or in making an investment decision.

On April 7, 2016 our board of directors determined an estimated value per share of our common stock of $12.40 as of December 31, 2015. Our board of directors’ objective in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on methodologies that it deemed appropriate after consultation with our advisor. However, the market for commercial real estate can fluctuate quickly and substantially and the value of our assets is expected to change in the future and may decrease. Also, our board of directors did not consider certain other factors, such as a liquidity discount to reflect the fact that our shares are not currently traded on a national securities exchange and the limitations on the ability to redeem shares pursuant to our share repurchase program.

As with any valuation methodology, the methodologies used to determine the estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete.  Our assets have been valued based upon appraisal standards and the value of our assets using these methodologies are not required to be a reflection of market value under those standards and will not result in a reflection of fair value under GAAP.  Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated value per share, which could be significantly different from the estimated value per share determined by our board of directors. The estimated value per share does not represent the fair value of our assets less liabilities in accordance with GAAP as of December 31, 2015.  The estimated value per share is not a representation or indication that: (i) a stockholder would be able to realize the estimated value per share if he or she attempts to sell shares; (ii) a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of assets and settlement of our liabilities or upon a sale of our company; (iii) shares of our common stock would trade at the estimated value per share on a national securities exchange; (iv) a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of our shares of common stock; or (v) the methodologies used to estimate the value per share would be acceptable to Financial Industry Regulatory Authority, Inc., or “FINRA,” or the Employee Retirement Income Security Act of 1974, or “ERISA,” with respect to their respective requirements. Further, the estimated value per share was calculated as of a moment in time and the value of our shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets (including acquisitions and dispositions of real estate investments since December 31, 2015), developments related to individual assets and changes in the real estate and capital markets..

We disclose funds from operations and modified funds from operations, each a non-GAAP financial measure, in communications with investors, including documents filed with the SEC; however, funds from operations and modified funds from operation are not equivalent to our net income or loss of cash flow from operations as determined under GAAP, and stockholders should consider GAAP measures to be more relevant to our operating performance.

We use and we disclose to investors, funds from operations (“FFO”) and modified funds from operations (“MFFO”), which are non-GAAP financial measures. FFO and MFFO are not equivalent to our net income or loss or cash flow from operations as determined in accordance with GAAP, and investors should consider GAAP measures to be more relevant to evaluating our operating performance and ability to pay distributions. FFO and MFFO and GAAP net income differ because FFO and MFFO exclude gains or losses from sales of property and asset impairment write-downs, and add back depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. MFFO further excludes acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests.

Because of these differences, FFO and MFFO may not be accurate indicators of our operating performance, especially during periods in which we are acquiring properties. In addition, FFO and MFFO are not indicative of cash flow available to fund cash needs and investors should not consider FFO and MFFO as alternatives to cash flows from operations or an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to pay distributions to our stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO and MFFO. Also, because not all companies calculate FFO and MFFO the same way, comparisons with other companies may not be meaningful.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid.

Our share redemption program may provide you with a limited opportunity to have your shares of common stock redeemed by us after you have held them for at least one year, subject to the significant conditions and limitations. Share will generally be redeemed under the redemption program at a price equal to or at a discount from the lesser of (1) the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” and (2) the current offering price per share for the shares being redeemed. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we limit the number of shares to be redeemed during any calendar year to no more than (1) 5.0% of the weighted average of the shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus, if we had positive operating cash flow from the previous fiscal year, 1.0% of all operating cash flow from the previous fiscal year. In addition, our board of directors reserves the right to reject any redemption request for any reason or no reason or to amend, suspend or terminate the share redemption program at any time. Therefore, you may not have the opportunity to make a redemption request prior to a termination of the share redemption program and you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed.

The actual value of shares that we repurchase under our share redemption program may be substantially less than what we pay.

Under our share redemption program, shares currently may be repurchased at varying prices depending on (1) the number of years the shares have been held, (2) the purchase price paid for the shares and (3) whether the redemptions are sought upon a stockholder’s death or qualifying disability. The current maximum price that may be paid under the program is $10.00 per share, which is the offering price of our shares of common stock in our primary offering (ignoring purchase price discounts for certain categories of purchasers). The offering price of our shares of common stock for this offering was not determined on an independent basis, may not accurately represent the current value of our assets at any particular time, and is likely to differ from the price at which a stockholder could resell his or her shares. Thus, when we repurchase shares of our common stock at $10.00 per share, the actual value of the shares that we repurchase will be less, and the repurchase will be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

Recently enacted and potential further financial regulatory reforms could have a significant impact on our business, financial condition and results of operations.

On July 21, 2010, President Barack Obama signed the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” into law. The Dodd-Frank Act represents a significant change in the American financial regulatory environment and impacts nearly every aspect of the U.S. financial services industry. The Dodd-Frank Act requires various federal agencies to adopt hundreds of new rules to implement the Dodd-Frank Act and to deliver to Congress numerous studies and reports that may influence future legislation. The Dodd-Frank Act leaves significant discretion to federal agencies as to exactly how to implement the broad provisions of the Dodd-Frank Act. As a result, many of the details and much of the impact of the Dodd-Frank Act may not be known for some time and the full extent of the impact of the Dodd-Frank Act on our operations is currently unclear. The changes resulting from the Dodd-Frank Act may impact the profitability of business activities, require changes to certain business practices, impose more stringent capital, liquidity and leverage requirements or otherwise adversely affect our business.

Further, we may be required to invest significant management attention and resources to evaluate and make any changes necessary to comply with new statutory and regulatory requirements under the Dodd-Frank Act, which may negatively impact results of operations and financial condition.

Our advisor relies on information technology networks and systems in providing services to us, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

Our advisor relies on information technology networks and systems, including the Internet, to process, transmit and store electronic information and to manage or support a variety of our business processes, including financial transactions and maintenance of records, which may include confidential information of tenants, lease data and information regarding our stockholders. Our advisor relies on commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing confidential information. Although our advisor has taken steps to protect the security of the data maintained in its information systems, it is possible that such security measures will not be able to prevent the systems’ improper functioning, or the improper disclosure of personally identifiable information, such as in the event of cyber-attacks. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. In addition, any breach in the data security measures employed by the third party vendors upon which we rely, such as our transfer agent and the sub-advisor, could also result in the improper disclosure of personally identifiable information. Any failure to maintain proper function, security and availability of information systems could interrupt our operations, damage our reputation, subject us to liability claims or regulatory penalties and could materially and adversely affect us.

We may change our investment and operational policies without stockholder consent.

Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments contemplated by our current investment policies. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.

We are subject to compliance with securities law, which exposes us to potential liabilities.  We may be subject to liability under the Securities Act for certain sales of our securities, including potential rescission rights.

Pursuant to Section 10(a)(3) of the Securities Act, we are required to annually update our prospectus so that the financial statements and other information contained or incorporated by reference in the prospectus is not more than sixteen months old. In order to comply with Section 10(a)(3) of the Securities Act, we are required to file a post-effective amendment to our registration statement containing an updated prospectus prior to April 30th of each year. If the SEC has not declared such post-effective amendment effective by April 30th of each year, we are required to halt our public offering until such time as the SEC declares the post-effective amendment effective. We failed to file the post-effective amendment required to be filed by April 30, 2014 and continued to offer and sell our shares to the public.  The offer and sale of securities in our follow-on public offering failed to comply fully with Section 5 of the Securities Act and on May 30, 2014 we temporarily suspended sales of our common stock.  Certain stockholders may have the right to rescind their purchase of shares.  For the period from May 1, 2014 to May 30, 2014, the date we suspended our public offering, we sold 85,569 shares of our common stock, including 19,638 shares issued pursuant to our distribution reinvestment plan. On June 5, 2014, we filed a post-effective amendment to our registration statement updating our prospectus pursuant to Section 10(a)(3) of the Securities Act, which registration statement was declared effective by the SEC on July 7, 2014.

Stockholders who purchased shares of our common stock between May 1, 2014 to May 30, 2014, may have the right to rescind their purchase of shares of our common stock and require us to reacquire their shares at a price equal to the price originally paid for such shares, plus interest, less the amount of any income (i.e., dividends) received by the investor on such shares.  A stockholder who acquired shares of our common stock during such period who no longer owns the shares they acquired may have the right to collect damages from us in lieu of the rescission rights described above.  If stockholders were successful in seeking rescission and/or damages, we would face financial demands that could adversely affect our business and operations. Additionally, we may become subject to penalties imposed by the SEC and state securities agencies.  If stockholders seek rescission and/or damages or we elect to conduct a rescission offer, we may or may not have the resources to fund the repurchase of the securities.

Risks Related to Conflicts of Interest

Because a number of Hartman real estate programs use investment strategies that are similar to ours, our advisor and its and our executive officers will face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor.

Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Hartman-sponsored programs are seeking to invest in similar properties and other real estate-related investments. As a result, we may be buying properties and other real estate-related investments at the same time as one or more of the other Hartman-sponsored programs managed by officers and employees of our advisor and/or its affiliates, and these other Hartman-sponsored programs may use investment strategies that are similar to ours. Our executive officers and the executive officers of our advisor are also the executive officers of other Hartman-sponsored REITs and their advisors, the general partners of Hartman-sponsored partnerships and/or the advisors or fiduciaries of other Hartman-sponsored programs, and these entities are and will be under common control. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Hartman-sponsored program. In the event these conflicts arise, we cannot assure stockholders that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of advisors and managers of other Hartman-sponsored programs decide whether to allocate any particular property to us or to another Hartman-sponsored program or affiliate of our advisor, which may have an investment strategy that is similar to ours. In addition, we may acquire properties in geographic areas where other Hartman-sponsored programs own properties. If one of the other Hartman-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Stockholders will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making an investment.

Our advisor and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our property manager, are entitled to substantial fees from us under the terms of the advisory agreement and the property management agreements with our property manager. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•

the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreement;

•

property sales, which entitle our advisor or its affiliates to real estate commissions and the possible issuance to our advisor of shares of our common stock through the conversion of our convertible preferred stock;

•

property acquisitions from other Hartman-sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•

development of real properties, which entitle our advisor or its affiliates to development acquisition fees and asset management fees;

•

acquisition of properties from third parties, which entitle our advisor or its affiliates to acquisition fees and asset management fees;

•

borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor;

•

whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the issuance of shares of our common stock through the conversion of our convertible preferred stock; and

•

whether and when we seek to sell the company or its assets, which sale could entitle our property manager to real estate commissions and our advisor to the issuance of shares of our common stock through the conversion of our convertible preferred stock.

The fees our advisor receives in connection with transactions involving the purchase and management of an asset are based on the cost of the investment, including the amount budgeted for the development, construction, and improvement of each asset, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us. Furthermore, the advisor will refund these fees to the extent they are based on budgeted amounts that prove too high once development, construction, or improvements are completed, but the fact that these fees are initially calculated in part based on budgeted amounts could influence our advisor to overstate the estimated costs of development, construction, or improvements in order to accelerate the cash flow it receives.

In addition, the terms of our convertible preferred stock provide for its conversion into shares of common stock if we terminate the advisory agreement prior to the listing of our shares for trading on a national securities exchange other than as a result of the advisor’s material breach of the advisory agreement. In addition, the conversion feature of our convertible preferred stock could cause us to make different investment or disposition decisions than we would otherwise make, in order to avoid the stock conversion. Moreover, our advisor has the right to terminate the advisory agreement for any reason upon 60 days’ notice and thereby trigger the conversion of the convertible preferred stock, which could have the effect of delaying, deferring or preventing a change of control that might otherwise be in our stockholders’ best interests.

Executive officers and key personnel of our advisor and property manager will face competing demands on their time, and this may cause our return to suffer.

We rely upon the executive officers and employees of our advisor and our property manager to conduct our day-to day operations and performance.  These persons also conduct the day-to-day operations of other Hartman-sponsored programs and may have other business interests as well.  Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities.  During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate.  If this occurs, we may lose the opportunity to enter into or renew a lease or to purchase or sell a property and the returns on our investments may suffer.  Our advisor holds a fiduciary relationship to us and to our stockholders’ and will endeavor to avoid putting us in a situation where we would lose an economic opportunity due to the inability of our advisor or property manager to perform a necessary task.

Our officers face conflicts of interest related to the positions they hold with entities affiliated with our advisor, which could diminish the value of the services they provide to us.

Each of our executive officers, including Mr. Hartman, who serves as our Chief Executive Officer, and Chairman of our Board of Directors, is also an officer of our advisor and other entities affiliated with our advisor, including the advisors and fiduciaries to other Hartman-sponsored programs. As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) the timing and terms of the investment in or sale of an asset, (3) development of our properties by affiliates of our advisor, (4) investments with affiliates of our advisor, (5) compensation to our advisor, and (6) our relationship with our property manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to stockholders and to maintain or increase the value of our assets.

An investment will be diluted upon conversion of the convertible preferred stock.

Our advisor purchased 1,000 shares of our convertible preferred stock for an aggregate purchase price of $10,000. Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders’ interest in us. Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions, and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all. As a result, following conversion, the holder of the convertible preferred stock will be entitled to a portion of amounts distributable to our stockholders, which such amounts distributable to the holder could be significant.

Our advisor and Mr. Hartman can influence whether we terminate the advisory agreement or allow it to expire without renewal, or whether our common stock is listed for trading on a national securities exchange. Accordingly, our advisor can influence both the conversion of the convertible preferred stock issued to it, and the resulting dilution of other stockholders’ interests.

Risks Related to Our Business in General

The recent downturn in the credit markets has increased the cost of borrowing and has made financing difficult to obtain, each of which may have a material adverse effect on our results of operations and business.

Recent events in the financial markets have had an adverse impact on the credit markets and, as a result, the availability of credit has become more expensive and difficult to obtain. Some lenders are imposing more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. The negative impact of the tightening of the credit markets may have a material adverse effect on us resulting from, but not limited to, an inability to finance the acquisition of real estate assets on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants.

We are uncertain of our sources for funding our future capital needs. If we cannot obtain debt or equity financing on acceptable terms, our ability to acquire real estate assets and to expand our operations will be adversely affected.

The net proceeds from our public offerings will be used for investments in real properties, real estate securities and debt-related investments, for payment of operating expenses and for payment of various fees and expenses such as acquisition fees, origination fees, asset management fees and property management fees. We do not intend to establish a general working capital reserve out of the proceeds from our public offering during the offering. Accordingly, in the event that we develop a need for additional capital in the future for investments, the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we cannot establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions, or obtain debt or equity financing on acceptable terms, our ability to acquire real estate assets and to expand our operations will be adversely affected. As a result, we would be less likely to achieve portfolio diversification and our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.

Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the SEC. We could also become the subject of scrutiny and may face difficulties in raising capital should negative perceptions develop regarding non-traded REITs. As a result, we may be unable to raise substantial funds which will limit the number and type of investments we may make and our ability to diversify our assets.

Our securities, like other non-traded REITs, were sold through the independent broker-dealer channel (i.e., U.S. broker-dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC and FINRA impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations such as FINRA adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker-dealers.

Recently, FINRA has initiated investigations of broker-dealers with respect to the sales practices related to the sale of shares of non-traded REITS. These proceedings have resulted in increased regulatory scrutiny from the SEC regarding non-traded REITs. As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker-dealer channel for non-traded REITs, and accordingly we may face increased difficulties in raising capital in the future. This could result in a reduction in the returns achieved on those investments as a result of a smaller capital base limiting our investments. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive and distracting our management.

FINRA has also recently adopted changes to rules relating to information required to be included on customer account statements by registered broker dealers. In order to assist broker dealers in complying with the new rules, we are required to obtain independent valuations of our assets to determine an estimated per share value of our common stock more frequently than under prior regulations. Compliance with these new rules and future rule changes by FINRA could increase our operating expenses which could have an adverse effect on our results of operations.

Risks Related To Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities subject to any limitations under Maryland law or in our charter. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding shares of capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock unless exempted by our board of directors. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•

any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between the Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•

80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see “Description of Shares – Provisions of Maryland Law and of Our Charter and Bylaws – Business Combinations.”

Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides a second anti-takeover statute, the Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by a corporation’s charter or bylaws. Our charter contains a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates.

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent a stockholder from receiving a premium price for their shares in such a transaction.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, our operating partnership or any of our subsidiaries intend to register as an investment company under the Investment Company Act. Our operating partnership’s and subsidiaries’ intended investments in real estate will represent the substantial majority of our total asset mix. In order for us not to be subject to regulation under the Investment Company Act, we intend to engage, through our operating partnership and our wholly and majority owned subsidiaries, primarily in the business of buying real estate. These investments must be made within a year after this offering ends.

We expect that most of our assets will be held through wholly-owned or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as we intend to invest primarily in real property, through our wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets,” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. In addition, the SEC or its staff could take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of an investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6) of the Investment Company Act. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, our operating partnership nor any of our subsidiaries are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to remain outside the definition of investment company or maintain an exclusion from the definition of an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the NASAA REIT Guidelines. Under our charter and the Maryland General Corporation Law, our stockholders currently have a right to vote only on the following matters:

•

the election or removal of directors;

•

any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

•

change our name;

•

increase or decrease the aggregate number of our shares;

•

increase or decrease the number of our shares of any class or series that we have the authority to issue;

•

classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

•

effect reverse stock splits; and

•

after the listing of our shares of common stock on a national securities exchange, opting into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see “Description of Shares — Provisions of Maryland Law and our Charter and Bylaws – Subtitle 8” below);

•

our liquidation and dissolution; and

•

our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

All other matters are subject to the discretion of our board of directors.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock could increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base.

Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

We are structured as an “UPREIT,” which stands for “umbrella partnership real estate investment trust.” We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In the UPREIT structure, a contributor of a property who desires to defer taxable gain on the transfer of a property may transfer the property to our operating partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, typically on a one-for-one basis, for shares of our common stock. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

We may issue limited partner interests of our operating partnership in connection with certain transactions. Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by many factors, including a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where our properties and the properties underlying our other real estate-related investments are located. These factors include:

•

poor economic conditions may result in defaults by tenants of our properties;

•

job transfers and layoffs may cause tenant vacancies to increase;

•

increasing concessions, reduced rental rates or capital improvements may be required to maintain occupancy levels;

•

increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

•

changes in general economic or local conditions;

•

changes in supply of or demand for similar or competing properties in an area;

•

changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•

the illiquidity of real estate investments generally;

•

changes in tax, real estate, environmental and zoning laws; and

•

periods of high interest rates and tight money supply.

•

For these and other reasons, we cannot assure stockholders that we will be profitable or that we will realize growth in the value of our real estate properties.

The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

Our investments in commercial properties will be subject to risks generally attributable to the ownership of real property, including:

•

changes in global, national, regional or local economic, demographic or real estate market conditions;

•

changes in supply of or demand for similar properties in an area;

•

increased competition for real property investments targeted by our investment strategy;

•

bankruptcies, financial difficulties or lease defaults by our residents;

•

changes in interest rates and availability of financing;

•

changes in the terms of available financing, including more conservative loan-to-value requirements and shorter debt maturities;

•

competition from other residential properties;

•

the inability or unwillingness of residents to pay rent increases;

•

changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws;

•

the severe curtailment of liquidity for certain real estate related assets; and

•

rent restrictions due to government program requirements.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

We are unable to predict future changes in global, national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease or dispose of properties and could make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of the real estate assets we acquire. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders. In addition, the value of the properties we acquire may decrease following the date we acquire such properties due to the risks described above or any other unforeseen changes in market conditions. If the value of our properties decreases, we may be forced to dispose of our properties at a price lower than the price we paid to acquire our properties, which could adversely impact the results of our operations and our ability to make distributions and return capital to our investors.

Acquisition and ownership of real estate is subject to risks associated with environmental hazards.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution. We may be liable for environmental hazards at our properties, including those created by prior owners or occupants, existing tenants, abutters or other persons. The properties that we plan to develop or acquire could include truck repair and maintenance facilities and tanks for the storage of petroleum products and other hazardous substances, all of which create the potential for environmental damages. As a result, we may be expected to regularly incur environmental clean-up costs. We intend to include in the leases that we entered with future tenants, an agreement for such tenant to indemnify us from all environmental liabilities arising its activities at such property during the term of the lease. Despite this indemnity, various federal and state laws impose environmental liabilities upon property owners, such as us, for any environmental damages arising on properties they own or occupy, and we cannot be assured that we will not be held liable for environmental clean-up at our properties, including environmental damages at sites we own and lease. As an owner or previous owner of properties which contain environmental hazards, we also may be liable to pay damages to governmental agencies or third parties for costs and damages they incur arising from environmental hazards at the properties. Moreover, the costs and damages which may arise from environmental hazards are often difficult to project and our future tenants may not have sufficient resources to pay its environmental liabilities.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on stockholders’ investments.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to stockholders. In addition, the value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

Many of our investments will be dependent on tenants for revenue, and lease terminations could reduce our ability to make distributions to stockholders.

The success of our real property investments often will be materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure stockholders that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves on a property-by-property basis, as we deem necessary. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure stockholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future tenant improvements. Additional borrowing for capital purposes will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected. If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property, which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted. The need for and amount of reserves for capital improvements will be determined on a property by property basis in consultation with our property manager. Generally, we will be responsible for the costs of these capital improvements, which gives rise to the following risks:

•

cost overruns and delays;

•

renovations can be disruptive to operations and can displace revenue at the properties, including revenue lost while under renovation and out of service;

•

the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and

•

the risk that the return on our investment in these capital improvements will not be what we expect.

If we have insufficient cash flow from operations to fund needed capital expenditures, we will need to borrow to fund future capital improvements.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

We intend to hold the various real properties in which we invest until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, our advisor, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property and we will have no obligation to sell properties at any particular time, except upon our liquidation. If we do not begin the process of liquidating our assets or listing our shares within ten years of the termination of our initial public offering, our charter requires that we hold a stockholders meeting to vote on a proposed alternate strategy for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer such a meeting beyond the tenth anniversary of the termination of our initial public offering. The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset. If we are unable to sell an asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

Our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower stockholder’s overall return.

We may enter into joint ventures or other co-ownership arrangements with other Hartman programs or with third parties having investment objectives similar to ours for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•

the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•

the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

•

that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•

the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

•

that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect stockholder returns.

Our advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses. The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injuries and, in certain instances property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure stockholders that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss. In addition, other than the capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure stockholders that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

Our operating results may be negatively affected by potential development and construction delays and result in increased costs and risks, which could diminish the return on stockholders’ investments.

We may invest some or all of the proceeds available for investment in the acquisition, development and/or redevelopment of properties upon which we will develop and construct improvements. We could incur substantial capital obligations in connection with these types of investments. We will be subject to risks relating to uncertainties associated with rezoning for development and environmental concerns of governmental entities and/or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The developer or builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. Substantial capital obligations could delay our ability to make distributions. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with rezoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property, we principally intend to acquire developed properties; a portion of stockholders investment nevertheless may be subject to the risks associated with investments in unimproved real property.

If we contract with an affiliate of our advisor to purchase a newly developed property or to develop a parcel that we acquire, we cannot guarantee that any earnest money deposit we make to that affiliate of the advisor or its affiliates would be fully refunded if the work were not performed.

We may enter into one or more contracts, either directly or indirectly through joint ventures, tenant-in-common investments or other co-ownership arrangements with affiliates of our advisor or others, to acquire real property from affiliates of our advisor. Properties acquired from these affiliates may be existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by HIR Management, our property manager, or its affiliates, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by HIR Management or its affiliates. At the time of contracting and the payment of the earnest money deposit by us, HIR Management or its affiliates typically will not have acquired title to any real property. Typically, HIR Management or its affiliates will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with HIR Management or its affiliates even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from HIR Management or its affiliates, and will be entitled to a refund of our earnest money, in the following circumstances:

•

HIR Management or its affiliates fails to develop the property;

•

all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•

we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of HIR Management or its affiliates to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since HIR Management is an entity without substantial assets or operations.

Competition with third parties in acquiring properties and other assets may reduce our profitability and the return on stockholders’ investment.

We believe that the current market for properties that meet our investment objectives is highly competitive. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we will. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and stockholders may experience a lower return on investment.

A concentration of our investments in any one property class may leave our profitability vulnerable to a downturn in such sector.

At any one time, a significant portion of our investments could be in one property class. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in one property class, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time commence development activity or make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise. Our historical experience in our existing markets in developing, owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local market conditions, to obtain land for development or to identify appropriate acquisition opportunities, to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

Our failure to integrate acquired properties and new personnel could create inefficiencies and reduce the return of stockholders’ investment.

To grow successfully, we must be able to apply our experience in managing real estate to a larger number of properties. In addition, we must be able to integrate new management and operations personnel as our organization grows in size and complexity. Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

Properties in which we may invest may not be readily adaptable to other uses, and if these properties become unprofitable, we may not be able to recoup the value of our investment.

Properties in which we may invest may be specific-use properties that have limited alternative uses. Therefore, if the operations of any of our properties in these sectors become unprofitable due to industry competition, a general deterioration of the applicable industry or otherwise, we may have great difficulty selling the property or we may have to sell the property for substantially less than the amount we paid for it. Should any of these events occur, our income and cash available for distribution could be reduced.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure stockholders that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any foreign investments we make will be subject to similar laws in the jurisdictions where they are located.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended (the “Disabilities Act”), or similar laws of foreign jurisdictions. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or similar laws of foreign jurisdictions or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such laws. However, we cannot assure stockholders that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions.

Any properties we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in public areas of our properties where such removal is readily achievable.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use commercially reasonable efforts to sell them for cash or in exchange for other property. However, in some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as partial payment for the purchase price of a property. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

We will incur mortgage indebtedness and other borrowings, which will increase our business risks.

We financed a portion of the acquisition cost of five our real properties with mortgage indebtedness.  In addition, we have entered into three revolving credit agreements with two banks secured by certain real properties.  We also may borrow funds if necessary to satisfy the requirement that we distribute to stockholders at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 50% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent. Our policy of limiting our aggregate borrowings to no more than 50% of the value of our properties’ value will have the effect of causing the aggregate debt to equal our net asset value. Such debt may be at a level that is higher than real estate investment trusts with similar investment objectives or criteria. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of stockholders’ investment.

We do not intend to incur mortgage debt on a particular real property unless we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss because defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected. In addition, because our goal is to be in a position to liquidate our assets within five years after the termination of this primary offering, our approach to investing in properties utilizing leverage in order to accomplish our investment objectives over this period of time may present more risks to investors than comparable real estate programs that have a longer intended duration and that do not utilize borrowing to the same degree.

If mortgage debt is unavailable at reasonable rates, we may not be able to refinance our properties, which could reduce the amount of cash distributions we can make.

When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace Hartman Advisors as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may incur indebtedness that bears interest at a variable rate. In addition, from time to time we may pay mortgage loans or finance and refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have an adverse effect on our operating cash flow and our ability to make distributions. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may need to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on stockholders’ investment.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

If we fail to qualify as a REIT for any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To qualify as a REIT, we are required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to federal income tax on any undistributed taxable income and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that we might be required to borrow funds or sell assets to fund these distributions. If we fund distributions through borrowings, then we will have to repay debt using money we could have otherwise used to acquire properties. If we sell assets or use offering proceeds to pay distributions, we also will have fewer investments. Fewer investments may impact our ability to generate future cash flows from operations and, therefore, reduce your overall return. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income and excise taxes, it is possible that we might not always be able to do so.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. We cannot guarantee that the Internal Revenue Service will not challenge our characterization of any sale-leaseback transactions. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to the plan, which will be taxed as a dividend to the extent of our current or accumulated earnings and profits. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Sales of our properties at gains are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property is restricted as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through a subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

In certain circumstances, we may be subject to federal and state taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify as a REIT, we may be subject to federal and state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our real estate assets and pay income tax directly on such income. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. In addition, our TRSs will be subject to federal income tax and applicable state and local taxes on their net income. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•

part of the income and gain recognized by certain qualified pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•

part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt to acquire the common stock; and

•

part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets, including shares of stock in other REITs, debt instruments issued by publicly offered REITs and certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer. No more than 25% (20% after 2017) of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. Finally, no more than 25% of our assets may consist of “nonqualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate any investments we make to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to REITs. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect us or the taxation of our stockholders. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Non-U.S. investors may be subject to U.S. federal income tax on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled” REIT.

A non-U.S. person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to U.S. federal income tax on the gain recognized on such disposition. A non-U.S. stockholder generally would not be subject to U.S. federal income tax, however, on gain from the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT.

Retirement Plan Risks

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock due to requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code. Furthermore, a person acting on behalf of a plan not subject to ERISA may be subject to similar penalties under applicable federal, state, local, or non-U.S. law by reason of purchasing our stock.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA, or other plan or arrangement subject to ERISA or Section 4975 of the Internal Revenue Code in us, you should consider:

•

whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•

whether your investment is made in accordance with the documents and instruments governing your plan, IRA, or other arrangement, including the investment policy;

•

whether your investment satisfies the prudence, diversification, and other applicable fiduciary requirements in Section 404(a) of ERISA;

•

whether your investment will impair the liquidity of the plan, IRA, or other arrangement;

•

whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•

your need to value the assets of the plan annually.

You should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan, IRA, or other arrangement. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA, although there can be no assurances. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and Section 4975 of the Internal Revenue Code and some of the transactions we have entered into with our advisor and its affiliates could be considered “prohibited transactions,” under ERISA or the Internal Revenue Code. If such transactions were considered “prohibited transactions,” our advisor and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, our advisor and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our real estate assets. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase. For a discussion of the considerations associated with an investment in our shares by an employee benefit plan or an IRA, see “ERISA Considerations.”

Failure to satisfy the fiduciary standards of conduct and other requirements of ERISA, the Internal Revenue Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and can subject the fiduciary to equitable remedies and/or damages. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Furthermore, to the extent that the assets of a plan or arrangement not subject to the fiduciary provisions of ERISA (for example, governmental plans, non-electing church plans, and foreign plans) will be used to purchase our stock, such plans should consider the impact of applicable federal, state, local, or non-U.S. law on the decision to make such purchase.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in our follow-on offering;

•	our ability to identify and acquire real estate and real estate-related assets on terms that are favorable to us;

•	risks inherent in the real estate business, including the lack of liquidity of real estate investments and potential liability relating to environmental matters;

•	our levels of debt and the terms and limitations imposed on us by our debt agreements;

•	our ability to obtain financing on acceptable terms;

•	adverse developments affecting our sponsor and its affiliates;

•	a decrease in the level of participation in our distribution reinvestment plan;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	conflicts of interest arising out of our relationship with our advisor and its affiliates;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to generally accepted accounting principles, or GAAP.

          Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-

looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The proceeds raised pursuant to our distribution reinvestment plan will be used for general corporate purposes, including, but not limited to, investment in real estate and real estate related assets, payment of fees and other costs, repayment of debt and funding for our share repurchase program. We cannot predict with any certainty how much distribution reinvestment plan proceeds will be used for any of these purposes, and we have no basis for estimating the number of shares that will be sold pursuant to our distribution reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold under our distribution reinvestment plan, and we expect any other offering expenses to be nominal.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Our independent directors have reviewed and ratified our charter, as required by our charter.

We have a total of three directors, two of whom are independent of us, our advisor and our respective affiliates. To qualify as an “independent director” under our charter, a director may not, directly or indirectly (including through a member of his or her immediate family), be associated with us, our advisor, our sponsor or any of their affiliates within the last two years of becoming a director by virtue of (1) ownership of an interest in our sponsor, advisor or any of their affiliates, other than us, (2) employment by our sponsor, advisor or any of their affiliates, (3) service as an officer or director of our sponsor, advisor or any of their affiliates, other than service as one of our directors, (4) performance of services, other than as a director, for us, (5) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, advisor or any of their affiliates. We refer to our one director who is not independent as our “affiliated director.”

Our charter and bylaws provide that the number of our directors may be established by a majority of the board of directors but may not be fewer than three nor more than ten. Our charter also provides that a majority of the directors must be independent directors, that each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us and that at least one of the independent directors must have at least three years of relevant real estate experience relevant to the type of real estate assets we intend to acquire. The independent directors will nominate replacements for vacancies among the independent directors.

Each of our directors is elected by our stockholders and serves for a term of one year and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of holders of at least a majority of all the outstanding shares entitled to vote at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

Responsibilities of Directors

The responsibilities of our board of directors include:

•

approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•

approving our investments in properties;

•

approving and overseeing our debt financing strategies;

•

approving and monitoring the relationship between our company and our advisor;

•

approving joint ventures, limited partnerships and other such relationships with third parties;

•

approving a potential liquidity event;

•

determining our distribution policy and authorizing distributions from time to time; and

•

approving amounts available for the repurchase of shares of our common stock.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary.

In addition to the investment policies set forth in our charter, our board of directors has established written policies on investments and borrowing consistent with our investment objectives. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our charter.

Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Because of the conflicts of interest created by the relationship among us, our advisor and various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. Our charter has been ratified by a vote of the directors, including a majority of the independent directors. In addition, the independent directors have determined, and will determine from time to time but at least annually, that (1) the total fees and expenses paid to our advisor and our property manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors also supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement are carried out. A majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction must approve all transactions with any of our directors, our sponsor, our advisor or any of their affiliates.

As part of their review of our advisor’s compensation, the independent directors consider factors such as:

•

the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•

the success of our advisor in generating appropriate investment opportunities;

•

rates charged to other companies, particularly REITs of similar structure, and other investors by advisors performing similar services;

•

additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•

the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•

the quality of our portfolio relative to the investments generated by our advisor or its affiliates for their own accounts and its other programs and clients.

The independent directors record their findings on the factors they deem relevant in the minutes of the meetings of our board of directors.

None of our directors, our advisor, nor any of their affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, such director or any of their affiliates, or (2) any transaction between us and our advisor, such director or any of their affiliates. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

Directors and Executive Officers

Our directors and executive officers and their positions and offices are as follows:

Name	Age	Position
Allen R. Hartman	64	Chairman of the Board, Chief Executive Officer, President
Jack I. Tompkins	70	Independent Director
Richard R. Ruskey	60	Independent Director
Louis T. Fox, III	55	Chief Financial Officer, Treasurer
Mark T. Torok	58	General Counsel, Secretary

Allen R. Hartman, has served as our CEO and Chairman of our Board of Directors since February 2009 and has served as President of our advisor, Hartman Advisors, since March 2009, and as President of our property manager, HIR Management, since January 2008. In 1984, Mr. Hartman formed Hartman Management and began sponsoring private real estate investment programs. Mr. Hartman built Hartman Management into one of the leading commercial property management firms in the state of Texas and sponsored 18 privately offered programs and two publicly offered programs, including our current public offering, which invested in commercial real estate in Houston, San Antonio and Dallas, Texas. In 1998, Mr. Hartman merged the Hartman real estate programs and formed Hartman Commercial Properties REIT (HCP REIT), now known as Whitestone REIT. He served as CEO and Chairman of the Board of HCP REIT until October, 2006. In April, 2008, Mr. Hartman merged 4 of the 5 Hartman programs to form Hartman Income REIT (HIREIT) and contributed the assets and ongoing business operations of Hartman Management into Hartman Income REIT Management, Inc., a wholly owned subsidiary of HIREIT. Mr. Hartman has acquired 80 commercial real estate properties, raised over $300 million of investor equity and acquired more than $400 million in commercial real estate assets in various private and public real estate investment programs.  Currently, Mr. Hartman oversees a staff of 60 employees who manage 38 commercial properties encompassing over 5.0 million square feet. In addition to his day-to-day management responsibilities, Mr. Hartman serves as the principal officer of each Hartman sponsored investment program.  Mr. Hartman attended the University of Colorado and studied Business Administration.

       Our board of directors, excluding Mr. Hartman, has determined that the leadership positions previously and currently held by Mr. Hartman, and the extensive experience Mr. Hartman has accumulated from acquiring and managing investments in commercial real estate and debt, have provided Mr. Hartman with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

Jack I. Tompkins, has served as one of our independent directors since our inception in February, 2009.  Mr. Tompkins has served since 1998 as Chairman and CEO of ARTA Equity Advisors, L.L.C., which was formed to engage in various entrepreneurial opportunities. Mr. Tompkins began his career with Arthur Young & Co., working as a certified public accountant there for three years before joining Arthur Andersen, L.L.P., where he was elected to the partnership in 1981 and served until 1988. While at Arthur Andersen he was in charge of the Merger and Acquisition Program for the Houston office as well as head of the Natural Gas Industry Group. From 1988 until October 1996, Mr. Tompkins served as Chief Financial Officer, Senior Vice President and Chief Information, Administrative and Accounting Officer of a large publicly traded energy company. Corporate functions reporting to Mr. Tompkins included financial planning, risk management, tax, accounting, information systems, administration and internal audit. Mr. Tompkins served as Chairman and CEO of Automotive Realty Trust Company of America from its inception in 1997 until its sale to a publicly traded REIT in January 1999. Automotive Realty was formed to engage in the business of consolidating real estate properties owned by automobile dealerships into a REIT. From March to September of 1999, Mr. Tompkins served as interim Executive Vice President and CFO of Crescent Real Estate Equities as the Company restructured. Mr. Tompkins served as an independent director of Hartman XIX from July 2009 until March 2010 and as an independent director of Hartman Income REIT from January 2008 until July 2009. Mr. Tompkins previously served on the board of directors of Bank of America Texas and Michael Petroleum Corp. He is a member of American Institute of Certified Public Accountants. Mr. Tompkins received a Bachelor of Business Administration and Master of Business Administration from Baylor University.

       Our board of directors, excluding Mr. Tompkins, has determined that the experience as a certified public accountant and leadership positions previously and currently held by Mr. Tompkins, including experience Mr. Tompkins has accumulated from acquiring and managing investments in commercial real estate and debt, have provided Mr. Tompkins with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

Richard R. Ruskey, has served as one of our independent directors since April 2011.  Mr. Ruskey began his professional career in 1978 as a Certified Public Accountant with the accounting firm of Peat, Marwick, Mitchell, & Co. in St. Louis, Missouri where he obtained extensive experience in both the audit and tax departments.  In 1983 he joined the firm of Deloitte, Haskins, & Sells as a manager in the tax department.  In 1986 Mr. Ruskey transitioned into the security brokerage industry as the chief financial officer of Westport Financial Group.  Within a one year period he became a full-time broker and due diligence officer for the firm.  In 1990 he continued his career in financial services by joining the broker dealer firm of R. T. Jones Capital Equities, Inc. where he served as due diligence officer.  In June 2010 Mr. Ruskey joined the broker dealer firm of Moloney Securities Co. Inc. where he currently serves as an investment broker and as a senior due diligence analyst.  He is a Certified Public Accountant and Certified Financial Planner and is a member of the American Institute of Certified Public Accountants and the Missouri Society of Certified Public Accountants.  He has been an active investor in numerous real estate and business ventures throughout his 30 year career in financial services. Mr. Ruskey received dual B.S. degrees in Accounting and Finance from Southern Illinois University – Carbondale.

       Our board of directors, excluding Mr. Ruskey, has determined that the experience as a certified public accountant and leadership positions previously and currently held by Mr. Ruskey, including experience Mr. Ruskey has accumulated from analyzing and advising with respect to investments in commercial real estate and debt, have provided Mr. Ruskey with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

Louis T. Fox, III, is our Chief Financial Officer and Treasurer. Mr. Fox also serves as Chief Financial Officer for our advisor, Hartman Advisors, and our property manager, HIR Management. He has responsibility for financial reporting, accounting, treasury and investor relations. Prior to joining HIR Management in March, 2007, Mr. Fox served as Chief Financial Officer of Legacy Brands, a restaurant group from April, 2006 until January, 2007. Prior to that, Mr. Fox served as Chief Financial Officer of Unidynamics, Inc., a specialized EPC manufacturer of unique handling system solutions for the marine and energy industries from January, 2004 until April, 2006. He also served as Treasurer and CFO of Goodman Manufacturing, a major manufacturer of residential and commercial HVAC products for 9 years prior to that. In addition to his years of experience in the manufacturing industry, he has served in senior financial positions in the construction and debt collection service concerns. He started his career as a tax accountant with Arthur Andersen & Co. Mr. Fox is a former practicing certified public accountant. Mr. Fox received a Bachelor of Arts degree in accounting from the University of Texas at San Antonio.

        Mark T. Torok, has served as our General Counsel and Secretary since April 2016. Mr. Torok also serves as General Counsel for both our advisor and our property manager. In this capacity, Mr. Torok manages our advisor’s in-house legal department and is responsible for all legal matters affecting our company and its affiliates, including our advisor and our property manager. Prior to joining our property manager in June, 2015, Mr. Torok practiced law from 2006 to May 2015, as the founder of The Torok Law Firm P.C., where his practice focused on real estate, securities, and business law. In addition he served as a fee attorney and provided escrow agent services for Providence Title Insurance Company.  Prior to founding The Torok Law Firm in 2006, from 1989 to 1991, Mr. Torok served as a Hearings Officer for the Pennsylvania Insurance Department. From 1991 to 2000 he served as Assistant General Counsel and Assistant Secretary of the various companies of the Erie Insurance Group, a property and casualty insurance company. From 2000 to 2002 he served as Assistant General Counsel and Assistant Secretary for the United Services Automobile Association (USAA), a property and casualty insurance company. From 2002 to 2004 he served as Assistant General Counsel and Chief Compliance Officer for the companies of the Argonaut Group, a commercial property and casualty insurance company. He subsequently returned to USAA from 2004 to 2006 to serve as Director of Regulatory Compliance before founding his own law firm. Mr. Torok holds the insurance designations of Chartered Property Casualty Underwriter (CPCU) and Associate in Reinsurance (Are). Mr. Torok holds an inactive real estate agent’s license in Texas and an inactive escrow agent’s license in Texas and is member of the Texas Bar Association. Mr. Torok earned a Bachelor of Arts degree in Economics from Gettysburg College and a Juris Doctor degree from Willamette University College of Law.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, we have established an audit committee, a compensation committee and a nominating committee so that certain functions can be addressed in more depth than may be possible at a full board meeting. Independent directors comprise all of the members of the audit committee, compensation committee and nominating committee.

Audit Committee

Our board of directors has established an audit committee. The audit committee meets on a regular basis at least four times a year. Our audit committee is comprised of our two independent directors, Jack Tompkins and Richard Ruskey. Our board of directors has adopted our Audit Committee Charter, a copy of which is posted at www.hartmaninvestment.com. The audit committee’s primary functions are to evaluate and approve the services and fees of our independent auditors; to periodically review the auditors’ independence; and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established, and the audit and financial reporting process. All members of the audit committee have significant financial experience.  Our board of directors has determined that Mr. Tompkins satisfies the SEC’s requirements for and serves as our “audit committee financial expert.”

Compensation Committee

Our board of directors has established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our officers and our directors, and employees in the event we ever have employees. Our compensation committee is comprised of our two independent directors, Jack Tompkins and Richard Ruskey. Our board of directors has adopted our Compensation Committee Charter, a copy of which is posted at www.hartmaninvestment.com. The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors.

Nominating/Corporate Governance Committee

Our board of directors has established a nominating committee. Our nominating committee is comprised of our two independent directors, Jack Tompkins and Richard Ruskey. Our board of directors has adopted our Nominating Committee Charter, a copy of which is posted at www.hartmaninvestment.com. The nominating committee will recommend nominees to serve on our board of directors. The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws. Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, concern for the long-term interests of our stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry. The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates. The nominating committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the nominating committee.

Executive Officer Compensation

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our advisor or its affiliates and receives compensation for his or her services, including services performed on our behalf, from our advisor or its affiliates. We do not pay any compensation directly to our executive officers. Our executive officers, as employees of our advisor or its affiliates, may be entitled to receive awards in the future under our stock incentive plan, although we do not currently intend to grant any such awards.

Compensation of Directors

If a director is also one of our executive officers, we will not pay any compensation to such person for services rendered as a director.

We pay each of our independent directors an annual retainer of $10,000, paid in equal quarterly installments, plus $1,000 per board meeting attended and $500 per committee meeting attended; provided, however, we do not pay an additional fee to our directors for attending a committee meeting when the committee meeting is held on the same day as a board meeting.  We also reimburse all directors for reasonable out-of-pocket expenses incurred in connection with attending board meetings.

  We have approved and adopted an omnibus stock incentive plan, or the “stock incentive plan,” as described below. Under the stock incentive plan and subject to such plan’s conditions and restrictions, each of our current independent directors was entitled to receive 3,000 shares of restricted common stock in connection with the initial meeting of our full board of directors. Going forward, each new independent director that joins our board of directors receives 3,000 shares of restricted common stock upon election to our board of directors. In addition, on the date following an independent director’s re-election to our board of directors, he or she receives 3,000 shares of restricted common stock. The shares of restricted common stock granted to our independent directors fully vest upon the completion of the annual term for which the director was elected. As of December 31, 2015, 33,000 shares of restricted common stock have been granted to our current independent directors.

Stock Incentive Plan

Our stock incentive plan was adopted by our board of directors and approved by our stockholders. The stock incentive plan permits us to make grants of “incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, dividend equivalent rights and other stock-based awards” within the meaning of Section 422 of the Code, or any combination of the foregoing. We have initially reserved 5,000,000 shares of our common stock for the issuance of awards under our stock incentive plan, but in no event more than ten (10%) percent of our issued and outstanding shares. The number of shares reserved under our stock incentive plan is also subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Generally, shares that are forfeited or canceled from awards under our stock incentive plan also will be available for future awards.

Our stock incentive plan is administered by the compensation committee of our board of directors. The compensation committee may interpret the stock incentive plan and may make all determinations necessary or desirable for the administration of the stock incentive plan and has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of our stock incentive plan. All full-time and part-time officers, employees, directors and other key persons (including consultants and prospective employees) are eligible to participate in our stock incentive plan.

We may issue incentive stock options or non-qualified stock options under the stock incentive plan. The incentive stock options granted under the stock incentive plan are intended to qualify as incentive stock options under the Internal Revenue Code. The exercise price of stock options awarded under our stock incentive plan may not be less than 100% of the fair market value of our common stock on the date of the option grant. The compensation committee will determine at what time or times each option may be exercised (provided that in no event may it exceed ten years from the date of grant) and the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.

Stock appreciation rights may be granted under our stock incentive plan. Stock appreciation rights allow the participant to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant in the form of shares of our common stock. The exercise price of stock appreciation rights awarded under our stock incentive plan may not be less than 100% of the fair market value of our common stock on the date of grant. The compensation committee determines the terms of stock appreciation rights, including when such rights become exercisable and the period of time, if any, after retirement, death, disability or other termination of employment during which stock appreciation rights may be granted.

Restricted stock and deferred stock awards may also be granted under our stock incentive plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the compensation committee. The compensation committee may impose whatever conditions to vesting it determines to be appropriate, including attainment of performance goals. Shares of restricted stock that do not satisfy the vesting conditions are subject to our right of repurchase or forfeiture. Deferred stock awards are stock units entitling the participant to receive shares of stock paid out on a deferred basis and subject to such restrictions and conditions as the compensation committee shall determine. The compensation committee may impose whatever conditions to vesting it determines to be appropriate, including attainment of performance goals. Deferred stock awards that do not satisfy the vesting conditions are subject to forfeiture.

Dividend equivalent rights may also be granted under our stock incentive plan. These rights entitle the participant to receive credits for dividends that would be paid if the participant had held specified shares of our common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award.

Other stock-based awards under our stock incentive plan will include awards that are valued in whole or in part by reference to shares of our common stock, other convertible or exchangeable securities, partnership interests in a subsidiary or our operating partnership (if formed), awards valued by reference to book value, fair value or performance of a subsidiary, and any class of profits interest or limited liability company membership interest.

Unless the compensation committee provides otherwise, our stock incentive plan does not generally allow for the transfer of awards, and only the participant may exercise an award during his or her lifetime. In the event of a change-in-control of the company, our board of directors and the board of directors of the surviving or acquiring entity shall, as to outstanding awards under our stock incentive plan, make appropriate provision for the continuation or assumption of such awards and may provide for the acceleration of vesting with respect to existing awards.

The terms of the stock incentive plan provide that we may amend, suspend or terminate the stock incentive plan at any time, but stockholder approval of any such action will be obtained if required to comply with applicable law. Further, no action may be taken that adversely affects any rights under outstanding awards without the holder’s consent. The stock incentive plan will terminate on the tenth anniversary of the date on which stockholder approval was received.  As of March 31, 2016, the Compensation Committee has approved the award of 8,000 shares of our common stock pursuant to our incentive stock plan.

Our Advisor

We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor has contractual and fiduciary duties to us and our stockholders pursuant to an advisory agreement. Our executive officers are also officers of our advisor.

Our advisor is managed by the following individuals:

Name	Position	Age
Allen R. Hartman	President & CEO	64
Louis T. Fox III	Executive V.P. & Chief Financial Officer	55
Mark T. Torok	Sr. V. President & General Counsel	58
Richard J. Vitale, CFA	President	48
Ross Donahue	Executive Vice President & COO	65
David Wheeler	Executive Vice President of Acquisitions	54

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investments to be recommended to our board of directors, the negotiation of these acquisitions, and the property management and leasing of these investments will reside with Allen Hartman, our Chief Executive Officer and Chairman of the Board, in conjunction with Ross Donahue and David Wheeler.

For the biographical information on Messrs. Hartman, Fox and Torok, see “Management – Directors and Executive Officers.”

Richard J. Vitale, CFA, age 48, serves as Executive Vice President of HIR Management and President of Hartman Advisors.  Mr. Vitale joined the Property Manager and the Advisor effective March 2, 2015.  Mr. Vitale served as President and a director of United Realty Trust, Inc. (“URT”) and as President of United Realty Advisors from October 2013 to February 2015.  Mr. Vitale has over 23 years of commercial real estate and alternative investment products experience.  Prior to joining URT, Mr. Vitale worked for and ultimately co-owned AEI Capital Corporation (“AEI”), one of the country’s oldest sponsors of non-traded real estate funds and 1031 tax-deferred property exchange offerings from June 1992 to February 2013.  While at AEI, he was Executive Vice President of Strategic Business Development where he oversaw all aspects of that firm’s sponsorship, management and distribution of non-traded real estate funds and 1031 tax-deferred property investment offerings. He has extensive expertise in the areas of SEC registered and Regulation D private placement investment product development and distribution.  From January 1990 to May 1992, Mr. Vitale was employed by Burlington Northern Railroad where he held positions as Treasury Analyst, Equipment Leasing Analyst and Economic Analyst.  Mr. Vitale graduated magna cum laude from the University of St. Thomas in 1989 with a Bachelor’s Degree in both finance and economics.  Mr. Vitale holds the Chartered Financial Analyst (“CFA”) designation which was granted in 1999.

Ross Donahue, age 65, serves as the Executive Vice President & Chief Operating Officer of both HIR Management and Hartman Advisors. Mr. Donahue joined Hartman Management (now HIR Management) as a senior property manager in 2003 and served in that capacity from 2003 to October 2006 before being promoted to his current position. He has over 30 years of experience in the management of office buildings, retail centers and office warehouse space. Mr. Donahue has extensive experience in commercial real estate capital improvement as well as oversight and management of construction for tenant build-outs and improvements.  His responsibilities include the direction of daily operations of HIR Management and Hartman Advisors. Before joining Hartman, Mr. Donahue previously served as a Regional Manager at PM Realty Group and worked as a manager for Gerald Hines Interest. He is a graduate of Clarion State University and also holds a designation of Certified Property Manager.

David Wheeler, age 54, serves as Executive Vice President of Acquisitions for both HIR Management and Hartman Advisors. Mr. Wheeler joined Hartman Management (now HIR Management) in January, 2003 as an acquisitions manager, following a 16-year tenure with CB Richard Ellis. Mr. Wheeler worked as an acquisitions manager until August, 2006 when he assumed his current position He has over twenty years of experience in the acquisition, disposition and leasing of commercial real estate investments. Mr. Wheeler’s responsibilities range from sourcing investment opportunities, including shopping centers, office buildings and warehouses, to closing and ownership transition. At CB Richard Ellis, Mr. Wheeler was a Vice President in the Investment Services Division where he successfully completed the sale of over $400 million in commercial real estate compromising over 9 million square feet throughout the South Central U.S. Prior to joining CB Richard Ellis, Wheeler was a Project Engineer and Cost Estimator with HB Zachary for two years on numerous civil and site development projects including the Legacy Business Park in Plano, TX for EDS. Wheeler holds an MBA with concentration in Real Estate from Southern Methodist University and a BS in Civil Engineering with an option in Construction Management from Texas A&M University.

The Advisory Agreement

Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. In some instances our advisor may contract with an affiliated entity to provide certain services requiring state specific licenses to be performed under the advisory agreement. Under the terms of the advisory agreement, our advisor undertakes to use its best efforts to present us with investment opportunities that are consistent with our investment policies and objectives as adopted by our board of directors. Our advisor has a fiduciary duty and responsibility to us and our stockholders. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

•

find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•

structure the terms and conditions of our acquisitions, sales and joint ventures;

•

acquire properties and make and invest in mortgage loans and other investments on our behalf in compliance with our investment objectives and policies;

•

arrange for financing and refinancing of properties and other investments;

•

service or enter into contracts for servicing our mortgage loans;

•

assist us in obtaining insurance;

•

generate an annual budget for us;

•

review and analyze financial information for each property and the overall portfolio;

•

formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•

perform investor-relations services;

•

maintain our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies, in that regard, our advisor has undertaken controls to maintain our compliance with applicable federal securities laws including reporting requirements in particular to avoid any further violations of our obligations under the securities laws and our undertakings with the SEC;

•

engage and supervise the performance of our agents, including our registrar and transfer agent; and

•

perform any other services reasonably requested by us.

 The above summary is provided to illustrate the material functions that our advisor will perform for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.

The advisory agreement has a one-year term that may be renewed for an unlimited number of successive one-year periods. The current term of the advisory agreement expires February 9, 2017.  It is the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. The criteria used in such evaluation, including consideration of the reasonableness of advisor compensation in relation to the return to investors, will be reflected in the minutes of such meeting. In addition, either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

Our advisor and its officers and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our administration to discharge its obligations. See “Risk Factors – Risks Related to Conflicts of Interest.” In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments. Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity.

Our advisor may not cause us to acquire or finance any property or make or invest in any mortgage loan or other investment on our behalf without the prior approval of our board of directors, including a majority of our independent directors. The actual terms and conditions of transactions involving our investments will be determined by our advisor, subject at all times to such board approval.

We reimburse our advisor for all of the costs and expenses that are in any way related to the operation of our company or the conduct of our business or the services our advisor provides to us, including (except as noted below) direct expenses and costs of salaries and benefits of persons employed by our advisor and/or its affiliates performing advisory services for us. The costs and expenses include, but are not limited to:

•

organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) in an amount up to 1.5% of gross offering proceeds from the primary offering less any such organization and offering expenses we pay directly. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee), to the extent they exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us;

•

the actual cost of goods, services and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities;

•

acquisition expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs;

•

administrative service expenses;

•

all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•

audit, accounting and legal fees paid to third parties;

•

premiums and other associated fees for insurance policies including director and officer liability insurance;

•

taxes and assessments on income or real property and taxes; and

•

transfer agent and registrar’s fees and charges paid to third parties.

Generally, we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four immediately preceding fiscal quarters exceed the greater of: (1) 2% of our average invested assets for that period, or (2) 25% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Our advisor is paid fees in connection with services provided to us. Our advisor generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory agreement and, in some circumstances, will also be paid a disposition fee relating to the disposition of our assets prior to the termination of the advisory agreement. See “Management Compensation” below.

Our Property Manager

HIR Management is our property manager, charged with managing our properties. Our executive officers are also officers of our property manager. HIR Management was organized and commenced active operations in March 2009 to lease and manage real estate projects, including projects for other Hartman-sponsored programs. As of the date of this prospectus, HIR Management and its affiliates were managing in approximately 5.0 million square feet of office buildings, retail centers and office warehouse buildings for real estate programs sponsored by affiliates of Allen R. Hartman. The principal office of HIR Management is located at 2909 Hillcroft, Suite 420, Houston, Texas 77057. HIR Management has contractual responsibility to us and our stockholders pursuant to a property management agreement.

HIR Management is managed by the following individuals:

Name	Position	Age
Allen R. Hartman	President & CEO	64
Louis T. Fox III	Executive V.P. & Chief Financial Officer	55
Mark T. Torok	Sr. V. President & General Counsel	58
Richard J. Vitale, CFA	Executive V.P.	48
Ross Donahue	Executive Vice President & COO	65
David Wheeler	Executive Vice President of Acquisitions	54

For the biographical information on Messrs. Hartman, Fox, Torok, Vitale, Donahue and Wheeler, see “Management – Directors and Executive Officers” and “Management – Our Advisor.”

Property Management Agreement

Our property management agreement with HIR Management has a term of one year that may be renewed for an unlimited number of successive one year periods.  The current term of the property management agreement expires February 9, 2017, and is subject to successive one-year renewals unless we or HIR Management provides written notice of intent to terminate thirty (30) days prior to the expiration of the renewal term. Either party may terminate the agreement without cause upon sixty (60) days’ prior written notice to the other party or upon thirty (30) days’ notice in the event of default by the other party if such default is not cured within said thirty (30) day period. In addition, we may immediately terminate the agreement upon thirty (30) days’ written notice to HIR Management in the event of its fraud, gross malfeasance, gross negligence or willful misconduct.

We pay HIR Management property management fees equal to 5% of the Effective Gross Revenues (as defined below) for the management of retail centers, office/warehouse buildings, industrial properties and flex properties and 3% to 4% of the Effective Gross Revenues for office buildings, based upon the square footage and gross property revenues of the buildings. We pay a 4% fee for office buildings under 100,000 square feet in size or with gross annual revenues under $1,000,000. We pay a 3% fee for office buildings of 100,000 square feet or more in size and gross annual revenues of $1,000,000 or more. “Effective Gross Revenues” means all payments actually collected from tenants and occupants of the Properties, exclusive of (a) security and deposits (unless and until such deposits have been applied to the payment of current or past due rent) and (b) payments received from tenants in reimbursement of expenses of repairing damage caused by tenants. In the event that we contract directly with a third-party property manager in respect of a property, we will pay HIR Management an oversight fee equal to 1% of the Effective Gross Revenues from the property. In no event will we pay both a property management fee and an oversight fee to HIR Management with respect to any particular property. The board, including the independent directors, has the option to use a third party property manager where that third party manager offers advantages that HIR Management does not offer. Those advantages would not necessarily be based on cost, but could include experience in a local market; personnel in a local market; experience in connection with a specific type of property or tenant; or with a particular entity as a tenant. Conversely, the board likely will consider the fact that investors in a Hartman sponsored entity have demonstrated confidence in the Hartman management team.

In addition to the property management fee or oversight fee, if HIR Management provides leasing services with respect to a property, we will pay HIR Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. HIR Management may subcontract the performance of its property management and leasing duties to third parties and HIR Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services. We reimburse the costs and expenses incurred by HIR Management on our behalf, including the wages and salaries and other employee-related expenses of all employees of HIR Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and travel and other out-of-pocket expenses that are directly related to the management of specific properties. Furthermore, other third-party charges, including fees and expenses of third-party professionals and consultants, are reimbursed, subject to the limitations on fees and reimbursements contained in our charter.

In the event that HIR Management supervises the construction or installation of tenant improvements at a property, we will pay HIR Management a construction management fee equal to 5% of the costs of the tenant improvements. This fee only applies with respect to the build out of space at existing properties to suit specific tenants or to make the space ready for occupancy by tenants.

HIR Management may subcontract some on-site property management duties to other management companies with experience in the applicable markets.  In such event, these property management firms will be authorized to lease our properties consistent with the leasing guidelines promulgated by our board. HIR Management will closely supervise any subcontracted managers of the properties. HIR Management also will be responsible for paying such subcontractors’ fees and expenses. We will have no obligation to make any payments to the subcontractors, unless we and HIR Management otherwise agree in writing.

In addition, HIR Management will remain directly involved in many property management activities including, leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vendor relations), selection and provision of professional services and their providers (i.e., accounting, legal and banking services), and general property-level problem solving. To the extent HIR Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the management of the property is subcontracted, HIR Management has the right to and will approve all on-site personnel of such subcontractor and establish policies for such properties’ operations. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

•

Hartman Short Term Income Properties XIX, Inc. and subsidiaries;

•

Hartman Income REIT, Inc. (“HIREIT”);

•

Hartman Advisors, LLC;

•

subsidiaries of and partnerships organized by HIREIT and its affiliates; and

•

other persons or entities owning properties managed by HIR Management or HIREIT.

HIR Management directs the purchase of equipment and supplies and supervises all maintenance activity. HIR Management will continuously consider alternatives to provide the most efficient property management services to us.

The management fees to be paid to HIR Management will cover, without additional expense to us, the property manager’s general overhead costs, such as its expenses for rent and utilities. Pursuant to separately negotiated agreements, however, we and HIR Management may agree that HIR Management will supervise the construction or installation of certain capital improvements or other major repairs outside of normal maintenance and repair at any property. In such case, we will pay additional compensation to HIR Management pursuant to such separately negotiated agreements.

Notwithstanding the foregoing, we may, under the circumstances set forth in our property management agreement with HIR Management, retain a third party to provide leasing services with respect to our properties. If we retain a third party to provide leasing services with respect to our properties, we will have no obligation to pay HIR Management leasing fees to the extent that such leasing services are provided by such third party.

Stockholdings

We have issued our advisor, Hartman Advisors, 1,000 shares of our convertible preferred stock for an aggregate purchase price of $10,000. Under certain circumstances, these shares may be converted into shares of our common stock. No additional consideration is due upon the conversion of the convertible preferred stock. Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have made total distributions on then outstanding shares of our common stock equal to the foregoing 6% performance threshold and, at or subsequent to the expiration or termination the stockholders actually receive such level of distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. We believe that the convertible preferred stock provides an incentive for our advisor to increase the overall return to our investors.  The conversion of the convertible preferred stock into common shares will result in an economic benefit for the holder of those shares and dilution of the other stockholders’ interests. See “Description of Shares – Convertible Preferred Stock.”

COMPENSATION

Our advisor and its affiliates and our dealer manager receive compensation for services related to this offering, subject to review and approval of our independent directors.  The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor and its affiliates and our dealer manager during the various phases of our organization and operation.

The estimated maximum dollar amounts are based on the sale of a maximum of $200,000,000 in shares to the public at $10.00 per share in our primary offering and the sale of a maximum of $19,000,000 in shares to the public at $9.50 per share under our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. Offering-stage compensation relates only to this primary offering, as opposed to any subsequent offerings. All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts and, in limited circumstances, the dealer manager fee may be reduced with respect to certain purchases.

Type of Compensation and Recipient	Form of Compensation	Amounts for the years ended December 31, 2015 and 2014
	Offering Stage
Selling Commissions-Participating Broker-Dealers (2)	Up to 7% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers. Our dealer manager re-allowed up to 100% of selling commissions earned to participating broker-dealers. No selling commissions were paid for sales under the distribution reinvestment plan.	$3,305,439

Dealer Manager Fee –D.H. Hill Securities, LLLP. (3)	Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, D.H. Hill Securities, LLLP, re-allowed a portion or all of its dealer manager fee in an aggregate amount up to 1.0% of gross offering proceeds to broker-dealers participating in the offering. No dealer manager fee was paid for sales under the distribution reinvestment plan.	$164,523

Reimbursement of Other Organization and Offering Expenses – Hartman Advisors or its affiliates

With respect to our primary offering, we reimburse our advisor for organization and offering expenses that it incurs on our behalf (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering. We may not amend our advisory agreement to increase the amount we are obligated to pay our advisor with respect to organization and offering expenses during this primary offering. Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 11% of gross proceeds from this primary offering or 15% of gross proceeds from any subsequent offerings. No reimbursement of organization and offering expenses is paid for sales under the distribution reinvestment plan.

		$0

	Acquisition and Development
Acquisition and Advisory Fees – Hartman Advisors or its affiliates (4) (5)	2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets. We may not amend our advisory agreement to increase acquisition and advisory fees during this primary offering.	$3,153,050

Acquisition Expenses – Hartman Advisors, HIR Management or their affiliates (4)(5)	Our advisor and its affiliates are reimbursed for all expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, brokerage or finder’s fees, title insurance, premium expenses and other closing costs.	$0

Debt Financing Fee – Hartman Advisors or its affiliates (4)(5)

1% of the amount available under any loan or line of credit made available to us. The advisor will use some or all of this amount to reimburse third parties with whom it subcontracts to coordinate financing for us. We may not amend our advisory agreement to increase debt financing fees during this primary offering.

		$0 (6)

Development Fee – HIR Management (4)	We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee to an affiliate of our advisor if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.	$0

	Operational Stage

Property Management and Leasing Fees – HIR Management

We pay HIR Management property management fees equal to five percent (5%) of the Effective Gross Revenues (as hereinafter defined) for the management of retail centers, office/warehouse buildings, industrial properties and flex properties and 3% to 4% of the Effective Gross Revenues for office buildings, based upon the square footage and gross property revenues of the buildings. We pay a 4% fee for office buildings under 100,000 square feet in size or with gross annual revenues under $1,000,000. We pay a 3% fee for office buildings of 100,000 square feet or more in size and gross annual revenues of $1,000,000 or more. “Effective Gross Revenues” shall mean all payments actually collected from tenants and occupants of the Properties, exclusive of (a) security and deposits (unless and until such deposits have been applied to the payment of current or past due rent) and (b) payments received from tenants in reimbursement of expenses of repairing damage caused by tenants. In the event that we contract directly with a third-party property manager in respect of a property, we will pay HIR Management an oversight fee equal to 1% of the gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HIR Management with respect to any particular property. In addition to the property management fee or oversight fee, if HIR Management provides leasing services with respect to a property, we will pay HIR Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. HIR Management may subcontract the performance of its property management and leasing duties to third parties and HIR Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services. We reimburse the costs and expenses incurred by HIR Management on our behalf, including the wages and salaries and other employee-related expenses of all employees of HIR Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and travel and other out-of-pocket expenses that are directly related to the management of specific properties. Furthermore, other charges, including fees and expenses of third-party professionals and consultants, will be reimbursed, subject to the limitations on fees and reimbursements contained in our charter.

		$3,580,295

Construction Management Fee — HIR Management	If HIR Management supervises the construction or build out of space for occupancy by tenants, we will pay HIR Management a construction management fee equal to 5% of the cost of the tenant improvements.	$393,950

Asset Management Fee – Hartman Advisors or its affiliates

Monthly fee equal to one-twelfth of 0.75% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid and/or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if available and if the independent members of our board of directors have determined to obtain an independent appraisal, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not manage or control the asset, and did not or do not provide substantial services in the acquisition, development or management of the asset.

		$1,561,158

Operating Expenses – Hartman Advisors (8)

We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. We reimburse the advisor for the salaries and other compensation paid to the advisor’s employees and other service providers for services performed on our behalf, subject to the reimbursement limitation described above in this paragraph.  Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

		$0

	Liquidation Stage

Disposition Fee – HIR Management or its affiliates (7)

If our property manager provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive a disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset.

		Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.

Liquidation-Hartman Advisors and HIR Management

In the event of a liquidation of the Company, we will reimburse our advisor and property manager for their services provided under the same fee schedule set forth above through the date of the final dissolution and wind-up of the Company’s affairs

		Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Common Stock Issuable Upon Conversion of Convertible Preferred Stock – Hartman Advisors

Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all.

		Actual amounts depend on the value of our company at the time the Convertible Preferred Stock converts or becomes convertible and therefore cannot be determined at the present time.

(1)

Not used.

(2)

All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts.

(3)

In limited circumstances, the dealer manager fee may be reduced with respect to certain purchases as described under “Plan of Distribution.”

(4)

Notwithstanding the method by which we calculate the payment of acquisition and advisory fees and acquisition expenses, as described in the table, our charter and the NASAA REIT Guidelines limit the amount of acquisition and advisory fees and acquisition expenses we can incur to a total of 6% of the contract purchase price of a property or, in the case of a mortgage loan or other investment, to 6% of the funds advanced. This limit may only be exceeded if a majority of our independent directors approve the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us. Acquisition and advisory fees may be payable subsequent to the date of acquisition of a property in connection with the expenditure of funds for development, construction or improvement of a property, to the extent we capitalize such costs. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits these fees to (1) an acquisition fee equal to 2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, (2) reimbursement of acquisition expenses, and (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us. Our advisor may forego or reduce any of these fees so they do not exceed the NASAA limitation of 6%. Any increase in these fees stipulated in the advisory agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

(5)

For purposes of this table, we have assumed that we will fund acquisitions from net proceeds from the sale of shares in our primary offering and under our distribution reinvestment plan; however, because the acquisition and advisory fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition and advisory fees will be greater than that shown to the extent we also fund acquisitions through (1) the incurrence of debt (the aggregate amount of borrowings is targeted not to exceed approximately 50% of the aggregate value of all real property assets), (2) retained cash flow from operations and (3) issuances of equity in exchange for properties.

The maximum amount of our indebtedness shall not exceed 300% of our “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors. Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our real property assets once we have ceased raising capital under this offering or any subsequent offering and invested substantially all of our capital. During our offering stage and until we have invested the proceeds of this offering or any subsequent offering, we expect to borrow more than 50% of the contract purchase price of each real property asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

(6)

It is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our real property assets as financed and cannot be determined at the present time. Moreover, additional fees and expenses resulting from the use of leverage may be paid out of the proceeds of such financings and not from proceeds of this offering.

(7)

The NASAA REIT Guidelines limit all real estate commissions paid to our advisor, its affiliates and third parties, including the disposition fee, to 6% of the contract sales price of each asset. In addition, the disposition fee paid upon the sale of any assets other than real property will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

(8)

If a majority of our independent directors determines that expenses in excess of this limitation are justified, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee. The average invested assets for a period will equal the average of the aggregate book value of our assets before deduction for depreciation, bad debts or other non-cash reserves, computed by taking the average of the values at the end of each month during the period specified.

The expense of any restricted stock issued to employees of our advisor or its affiliates as reflected in our financial statements from time to time will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. Our independent directors shall also supervise the performance of our advisor and property manager and the compensation that we pay to them to determine that the provisions of our advisory and property management agreements are being carried out. Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•

the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•

the success of our advisor in generating opportunities that meet our investment objectives;

•

the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors and property managers performing similar services;

•

additional revenues realized by our advisor and property manager and their affiliates through their relationship with us;

•

the quality and extent of service and advice furnished by our advisor and property manager;

•

the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•

the quality of our portfolio in relation to the investments generated by our advisor for the account of its other clients.

Because our advisor and property manager and their affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the disposition fees, our advisor and property manager have the ability to affect the nature of the compensation they receive by undertaking different transactions. However, our advisor and property manager are obligated to exercise good faith and integrity in all their dealings with respect to our affairs pursuant to the advisory and property management agreements. See “The Advisory Agreement” and “Property Manager” sections above. Because these fees and expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or property manager or their affiliates by reclassifying them under a different category. In the event that the independent directors determine that the compensation paid to our advisor and/or our property manager is excessive, we, through our independent directors, may attempt to negotiate a different fee structure or terminate the agreement.

In addition, from time to time, Hartman Advisors, our advisor, or its affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to investors.

STOCK OWNERSHIP

The following table sets forth information as of March 31, 2016, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, and each named executive officer, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 16,729,308 shares of common stock outstanding as of March 31, 2016. The address of each beneficial owner listed below is c/o Hartman Short Term Income Properties XX, Inc., 2909 Hillcroft, Suite 420, Houston, Texas 77057.

Name of Beneficial Owner	Amount and Nature of Shares Beneficially Owned *
	Number	Percentage
Allen R. Hartman (2)	22,328	0.14
Louis T. Fox, III	-	-
Mark T. Torok	-	-
Jack I. Tompkins	18,750	0.11
Richard R. Ruskey	14,250	0.08
All Officers and Directors as a group	55,328	0.33

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options warrants and similar rights held by the respective person or group which may be exercised within 60 days following March 31, 2016. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Includes 19,000 shares owned by Hartman XX Holdings and 3,328 shares owned by Mrs. Allen (Lisa) Hartman. Mr. Hartman is the sole stockholder of Hartman XX Holdings.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Hartman Advisors, our advisor, HIR Management, our property manager and their officers, some of whom serve as our executive officers and directors. These conflicts include the compensation arrangements between us and our advisor and its affiliates. Our agreements and arrangements with our advisor and its affiliates are not the result of arm’s-length negotiations. See “Management – Management Compensation.” In this section we discuss these conflicts and the corporate governance measures we have adopted to ameliorate some of the risks posed by the conflicts.

Our advisor and its officers, some of whom serve as our executive officers and directors, attempt to balance our interests with their duties to other Hartman-sponsored programs. However, to the extent that they take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our shares. In addition, our directors and officers and the officers of our advisor and its affiliates may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see “Risk Factors – Risks Related to Conflicts of Interest.”

We expect our independent directors to act on all matters in which a conflict of interest may arise. All of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Our executive officers and the executive officers of Hartman Advisors and its affiliates are advisors of two other Hartman-sponsored private REIT programs, and in the future may sponsor other programs that have investment objectives that are generally similar to ours in that they are formed to acquire and lease commercial real estate, and we expect that they will organize other such programs in the future. These persons have legal and financial obligations with respect to these programs that are similar to their obligations to us.

Affiliates of our advisor are currently sponsoring or have recently sponsored the two other private real estate programs referred to above. Hartman affiliates also have sponsored and continue to sponsor privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, that have similar investment objectives, and which are still operating and may acquire additional properties in the future. Our executive officers and our advisor and its affiliates will experience potential conflicts of interest as they simultaneously perform services for us and other Hartman-sponsored programs. However, to date the investment strategies of the various Hartman-sponsored programs have differed enough that there have not been significant conflicts in the allocation of properties. In addition, our advisor has stated clear standards for the advisor to follow to determine which of the three affiliated REITs will have the first opportunity to purchase a property or to negotiate with a prospective tenant. In such an event, Hartman Advisors and HIR Management will offer properties to be developed to one of the other REITs first and will offer all other commercial rental properties to us first.

In the event that we, or any other Hartman program or other entity formed or managed by our advisor or its affiliates, are in the market for investments similar to those we intend to make, our advisor will review the investment portfolio of each such affiliated entity prior to making a decision as to which Hartman program will purchase such properties or make or invest in such mortgage loans or other investments. Our conflict resolution guidelines present clear standards for the advisor to follow to determine which of the three affiliated REITs will have the first opportunity to purchase, finance or sell a property or to negotiate with a prospective tenant. In such an event, Hartman Advisors and HIR Management will offer properties to be developed to one of the other REITs first and will offer all other commercial rental properties to us first. See “Certain Conflict Resolution Procedures.”

Our advisor or its affiliates may acquire, for their own account or for private placement, properties and other investments that they deem are not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties and investments with potential for attractive investment returns. For more information with respect to allocation of investment opportunities, see “Certain Conflict Resolution Procedures.”

Other Activities of Our Advisor and Its Affiliates

We rely on our advisor for the day-to-day operation of our business. As a result of the interests of members of its management in other Hartman-sponsored programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates have conflicts of interest in allocating their time between us and other Hartman-sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Hartman-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Mr. Hartman, who is our Chief Executive Officer and the Chairman of our Board, are also officers of our advisor, and other entities affiliated with our advisor as well as the officers of other Hartman-sponsored programs. As a result, these individuals owe fiduciary duties to these other entities and programs, which may conflict with the fiduciary duties that they owe to us and our stockholders.

Property Manager

We anticipate that properties we acquire will be managed and may be leased by HIR Management, our property manager. Our agreement with HIR Management has a one-year term ending February 9, 2017, and will continue thereafter for successive one-year renewal periods unless terminated by HIR Management or us by written notice to the other party at least thirty (30) days prior to the expiration date of such term. Notwithstanding the foregoing, either party may terminate the agreement on thirty (30) days written notice in the event of default on the part of the other party if such default is not cured within said thirty (30) day period or unilaterally without cause on sixty (60) days written notice to the other party. In addition, we may terminate the agreement upon thirty (30) days written notice in the event of fraud, gross malfeasance, gross negligence or willful misconduct on the part of HIR Management.

HIR Management also serves as property manager for properties owned by other Hartman-sponsored programs, some of which may compete with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. In addition, the property manager will receive a fee of 5% for supervising the construction of tenant improvements. It is conceivable that the property manager could find itself in a position where it would stand to earn a higher fee by agreeing to higher costs and expenses. For a more detailed discussion of the anticipated fees to be paid for property management services, see “Management- Property Manager” and “Management – Management Compensation.”

Alston & Bird LLP and Mark T. Torok, our General Counsel, each act, and in the future may act, as counsel to us, Hartman Advisors, Hartman Income REIT Management, Inc. and their affiliates in connection with the Offering.  There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession in their respective states; Alston & Bird LLP and Mark T. Torok may be precluded from representing any one or all of such parties.  In the event that a dispute were to arise between us, Hartman Advisors, Hartman Income REIT Management, Inc. or any of our respective affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures Transactions with Affiliates of Our Advisor

We expect to enter into joint ventures or other co-ownership or financing arrangements with other Hartman-sponsored programs (as well as other parties) for or relating to the acquisition, development or improvement of properties and other investments. See “Investment Objectives and Criteria – Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which Hartman-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

HIR Management and HIREIT, the parent of our property manager, and their affiliates sponsor private offerings of tenant-in-common interests through special-purpose entities for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. In such a transaction, the special-purpose entity will purchase the property directly from the seller. Each 1031 Participant will then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor, Hartman Advisors, and our property manager, HIR Management, are entitled to substantial fees from us under the terms of the advisory agreement and property management agreement. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. The advisor is also entitled to reimbursement, under most circumstances, of its fees and expenses incurred in managing us. The existence of the cost-plus fee arrangement effectively assures the advisor profitable operations from acting as our advisor, regardless of our performance.

Among other matters, these compensation arrangements could affect their judgment with respect to:

•

the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the property management agreement;

•

fees payable to the advisor on the purchase of a property and asset-based fees payable to the advisor could influence the advisor to retain rather than dispose of our properties;

•

the amount of the property acquisition fee is based on the amount of the purchase price of the property, which conceivably could influence our advisor to select higher priced properties when advising us on potential acquisitions;

•

the amount of the asset management fee that we pay our advisor is based on the cost of our properties and not on property values (unless we obtain independent appraisals) or incomes, requiring us to pay our advisor regardless of the performance and profitability of our properties;

•

the amount of the construction management fee that we pay our property manager is based on the costs of the tenant improvements constructed, which conceivably could influence our property manager to grant larger capital improvement allowances to tenants or to approve more extensive tenant improvements and/or higher charges for the tenant improvements;

•

public offerings of equity by us, which will likely entitle our advisor to increased acquisition and asset management fees;

•

listing for public trading of the shares of common stock offered for sale in this offering, which would afford the advisor the opportunities to continue to earn fees from us, in comparison to our liquidation and the sale of properties;

•

property sales, which might entitle our property manager to real estate commissions and the possible issuance to Hartman Advisors, our advisor, of shares of our common stock through the conversion of our convertible preferred stock;

•

property acquisitions from other Hartman-sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•

property acquisitions from third parties, which entitle our advisor to acquisition fees, asset management fees and possibly property management and leasing fees with respect to our property manager;

•

borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor as well as entitle the advisor to a debt financing fee;

•

whether and when we seek to list our common stock on a national securities exchange, which listing could entitle Hartman Advisors, our advisor, to the issuance of shares of our common stock through the conversion of our convertible preferred stock; and

•

whether and when we seek to sell the company or its assets, which sale could entitle our advisor Hartman Advisors or HIR Management, our property manager to real estate commissions and the issuance of shares of our common stock through the conversion of our convertible preferred stock.

Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See “Management—Management Compensation.”

We issued to Hartman Advisors, our advisor, 1,000 shares of convertible preferred stock for an aggregate purchase price of $10,000. Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders’ interest in us. The shares of convertible preferred stock will be converted into shares of common stock if:

•

we have made total distributions on then outstanding shares of our common stock equal to the “issue price” of those shares, i.e., the gross amount originally paid to us for those shares, plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares;

•

the shares of common stock are listed for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold; or

•

the advisory agreement expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions.

Our advisor and Mr. Hartman can influence whether we terminate the advisory agreement or allow it to expire without renewal or whether our common shares are listed for trading on a national securities exchange. Accordingly, our advisor can influence both the conversion of the convertible preferred stock issued to it, and the resulting dilution of other stockholders’ interests. There will be no distributions paid on shares of convertible preferred stock. For a description of the convertible preferred stock, see “Description of Shares – Convertible Preferred Stock.”

Certain Conflict Resolution Procedures

We expect our independent directors to act on all matters in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders. In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

Advisor and Property Manager Compensation. Our independent directors determine, from time to time but at least annually, that our total fees and expenses are reasonable, in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable, unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. Our independent directors also supervise the performance of our advisor and property manager and the compensation that we pay to them to determine that the provisions of our advisory agreement and property management agreement are being carried out. Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•

the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•

the success of our advisor in generating opportunities that meet our investment objectives;

•

the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors and property managers performing similar services;

•

additional revenues realized by our advisor and property manager and their affiliates through their relationship with us;

•

the quality and extent of service and advice furnished by our advisor and property manager;

•

the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•

the quality of our portfolio in relation to the investments generated by our advisor for the account of its other clients.

We expect to pay our property manager a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property. Moreover, such commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, generally may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor must be reasonable. As a general rule, such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.

We also expect to limit the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced. This limit generally may only be exceeded if a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction approve the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us. Although we intend to limit combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits these fees to (1) an acquisition fee equal to 2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, (2) reimbursement of acquisition expenses, and (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us. Our advisor may forego or reduce any of these fees so they do not exceed our charter limitation of 6%. Any increase in these fees stipulated in the advisory agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

Terms of Advisory and Property Management Agreements. Each contract for the services of our advisor or property manager may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor or property manager. A majority of the independent directors or our advisor or property manager may terminate their respective agreements without cause or penalty on 60 days’ written notice.

We expect our independent directors to act on all matters in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders. In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

      Our Acquisitions. We will not purchase or lease properties in which our sponsor, our advisor,  any of our directors or officers or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us. We expect that from time to time our advisor or its affiliates will temporarily enter into contracts relating to investment in properties and other assets all or a portion of which is to be assigned to us prior to closing or may purchase property or other investments in their own name and temporarily hold title for us. We may, however, purchase properties developed by affiliates of our advisor and our property manager. We will purchase properties from an affiliate at a price designed to afford such affiliate a reasonable profit, as approved by our independent directors, but in no case, at a price above the fair market value determined by our independent directors, and by an independent qualified appraiser where the transaction is with an affiliate of our sponsor, advisor or a director. Our independent directors may elect to determine the value of a property based on the application of an appropriate capitalization rate to the property’s net income or, in appropriate situations, recent sales prices of comparable properties or they may opt to require an independent appraisal of any such property. The independent directors will determine the appropriate capitalization rate under prevailing market conditions and whether and to what extent the sale of another property should be considered comparable in valuing one or more of our properties. Our conflict resolution guidelines present clear standards for the advisor to follow to determine which of the three Hartman affiliated REITs currently in business will have the first opportunity to purchase, finance or sell a property or to negotiate with a prospective tenant. In such an event, Hartman Advisors and HIR Management will offer properties to be developed to one of the other REITs first and will offer all other commercial rental properties to us first.

Loans.  We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates. In addition, our sponsor, our advisor, our directors and their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Limitation on Operating Expenses. Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitation that our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the asset management fee, paid during the previous fiscal year exceed the greater of: (1) 2% of our average invested assets for that fiscal year, or (2) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Allocation of Investment Opportunities. In the event of a potential conflict in acquiring a property, Hartman Advisors and HIR Management will offer the first opportunity to purchase properties to be developed to other Hartman sponsored entities and will offer the first opportunity to purchase all other commercial rental properties to us. Our independent directors will have the opportunity to vote on whether to purchase the property made available on the terms offered.  It is the duty of the directors, including the independent directors, to insure that such method of allocating investment opportunities is fairly applied to us.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to Hartman Advisors or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•

financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by an independent certified public accountant;

•

the ratio of the costs of raising capital during the year to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of other fees paid to Hartman Advisors and any affiliates of HIR Management by us or third parties doing business with us during the year;

•

our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•

a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Before becoming a stockholder, our advisor, Hartman Advisors, our directors and officers and their affiliates must agree not to vote their shares regarding (1) the removal of any of these affiliates or (2) any transaction between them and us.

Other Transactions with Affiliates. We will not accept goods or services from our advisor or its affiliates or enter into any other transaction with our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

DILUTION

As of December 31, 2015, our net tangible book value per share was $4.10, compared to our offering price of $10.00 per share pursuant to this offering. Our net tangible book value per share of our common stock was determined by dividing the net book value of our tangible assets (consisting of total assets less intangible assets which are comprised of net acquired in-place lease value, deferred loan and leasing costs, and goodwill, net of total liabilities) as of December 31, 2015 by the number of shares of our common stock outstanding as of December 31, 2015. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. Net tangible book value is not intended to reflect the value of our assets upon our orderly liquidation in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (1) accumulated depreciation and amortization of real estate investments, (2) fees paid in connection with our initial public offering and (3) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition and management of our investments. Additionally, investors who purchased shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional common shares in the future pursuant to this offering, if we sell securities that are convertible into shares of our common stock or if we issue shares upon the exercise of options, warrants or other rights.

INVESTMENT OBJECTIVES AND CRITERIA

General

We acquire and operate commercial real estate and real estate related assets.  We intend to acquire and operate a diversified portfolio of commercial real estate and real estate-related assets including commercial office, retail, light industrial and warehouse properties, located primarily in Texas. We intend to acquire income-producing office buildings, retail centers, light industrial properties, and other commercial properties. These properties may be existing income-producing properties, newly constructed properties or properties under development or construction.  All of our current properties are located in the State of Texas, and we intend to continue to focus on investments located in the State of Texas, although we may make investments in real estate assets located throughout the United States and other countries based on our view of existing market conditions.

Our primary investment objectives are to:

•

realize growth in the value of our investments;

•

preserve, protect and return your capital investments;

•

grow net cash from operations such that more cash is available for distributions to you; and

•

enable you to realize a return of your investment by pursuing a liquidity event, such as liquidating our portfolio and distributing cash to you, listing our shares for trading on a national securities exchange or merging with one or more other entities sponsored by our sponsor, within five years after the termination or our initial public offering.

The cornerstone of our investment strategy is our advisors’ discipline in acquiring a portfolio of real estate properties that are located in Texas that offer a blend of current and potential income based on in place occupancy plus relatively significant potential for growth in income and value from re-tenanting; repositioning or redevelopment.  We refer to this strategy as “value add” or the “Hartman Advantage.”

We rely upon the value add or Hartman Advantage strategy to evaluate numerous potential commercial real estate acquisition and investment opportunities per each completed acquisition or investment.

We cannot assure you that we will attain our investment objectives or that our capital will not decrease. Pursuant to our advisory agreement, and to the extent permitted by our charter, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives.

We may not change the investment objectives and limitations set forth in the charter, except upon approval of stockholders holding a majority of the shares. Our independent directors will review our investment objectives at least annually to determine whether our policies are in the best interests of our stockholders. Each such determination will be set forth in the minutes of our board of directors. See “Investment Objectives and Criteria- Investment Limitations” below.

Decisions relating to the purchase or sale of our investments will be made by our advisor, subject to approval of our board of directors, including a majority of our independent directors. See “Management- Directors and Executive Officers” for a description of the background and experience of our directors and executive officers.

Acquisition and Investment Policies

We have acquired and intend to acquire and operate commercial real estate and real estate-related assets including loans secured by mortgages or deeds of trust on real property. The commercial, office, retail and other non-residential properties may be existing income-producing properties, properties developed by an affiliate of our advisor, newly constructed properties or properties under development or construction.

Prior to acquiring an asset, our advisor will perform an individual analysis of the asset to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted holding period. Our advisor will use the information derived from the analysis in determining whether the asset is an appropriate investment for us.

We intend to create value by focusing on “value add” property acquisitions, which we define as commercial real estate properties which (i) have occupancy at the time of acquisition of 60 – 70% of gross leasable area; (ii) generate annual Modified Funds from Operations (“MFFO”) of 5 – 10% based on property acquisition price at the time of acquisition; (iii) our advisor reasonably estimates may generate annual MFFO of 10 – 15% based on property acquisition price plus improvements and increase in operating expenses (which will vary with each prospective property acquisition) where occupancy is at 90% of gross leasable area; (iv) our advisor reasonably believes may increase in value at a rate of 5 – 6% per year based on the property acquisition price; and, (v) our advisor reasonably expects a total annual return of 13 – 14% which is the sum of annual MFFO expressed as a percentage of property acquisition price and annual increase in value based on property acquisition price.  We define MFFO, which is a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measures for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010.  MFFO is determined net of interest expense.  For purposes of the foregoing, we assumes that leverage, which is mortgage indebtedness, will be approximately 50% of the property acquisition price.  There can be no assurance that our goal of creating value through value add property acquisitions will be successful or that we will achieve the intended results.

We intend to accumulate a commercial real estate portfolio of approximately 50% commercial office properties and 50% commercial retail and flex use properties.  We expect our advisor to focus on mid-rise suburban office properties, generally 5 – 15 story comprising up to 400,000 square feet of gross leasable area.  We expect our Advisor to focus on anchored retail properties, generally comprising 100,000 to 200,000 square feet of gross leasable area.  We expect the property acquisition price of either office or retail properties to be in the $5 - $20 million range.  We expect that our advisor may evaluate on the order of 1,000 property acquisition opportunities annually.

We may invest in a wide variety of commercial properties, including, without limitation, office, industrial, retail and other real properties. These properties may be existing properties or newly constructed properties, properties under development or construction, properties not yet developed or raw land for development or resale. In each case, the properties will be identified by us as opportunistic investments. These properties will be identified as such because of their property-specific characteristics or their market characteristics. For instance, properties that may benefit from unique repositioning opportunities or for development or redevelopment or that are located in markets with high growth potential or that are available from distressed sellers may present appropriate investments for us.

We intend to hold our assets for up to five years from the termination of this offering. We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy and fund life. Though we will evaluate each of our assets for capital appreciation generally within a targeted holding period of five years from the termination of this offering, we may consider investing in properties and other assets with a different holding period in the event such investments provide an opportunity for an attractive return in a period that is consistent with the life of this fund. Further, economic or market conditions may influence us to hold our investments for different periods of time.

In cases where our advisor determines that it is advantageous to us to make investments in which our advisor or its affiliates do not have substantial experience, it is our advisor’s intention to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in its consideration, making and administration of such investments.

We may modify our acquisition and investment policies if our shares become listed for trading on a national securities exchange. For example, upon listing of our common stock, we may choose to sell more volatile properties and use the proceeds to acquire properties that are more likely to generate a stable return. Other factors may also cause us to modify our acquisition and investment policies.

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, “triple net” leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s sales revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration.

We intend to use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available. We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant. However, in light of our desire to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants.

We anticipate that tenant improvements that we are required to fund in connection with newly acquired properties will be funded from our offering proceeds. When tenants do not renew their leases or otherwise vacate their space in our buildings, it is likely that we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space in order to attract new tenants. We expect to fund such tenant improvements either through capital reserves established for our properties or from available cash. See “Risk Factors – General Risks Related to Investments in Real Estate.”

Investments in Real Property

In executing our investment strategy with respect to investments in real property, we will seek to invest in assets that we believe may be repositioned or redeveloped so that they will reach an optimum value within five years from the termination of this offering. We may develop or acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, we may invest in properties that we believe are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition, and we intend to renew leases or replace existing tenants at the properties for improved returns. We may acquire properties in markets that are depressed or overbuilt with the anticipation that, within our targeted holding period, the markets will recover and favorably impact the value of these properties. We may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that we can achieve better success with the properties. Many of the markets where we will acquire properties may have high growth potential in real estate lease rates and sale prices. To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of preserving our capital and realizing capital appreciation upon the ultimate sale of our properties. In making investment decisions for us, our advisor will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation and its liquidity and income tax considerations.

Except with respect to unimproved or non-incoming producing property, we are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Our investments in real estate generally take the form of holding fee title or a long-term leasehold estate.  We own substantially all of our assets and conduct our operations through an operating partnership.  Our wholly owned subsidiary, Hartman XX REIT GP, LLC, a single member limited liability company, is the sole general partner of our operating partnership.  We are currently the sole limited partner of our operating partnership. The holders of units in our operating partnership may have their units exchanged for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned “The Operating Partnership Agreement.”

We intend to make further investments in commercial real estate or real estate related assets through our operating partnership or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of our advisor. See “— Joint Venture Investments” below.

We believe that Texas offers an abundance of high growth potential markets.  To date, all of our property acquisitions have been in the Houston, Dallas/Fort Worth and San Antonio Texas markets.  Our advisor intends to continue to focus on acquisition opportunities in Texas markets, however, our advisor does evaluate and will continue to evaluate acquisition opportunities outside of Texas.  As a result, our actual investments may result in concentrations in a limited number of geographic regions.  We expect to make all of our investments in or in respect of real estate assets located in the United States, although we may make investments in other countries based on our view of existing market conditions.

Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation. An affiliate of our advisor has developed and uses modeling tools that our advisor believes will help us identify favorable property acquisitions, enable it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price. Using these tools together with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and current distributions to investors, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

We will employ risk-controlled strategies to reposition, re-lease, and renovate properties that include office, retail, and light industrial (flex) property types located primarily in the metropolitan areas of Houston, Dallas-Ft. Worth, and San Antonio, Texas.  We believe that we can achieve these objectives by acquiring well-located properties from troubled sellers and financial institutions that do not possess the resources or desire to own or manage these properties.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•

plans and specifications;

•

environmental reports;

•

surveys;

•

evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•

auditable financial statements covering recent operations of properties having operating histories; and

•

title and liability insurance policies.

We will not purchase any property from a third party unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. We will only obtain a Phase I environmental site assessment of a property that we purchase from an affiliate of our advisor if a majority of our independent directors determine that acquiring a new or updated Phase I report would be advisable. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. With respect to international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired.

Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require and in all cases in which the transaction is with any of our directors or HIR Management or its affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. We will rely on our own independent analysis, including on appraisals when the board of directors deem an appraisal necessary or helpful in determining whether to invest in a particular property. Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. See “Risk Factors — General Risks Related to Investments in Real Estate”

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by completion bond or performance bond. HIR Management will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with our property manager for such services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. HIR Management may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See “Risk Factors — General Risks Related to Investments in Real Estate.”

Additionally, our property manager may act as a developer for all or some of the properties that we acquire for development or redevelopment. In those cases, we will pay development fees to our property manager that are usual and customary for similar projects in the particular market if a majority of our independent directors determines that such development fees are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

We may directly employ one or more project managers, including our property manager, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor.

Joint Venture Investments

We have entered into joint ventures, partnerships or other co-ownership arrangements with entities affiliated with our advisor for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition, development and management expertise in order to achieve the following four primary objectives: (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. We may only invest in joint ventures if a majority of our directors, including a majority of our independent directors, approve the transaction as fair, competitive and commercially reasonable. In determining whether to invest in a particular joint venture, Hartman Advisors will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

We have entered into one joint venture with other Hartman-sponsored programs for the acquisition of the Richardson Heights property.  We may only enter into joint venture arrangements with other Hartman-sponsored programs  if a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.  Subsequent to the acquisition of the property acquired by means of the joint venture, we acquired all of the interest of the Hartman affiliate joint-venturer.

In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise any right of first refusal that we may have. In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Hartman-sponsored programs will result in certain conflicts of interest. See “Risk Factors — Risks Related to Conflicts of Interest” and “Conflicts of Interest – Joint Ventures Transactions with Affiliates of Our Advisor.”

We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that we would work together with other Hartman-sponsored programs to apportion the assets within the property among us and the other Hartman-sponsored programs in accordance with the investment objectives of the various programs. After such apportionment, the mixed-use property would be owned by two or more Hartman-sponsored programs or joint ventures composed of Hartman-sponsored programs. The negotiation of how to divide the property among the various Hartman-sponsored programs will not be at arm’s length and conflicts of interest will arise in the process. It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other Hartman-sponsored programs to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm’s-length transaction with a third party unaffiliated with our advisor.

Borrowing Policies

Although we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. We intend to use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. However, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our real property assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real property assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 50% of the contract purchase price of one or more of the real property assets we acquire to the extent our board of directors determines that borrowing these amounts is prudent. In any event, our charter limits total leverage to 300% of the net value of our assets, even during the offering period.

By operating on a leveraged basis, we expect that we will have more funds available to us for investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See “Risk Factors – General Risks Related to Investments in Real Estate.” To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

We will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from Hartman Advisors, HIR Management and their affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

For services in connection with any debt financing obtained by or for us (including any refinancing of debt), we will pay our advisor a debt financing fee equal to 1% of the amount available under such financing. Debt financing fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing. In the event our advisor subcontracts with a third party for the provision of financing coordination services with respect to a particular financing or financings, the advisor will compensate the third party through the debt financing fee.

Disposition Policies

As each of our investments reaches what we believe to be its optimum value during the expected life of our Company, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our investors. We anticipate that any such dispositions typically would occur within five years from the termination of this offering. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Internal Revenue Code for properties held at least two years or through the use of a taxable REIT subsidiary or TRS, a regular domestic taxable corporation that we would form as a subsidiary to sell properties that might be subject to the prohibited transactions tax if we were to sell those properties directly. See “Federal Income Tax Considerations – Taxation of the Company.”

When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

Depending upon then prevailing market conditions, it is our intention to begin pursuing an exit strategy within five years after the termination of this primary offering.  We may begin the process of liquidating our assets and distributing the net proceeds to our stockholders, seeking to list our shares on a national securities exchange, or merging with another Hartman sponsored entity. If we do not begin the process of liquidating our assets or listing our shares within ten years of the termination of this primary offering, our charter requires that our Board of Directors call a stockholders meeting to present a proposal for the orderly disposition of the company’s assets or an alternate strategy such as a merger. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years.

Market conditions and other factors could cause us to delay the commencement of our exit strategy beyond five years from the termination of this offering. Even if we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are liquidated.

Disclosure Policies with Respect to Future Probable Acquisitions

As of the date of this prospectus, we have acquired 15 properties and have entered into a purchase agreement to acquire a sixteenth property subject certain conditions and contingencies which may not be met. Our advisor is continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other Hartman-sponsored programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property or other asset, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific asset, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

Investment Limitations

We expect to comply with the following limitations with respect to the manner in which we may invest our funds or issue securities:

•

We will not invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•

We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

We will not make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor or its affiliates;

•

We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including loans from us, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit as determined by our board of directors, including a majority of our independent directors;

•

We will not make an investment in a property or mortgage loan or other investment if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan or other investment, 6% of the funds advanced, provided that the investment may be made if a majority of the board of directors, including a majority of our independent directors, determines that the transaction is commercially competitive, fair and reasonable to us;

•

We will not invest more than 10% of our total assets in unimproved properties (which we define as property not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition) or mortgage loans on unimproved property;

•

We will not invest in equity securities, unless a majority of the board of directors, including a majority of the independent directors, approves such investment as being fair, competitive and commercially reasonable;

•

We will not issue equity securities on a deferred-payment basis or other similar arrangement (other than as expressly permitted in our equity incentive plan for our key service providers);

•

We will not issue debt securities in the absence of adequate cash flow to cover debt service;

•

We will not issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•

We will not engage in underwriting or the agency distribution of securities issued by others or engaged in securities trading, except for purposes of short-term investments;

•

We will not issue securities that are redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests; or

•

We will not make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless the board determines in its sole discretion that REIT qualification is not in our best interest.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Company Act Considertions

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, rather than in securities, through our operating partnership or our operating partnership’s wholly or majority-owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a company conducting its business of investing in real property either directly or through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership or our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the business of purchasing or otherwise acquiring real property.

Even if the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-

related asset. These no-action letters were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action letters were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. For instance, in 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Finally, to remain outside the definition of an investment company or maintain compliance with exceptions from the definition of investment company, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefore shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.  However, the specific investment limitations set forth in our charter may only be changed pursuant to an amendment to our charter, which requires approval by the affirmative vote of a majority of all votes entitled to be cast on the matter. The investment limitations set forth in our charter are discussed under “—Investment Limitations” above.

DESCRIPTION OF INVESTMENTS

Our portfolio of real estate assets currently consists of 15 commercial properties comprised of two retail shopping centers, 12 office properties and one industrial flex property, all of which are located in the State of Texas.  The following table provides summary information regarding our current properties:

Property Name/Location	Property Type	Rentable SF	Annualized Base Rent (1)	Percent Leased (2)	Date Acquired	Acquisition Cost	Mortgage Debt Outstanding (3)	Capital-ization Rate (5)
Richardson Heights SC Richardson, TX	Retail	201,433	$2,616,668	61%	12/28/2010	$ 19,150,000	$19,512,480	9.6%
Cooper Street Plaza Arlington, TX	Retail	127,696	1,491,964	92%	5/11/2012	$ 10,612,500	8,114,101	10.0%
Bent Tree Green Dallas, TX	Office	139,609	2,302,266	63%	10/16/2012	$ 12,012,500	8,114,101	5.1%
Parkway Plaza I & II Dallas, TX	Office	136,506	982,365	68%	3/15/2013	$ 9,490,000	-	5.2%
Gulf Plaza Houston, TX (4)	Office	120,651	2,402,338	100%	3/11/2014	$ 13,950,000	-	11.2%
Mitchelldale Business Park Houston, TX	Industrial/Flex	377,752	2,134,502	89%	6/13/2014	$ 19,175,000	12,291,896	9.4%
Energy Plaza I&II San Antonio, TX	Office	180,119	3,178,485	95%	12/30/2014	$ 17,610,000	10,143,551	10.0%
Timbercreek Atrium Houston, TX (4)	Office	51,035	652,744	79%	12/30/2014	$ 2,896,800	-	9.3%
Copperfield Building Houston, TX (4)	Office	42,621	601,187	80%	12/30/2014	$ 2,419,200	-	10.7%
Commerce Plaza Hillcrest Dallas, TX (4)	Office	203,688	2,043,402	74%	5/1/2015	$ 11,400,000	-	5.3%
400 North Belt Houston, TX (4)	Office	230,872	2,897,864	67%	5/8/2015	$ 10,150,000	-	12.9%
Ashford Crossing Houston, TX (4)	Office	158,451	2,584,577	88%	7/31/2015	$ 10,600,000	-	11.7%
Corporate Park Place Dallas, TX (4)	Office	113,429	1,347,341	79%	8/24/2015	$ 9,500,000	-	8.2%
Skymark Tower Arlington, TX (4)	Office	115,700	1,476,379	75%	9/2/2015	$ 8,846,000	-	7.2%
One Technology Center San Antonio, TX (4)	Office	196,348	3,885,368	85%	11/10/2015	$ 19,575,000	-	10.6%
Total		2,395,910	$30,597,450			$177,387,000	$58,176,129	9.1%

(1)

Annualized base rent is based upon occupancy as of March 31, 2016 for tenants paying rent as of that date.

(2)

Percentage leased shown is as of the date of acquisition.

(3)

As of March 31, 2016.

(4)

Gulf Plaza, Timbercreek Atrium, Copperfield Building and One Techonolgy Center are collateral for a revolving credit facility with Texas Capital Bank.  Corporate Park Place, Commerce Plaza Hillcrest, 400 North Belt, Skymark and Ashford Crossing are collateral for a revolving credit facility with East West Bank.

(5)

The capitalization rate reflected in the table is as of the closing of the acquisition of the property. We calculate the capitalization rate by dividing “net operating income” of the property by the purchase price of the property, excluding acquisition costs. Net operating income is defined as gross operating revenues less operating expenses including property taxes and management fees but excluding debt service payments and capital expenditures. For purposes of this calculation, net operating income is determined using the projected annualized net operating income of the property based on in-place leases at the acquisition date.

The following table sets forth certain information relating to each of our properties owned as of March 31, 2016:

					Average Base	Average Net Effective
		Gross Leasable	Percent Occupied	Annualized Base Rental Revenue	Rental Revenue per	Annual Base Rent per
Property Name	Location	Area SF			Occupied SF	Occupied SF
Retail:
Richardson Heights	Richardson TX	201,433	79%	$ 2,616,668	$16.37	$17.89
Cooper Street	Arlington TX	127,696	100%	1,491,964	11.68	11.62
Total - Retail		329,129	87%	4,108,632	$14.29	$15.11
Office:
Bent Tree Green	Dallas TX	139,609	85%	$ 2,302,266	$19.33	$18.97
Parkway I & II	Dallas TX	136,506	59%	982,365	12.13	13.92
Gulf Plaza	Houston TX	120,651	100%	2,402,338	19.93	19.87
Energy Plaza	San Antonio TX	180,119	83%	3,178,485	21.14	21.51
Timbercreek	Houston TX	51,035	77%	652,744	16.70	17.04
Copperfield	Houston TX	42,621	85%	601,187	16.69	17.23
400 North Belt	Dallas TX	230,872	63%	2,897,864	19.85	20.18
Hillcrest	Houston TX	203,688	76%	2,043,402	13.24	13.63
Skymark	San Antonio TX	115,700	68%	2,584,577	18.69	19.17
Coporate Park	Houston TX	113,429	79%	1,347,341	15.13	15.38
Ashford Crossing	Houston TX	158,451	90%	1,476,379	18.21	18.75
One Technology	San Antonio TX	196,348	85%	3,885,368	23.36	23.42
Total – Office		1,689,029	78%	$ 24,354,316	$18.41	$18.74
Industrial:
Mitchelldale	Houston TX	377,752	91%	$ 2,134,502	$ 6.30	$ 6.41
Total		2,395,910	82%	$ 30,597,450	$15.70	$16.06

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock that may be relevant to a potential stockholder. The statements made in this section of the prospectus are based upon the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share repurchase program, tax-exempt organizations (except as provided below), financial institutions or broker-dealers, or non-U.S. corporations or persons who are not citizens or residents of the United States (except as provided below). The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations and administrative and judicial interpretations thereof.

On December 18, 2015, President Obama signed into law the Consolidated Appropriations Act of 2016, an omnibus spending bill with a division referred to as the Protecting Americans From Tax Hikes Act of 2015, which includes a number of important provisions affecting taxation of REITs and REIT shareholders. It may be some time before the IRS issues guidance on application of these new rules.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, non-U.S. and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We elected to be taxable as a REIT commencing with our taxable year ending December 31, 2011. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, we have received an opinion from Irvine Venture Law Firm, LLP that we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Irvine Venture Law Firm, LLP was based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations.

While we intend to operate so that we will qualify to be taxed as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Irvine Venture Law Firm, LLP or by us that we will so qualify for any particular year. Irvine Venture Law Firm, LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which has not been, and will not be, reviewed by Irvine Venture Law Firm, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements.

Taxation of Hartman Short Term Income Properties XX, Inc.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its stockholders. This ability substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

●

We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

 ●

Under some circumstances, we may be subject to “alternative minimum tax.”

 ●

If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of a trade or business), the income will be subject to a 100% tax.

 ●

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% prohibited transaction tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

 ●

If we fail to satisfy either the 75% or 95% gross income tests described below but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

 ●

If we should fail to satisfy the asset or other requirements applicable to REITs (other than failure to satisfy the gross income tests), as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%).

 ●

If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate tax is paid by us.

   ●

We may elect to retain and pay tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

 ●

If we acquire an appreciated asset from a C corporation (a corporation generally subject to corporate tax) in a transaction in which we acquire a basis in such asset that is determined by reference to the C corporation’s basis in such asset and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then all or a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

 ●

Income earned by any of our domestic TRSs will be subject to tax at regular corporate rates.

 ●

We and our subsidiaries, including our TRSs, may be subject to state and local income, property and transfer taxes, such as mortgage recording taxes.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

(1)

be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Internal Revenue Code;

(2)

elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for REITs;

(3)

be managed by one or more trustees or directors;

(4)

have our beneficial ownership evidenced by transferable shares;

(5)

not be a financial institution or an insurance company subject to special provisions of the Internal Revenue Code;

(6)

use the calendar year as its taxable year for federal income tax purposes;

(7)

have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

(8)

not be closely held as defined for purposes of the REIT provisions of the Internal Revenue Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Internal Revenue Code to include a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. Items (vii) and (viii) above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence would not have known, that we failed to meet item (viii) above for a taxable year, we will be treated as having met item (viii) for that year. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (vii) and (viii) above. Our taxable year is the calendar year, which satisfies item (vi) above.

Operational Requirements - Generally

For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “—Operational Requirements—Asset Tests”), all of the capital shares of which is owned by a REIT (directly or through one or more entities that are disregarded for federal income tax purposes).

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and gross income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal income tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. A TRS cannot directly or indirectly operate or manage a lodging facility or a health care facility or directly or indirectly provide to any other person rights to any brand name under which any lodging facility or health care facility is operated. If one of our TRSs owns, directly or indirectly, more than 35%, by voting power or value, of the outstanding securities, other than certain straight-debt securities, of another corporation, such other corporation will also be treated as our TRS. A TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate federal, state, local and income and franchise tax on its earnings, which may reduce the cash flow available to us and our ability to pay distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. Because we would not include the assets and income of a TRS in determining our compliance with the REIT income and asset tests, we may use TRSs to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g., activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. First, if a TRS has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest expense accrued in such year to an affiliated REIT to the extent that its net interest expense exceeds 50% of the TRS’s “adjusted taxable income” for that year. Disallowed interest may be carried forward and deducted to the extent 50% of the REITs adjusted taxable income exceeds its net interest expense in a subsequent year. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its lessees or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to a tax equal to 100% of such excess. The 100% tax also applies to redetermined services income, which is non-arm’s-length income of a REIT’s TRS attributable to services provided to, or on behalf of, the REIT (other than services provided to REIT tenants, which are potentially taxed as redetermined rents).

Operational Requirements—Gross Income Tests

To qualify as a REIT, we must satisfy annually two gross income requirements.

●

At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities) and gains from the sale of real estate assets. This test is the 75% Gross Income Test.

 ●

At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the sources described above and from dividends, interest and gains from the sale or disposition of shares or securities or from any combination of the foregoing. This test is the 95% Gross Income Test.

Rents from Real Property

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if all of the following conditions are met:

●

The amount of rent received from a customer must not be based in whole or in part on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or sales.

 ●

In general, neither we nor an owner of 10% or more of the shares of our common stock may directly or constructively own 10% or more of a tenant, which we refer to as a “Related Party Tenant,” other than a TRS. If the tenant is a TRS and the property is a “qualified lodging facility,” such TRS may not directly or indirectly operate or manage such property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS (such operator, an “eligible independent contractor”) at the time the TRS enters into a management agreement with such “eligible independent contractor.”

 ●

If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease.

 ●

We normally must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a TRS, provided that such services do not consist of managing or operating lodging facilities. A REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant” primarily for its convenience. Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom that is not attributable to the impermissible tenant services will qualify as “rents from real property” if the income attributable to the impermissible tenant services does not exceed one percent of all amounts received or accrued with respect to that property.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not intend to:

 ●

 charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

 ●

 rent any property to a related party lessee, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party lessee rule applicable to certain leases with a taxable REIT subsidiary;

 ●

 derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

 ●

 directly perform services considered to be noncustomary or rendered to the occupant of the property unless the amount we receive or accrue (directly or indirectly) for performing such services for any taxable year will not exceed 1% of all amounts we receive or accrue during such year with respect to the property.

Distributions from our taxable REIT subsidiary or other corporations that are not REITs or qualified REIT subsidiaries will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 75% and 95% gross income tests.

Other Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the interest is paid on an obligation that is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the fair market value of the personal property exceeds 15% of the total value of all property securing the loan and the highest principal amount of the loan outstanding during a taxable year exceeds the fair value of the real property on the date that we committed to acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates generally will qualify for purposes of the 95% Gross Income Test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may, from time to time, enter into hedging transactions. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts futures or forward contracts and options. Any income or gain derived by us from transactions that hedge certain risks will not be treated as gross income for purposes of either the 75% or the 95% Gross Income Test, provided specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”); (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% Gross Income Test (or assets that generate such income); or (3) hedges existing hedging positions after a portion of the hedged indebtedness or property is disposed of. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Prior to the making of investments in real estate assets, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% and 95% Gross Income Tests and the Asset Tests described below.

We may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. Dividends we receive from our taxable REIT subsidiaries will be qualifying income for purposes of the 95% Gross Income Test but not the 75% Gross Income Test.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, unless the REIT qualifies for a safe harbor exception. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset.

We generally will attempt to comply with the terms of the safe harbor. We cannot assure you, however, that we can comply with the safe harbor or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any net income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

●

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

 ●

for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

 ●

for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

●

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

 ●

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

 ●

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure To Satisfy the Gross Income Tests

Notwithstanding our failure to satisfy one or both of the 75% and 95% Gross Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

●	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

●	we attach a schedule of our income sources to our federal income tax return; and

●	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions.

Operational Requirements—Asset Tests

At the close of each quarter of each taxable year, starting with the taxable year with respect to which we elect to be taxed as a REIT, we also must satisfy multiple tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our assets.

●

First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, personal property leased with real property if rents attributable to the personal property do not exceed 15% of total rents, mortgages on real property, shares of common stock in other qualified REITs, debt instruments issued by publicly offered REITs, and property attributable to the temporary investment of new capital as described above.

 ●

Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

 ●

Third, for securities not in the 75% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets, and we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities. For these purposes, the term “securities” does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

 ●

Fourth, no more than 25% (20% after 2017) of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

 ●

Fifth, not more than 25% of the value of our assets may consist of nonqualified publicly offered REIT debt instruments.

For purposes of the 10% value test, the term “securities” does not include:

●

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

 ●

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

 ●

a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

 ●

Any loan to an individual or an estate;

 ●

Any “section 467 rental agreement,” other than an agreement with a related party tenant;

 ●

Any obligation to pay “rents from real property”;

 ●

Certain securities issued by governmental entities;

 ●

Any security issued by a REIT;

 ●

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

 ●

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We may selectively invest from time to time in mortgage debt and mezzanine loans. Mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan, then a portion of such loan likely will not be a qualifying real estate asset. A debt obligation secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, and there will be no apportionment if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. The IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the real property securing the loan on the date the REIT acquires the loan or (ii) the fair market value of the loan. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

Although we expect that our investments in mezzanine loans will generally be treated as real estate assets, we anticipate that the mezzanine loans in which we invest will not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus, no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

Any interest that we hold in a real estate mortgage investment conduit, or REMIC, will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT Income Tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, regardless of whether it is distributed.

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of the 75% Gross Income Test, depending upon the circumstances and the specific structure of the investment.

Certain of our mezzanine loans may qualify for an Internal Revenue Service safe harbor pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% Asset Test. We intend to make such investments in such a manner as not to fail the asset test described above.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests.

Failure to Satisfy the Asset Tests

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

The Internal Revenue Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) it provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, or (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Operational Requirements—Annual Distribution Requirement

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments).

In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a dividend for a taxable year may be declared before we timely file our tax return for the year provided we pay such dividend with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These dividends are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In addition, if we fail to distribute during each calendar year at least the sum of:

●

85% of our ordinary income for that year;

 ●

95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

 ●

any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (1) the amounts actually distributed plus (2) retained amounts on which we pay corporate tax.

We intend to make timely distributions sufficient to qualify for taxations as a REIT and to avoid income and excise taxes on undistributed income; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. Additionally, we may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income dividends, we may be able to pay “deficiency dividends” in a later year and include such dividends in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends, but we would be required to pay interest and a penalty to the Internal Revenue Service.

We may elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

●

we would be required to pay federal income tax on these gains;

 ●

stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

 ●

the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

Operational Requirements—Recordkeeping

We must maintain certain records as set forth in Treasury Regulations to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

In the event we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than an Income Test or Asset Test violation), specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends distributed to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Taxation of Taxable U.S. Stockholders

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

●

a citizen or resident of the United States;

 ●

a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

 ●

an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

 ●

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described herein.

In addition to regular federal income tax on taxable income, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and generally will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by individuals. U.S. stockholders that are individuals, however, are taxed at preferential qualified dividend rates on dividends that are attributable to (1) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (2) dividends received by us from taxable C corporations, or (3) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Dividends that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both distributed by us and received by the stockholder on December 31 of the year, provided that we actually distribute the dividend during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Dividends

Distributions to U.S. stockholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of non-corporate stockholders. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for non-corporate taxpayers, to the extent of previously claimed depreciation deductions.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be long-term capital gains if such shares of common stock are held for more than 12 months and will be taxed at ordinary income rates if such shares of common stock are held for 12 months or less. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the stockholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year with such capital losses). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

Repurchases of Our Common Stock

A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as other taxable share sales discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to a stockholder, (2) results in a “complete termination” of a stockholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to a stockholder, all within the meaning of applicable provisions of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by a stockholder by reason of certain constructive ownership rules, as well as shares actually owned, generally must be taken into account.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that a stockholder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the repurchase, even though the stockholder did not actually receive cash or other property as a result of the repurchase.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale, repurchase or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

●

fails to furnish its taxpayer identification number (social security number in the case of an individual);

 ●

furnishes an incorrect taxpayer identification number;

 ●

is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

 ●

under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock held by a stockholder other than an exempt recipient (“covered stock”). Specifically, upon the transfer or repurchase of shares of covered stock, the broker must report certain information to the stockholder and the Internal Revenue Service, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or repurchase is long-term or short-term. Shares of covered stock will be transferred or repurchased on a “first in/first out” basis unless the stockholder identifies specific lots to be transferred or repurchased in a timely matter.

If we take an organizational action such as a stock split, merger or acquisition that affects the tax basis of shares of covered stock or even make distributions that exceed our current or accumulated earning and profits, we will report to each stockholder and the Internal Revenue Service (or post on our website) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above. Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the Internal Revenue Service.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in shares of our common stock.

Tax-Exempt Stockholders

Tax-exempt entities, including employee pension benefit trusts and individual retirement accounts, generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Internal Revenue Code. Dividends from us and gains with respect to our stock should not be UBTI unless a tax-exempt stockholder holds our common stock in an unrelated trade or business or has incurred debt in connection with the purchase of our shares.

However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In addition, qualified pension trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI if we become a “pension-held REIT”. We believe that our stock ownership limitations should prevent us from becoming a pension-held REIT, but we can give no assurances that we will not be a pension-held REIT.

Certain Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-resident alien individuals and foreign corporations, estate and trusts that are not U.S. stockholders, which we refer to collectively as “Non-U.S. stockholders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Dividends

The portion of distributions received by Non-U.S. stockholders payable out of our earnings and profits that are not attributable to our gains from sales of United States real property interests, or USRPIs, or designated as capital gain dividends and that are not effectively connected with a U.S. trade or business of the Non-U.S. stockholder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an applicable tax treaty. In cases where the distribution income from a Non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. stockholder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

If we cannot determine at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. However, a Non-U.S. stockholder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the Non-U.S. stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (subject to a special alternative minimum tax rule for nonresident aliens), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the Non-U.S. stockholder’s share of our earnings and profits.

Capital Gain Dividends

Capital gain dividends with respect to our dispositions of USRPIs generally will be treated as income that is effectively connected with a U.S. trade or business, reportable on a U.S. tax return by the Non-U.S. stockholder and taxed at regular U.S. income tax rates (and a 30% profits tax in the case of a corporate Non-U.S. stockholder) without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. A capital gain dividend would be treated the same as an ordinary dividend from us if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient Non-U.S. stockholder does not own more than 10% of that class of stock at any time during the taxable year in which the capital gain distribution is received. We do not anticipate our common stock satisfying the “regularly traded” requirement. Capital gain dividends with respect to sales of assets other than USRPIs generally are not subject to U.S. income tax to Non-U.S. stockholders.

Dispositions of Our Common Stock

A Non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we: (i) are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied; or (ii) are a domestically controlled qualified investment entity. A “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned USRPIs that exceed in value 50% of the value of the corporation’s USRPIs, interests in real property located outside the United States, and other assets used in the corporation’s trade or business. We have been a “United States real property holding corporation,” and no assurance can be provided that we will not be a “United States real property holding corporation” in future periods. In addition, we believe that we are and have been a domestically controlled qualified investment entity, but we cannot assure you that we could substantiate that we are and have been a domestically controlled qualified investment entity or that we will be a domestically controlled qualified investment entity in the future. The following new rules apply in determining whether a REIT is a domestically controlled qualified investment entity:

·

In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a US person unless the REIT has actual knowledge that such person is not a US person. Our stock is not publicly traded.

·

In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended RICs, the REIT or RIC will be treated as a US person if the REIT or RIC is domestically controlled and will be treated as a non-US person otherwise

·	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a US person or a non-US person on a look-through basis.

Even if we were a “United States real property holding corporation” and we were not a domestically controlled qualified investment entity, a Non-U.S. stockholder that owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.

If the gain on the sale of our common stock were taxed under FIRPTA, a purchaser would be required to withhold 15% of a Non-U.S. stockholder’s amount realized, and a Non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a Non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (i) the gain is effectively connected with the Non-U.S. stockholder’s U.S. trade or business, in which case the Non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (ii) the Non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. stockholder will incur a 30% tax on his capital gains.

Recent FIRPTA Amendments

The PATH Act makes a number of changes to taxation of non-U.S. persons under FIRPTA:

·

Stock of a REIT held (directly or through partnerships) by a “qualified shareholder” will not be a USRPI, and capital gain dividends from such a REIT will not be treated as gain from sale of a USRPI, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT. If the qualified shareholder has such an “applicable investor,” the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as a USRPI, and the portion of capital gain dividends allocable to the applicable shareholder through the qualified investor will be treated as gains from sales of USRPIs. For these purposes, a “qualified shareholder” is foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle,” and maintains records on the identity of certain 5% owners. A “qualified collective investment vehicle” is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a US real property holding corporation if it were a US corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of Section 894 or required to include dividends in its gross income but entitled to a deduction for distributions to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends.

·

“Qualified foreign pension funds” and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding. For these purposes, a “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate.

·

The so-called FIRPTA “cleansing rule” (which applies to corporations that no longer have any USRPIs and have recognized all gain on their USRPIs and are no longer treated as US real property holding corporations) will not apply to a REIT or a RIC or a corporation if the corporation or any predecessor was a REIT or a RIC during the applicable testing period.

FATCA Withholding

Withholding at a rate of 30% is required on dividends in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends in respect of, and after December 31, 2018, gross proceeds from the sale of, our shares held by an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Estate Tax

If our shares are owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for federal estate tax purposes) at the time of the individual’s death, the shares will be includible in the individual’s gross estate for federal estate tax purposes and may be subject to federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Applicable Treasury regulations, which we refer to as the “PTP Regulations,” provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (1) limited partnership interests are not traded on an established securities market and (2) limited partnership interests should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the Private Placement Exclusion.

Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. In general, qualifying income includes interest, dividends, real property rents (defined by reference to the REIT rules) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership but not taxed as a corporation because of the qualifying income exception, holders of limited partnership interests would be subject to special rules under section 469 of the Internal Revenue Code. Under such rules, each holder of limited partnership interests would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to our operating partnership that are carried forward may only be offset against future income of our operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of the common limited partnership interest holder’s “entire interest” in our operating partnership.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and its Partners

Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Operating Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the operating partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership and (3) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of Our Operating Partnership’s Property. Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entry, including our operating partnership, but excluding out taxable REIT subsidiaries, will not be treated as property held primarily for sale to customers in the ordinary course of trade or business.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

State, Local and Non-U.S. Taxes

We and/or you may be subject to taxation by various states, localities and non-U.S. jurisdictions, including those in which we or a holder of our common stock transacts business, owns property or resides. The state, local and non-U.S. tax treatment may differ from the federal income tax treatment described above. You are urged to consult your own tax advisors regarding the effect of state, local and non-U.S. tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Internal Revenue Code that may be relevant to a prospective purchaser, including plans and arrangements subject to the fiduciary rules of ERISA, or ERISA Plans, plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code, including IRAs, Keogh plans and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”) and governmental plans, church plans and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Internal Revenue Code but that may be subject to state law or other requirements which we refer to as Other Plans. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. This discussion does not address all of the aspects of ERISA, the Internal Revenue Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether:

•	the investment will be in accordance with the documents and instruments covering the investments by such Benefit Plan or Other Plan;

•	in the case of an ERISA Plan, the plan fiduciary will be able to satisfy his responsibility to the plan whether the investment will provide sufficient liquidity;

•	the investment will produce UBTI to the Benefit Plan; and

•	the plan fiduciary will be able to value the assets in accordance with ERISA or other applicable law.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan that are between the plan and any party in interest or disqualified person with respect to that Benefit Plan, unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to (or use by or for the benefit of) a party in interest or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan in connection with a transaction involving the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA provides that the term “plan assets” generally is defined as under regulations prescribed by the Department of Labor. Regulations promulgated by the Department of Labor provide guidance, which we refer to as the plan assets regulation, as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the plan assets regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would likely apply to certain transactions involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transactions restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The plan assets regulation provides that, in certain circumstances, the underlying assets of an entity such as a REIT may be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions to the plan assets regulation described below.

Exception for “Publicly-Offered Securities”

If a Benefit Plan acquires publicly offered securities, the assets of the issuer of the securities will not be deemed to be plan assets under the plan assets regulation. The plan assets regulation defines a publicly offered security as a security that is:

•	“widely-held;”
•	“freely transferable;” and
•

either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act.

The plan assets regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon complete of the sale of the maximum offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is freely transferable depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The plan assets regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is less than $10,000; thus, we believe the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not to be freely transferable. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our common stock and the offering takes place as described in this prospectus, our common stock should constitute publicly offered securities and, accordingly, we believe our underlying assets should not be considered plan assets under the plan assets regulation.

Exception for Operating Companies

Another exception in the plan assets regulation provides that “plan assets” will not include any of the underlying assets of an “operating company,” including a “real estate operating company” or a REOC, or a “venture capital operating company” or a VCOC. Under the plan assets regulation, an entity will qualify as a VCOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in venture capital investments, with respect to which the entity has or obtains direct contractual rights to substantially participate in the management of such operating company, and (2) the entity in the ordinary course of its business actually exercises such management rights. A venture capital investment is an investment in an operating company, other than a venture capital operating company. Under the plan assets regulation, an entity will constitute a REOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate, and (2) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment.

In the event that we determine that we fail to meet the publicly offered securities exception as a result of a failure to sell an adequate number of shares or the shares do not meet the requirements to be freely transferable, we intend to qualify as a VCOC, and our operating partnership is expected to qualify as a REOC. However, because of the uncertainty of the application of standards set forth in the plan assets regulation with respect to the operating company exception and because we currently own no real estate assets, we cannot assure that we will qualify for one of the operating company exceptions.

Exception for Insignificant Participation by Benefit Plan Investors

The plan assets regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by Benefit Plans is not significant. An equity participation in an entity is not deemed to be significant if Benefit Plans hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, we will prohibit Benefit Plan stockholders from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Although we expect to qualify for this exception, our organizational documents do not restrict ownership of each class of equity interests held by Benefit Plans to less than 25%.

Other Prohibited Transactions

Regardless of whether the shares qualify for the publicly-offered security exception of the plan assets regulation, a prohibited transaction could occur if our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or plan assets or provides investment advice for a fee with respect to plan assets. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs.

Annual Valuation

A fiduciary of a Benefit Plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. To assist fiduciaries of a Benefit Plan subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. We will begin establishing an estimated value per share of our common stock no later than 18 months after the completion of our offering stage, or such earlier time as required by any regulatory requirement regarding the timing of a valuation. In establishing an estimated value per share of our common stock, we intend to engage third-party appraisers to provide valuations of our real property assets and qualified independent valuation experts to provide valuations of our non-real property assets and liabilities. Our board of directors will approve the estimated per share value established by these valuations, and the estimated per share value will be revised at least annually. We would report this estimated value per share in our annual report and the three quarterly reports that we publicly file with the SEC.

With respect to the valuation of our shares, a plan fiduciary or IRA or similar account trustee or custodian should be aware of the following:

•

a value included in the annual statement may not be realized by us or by our stockholders upon liquidation (in part because the estimated values do not necessarily indicate the price at which assets could be sold and because the estimated may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your stock; and
•	an annual statement of value (or the method used to establish value) may not comply with the requirements of ERISA or the Internal Revenue Code.

IRA and Keogh Investors

Although IRAs, Keogh plans and similar arrangements are not subject to ERISA, they are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with disqualified persons and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs or Keogh plans. Our acceptance of an investment by an IRA or Keogh plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA or Keogh plan. In consultation with its advisors, each prospective IRA or Keogh plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the governing documents.

Acceptance of subscriptions of any Benefit Plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that plan or that the investment is appropriate for such plan.

DESCRIPTION OF SHARES

The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

Under our charter, we have authority to issue a total of 950,000,000 shares of capital stock. Of the total shares authorized, 750,000,000 shares are designated as common stock with a par value of $.001 per share and 200,000,000 shares are designated as preferred stock with a par value of $.001 per share. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest. In addition, our board of directors is authorized to amend our charter, without the approval of our stockholders, to increase the aggregate number of our authorized shares of capital stock or the number of shares of any class or series that we have authority to issue.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and, subject to the rights of any outstanding preferred shares, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. All shares of common stock issued in this offering will be fully paid and non-assessable. The holders of shares of our common stock will not have preemptive right, which means that you will not have an automatic option to purchase any new shares that we issue, nor will such holders have any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

Our board of directors has authorized the issuance of shares without certificates. We expect that, until our common stock is listed for trading on a national securities exchange, we will not issue shares of common stock in certificated form.  Phoenix American Financial Services, Inc. acts as our registrar and as the transfer agent for our shares. Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge. Investors who wish to transfer shares of our common stock will be required to pay us a transfer fee of $50, or such other amount as may be deemed reasonable by our board of directors, to cover costs associated with the transfer.

Convertible Preferred Stock

Our authorized capital stock includes 1,000 shares of convertible preferred stock, par value $.001 per share. We have issued all of such shares to Hartman Advisors, our advisor. No additional consideration is due upon the conversion of the convertible preferred stock. There will be no distributions paid on shares of convertible preferred stock. Except for certain limited circumstances, we may not redeem all or any portion of the outstanding shares of convertible preferred stock. The conversion of the convertible preferred stock into common shares will result in dilution of the stockholders’ interests.

With certain limited exceptions, shares of convertible preferred stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible preferred stock is required for the adoption of any amendment, alteration or repeal of a provision of the charter that adversely changes the preferences, limitations or relative rights of the shares of convertible preferred stock.

Upon the occurrence of (A) our making total distributions on then outstanding shares of our common stock equal to the issue price of those shares (that is, the price paid for those shares) plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares; or (B) the listing of the shares of common stock for trading on a national securities exchange, each outstanding share of our convertible preferred stock will convert into the number of shares of our common stock described below unless our advisory agreement with Hartman Advisors has been terminated or not renewed on account of a material breach by our advisor. Before we will be able to pay distributions to our stockholders equal to the aggregate issue price of our then outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, we will need to sell a portion of our assets. Thus, the sale of one or more assets will be a practical prerequisite for conversion under clause (A) above.

Upon the occurrence of either such event, each share of convertible preferred stock shall be converted into a number of shares of common stock equal to 1/1000 of the quotient of 15% of the amount, if any, by which (A) the enterprise value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on then outstanding shares of our common stock exceeds the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by (B) the enterprise value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of conversion upon the listing of our shares, the conversion of the convertible preferred stock will not occur until the 31st trading day after the date of such listing.

Upon the occurrence of the termination or expiration without renewal of our advisory agreement with Hartman Advisors, other than a termination by us because of a material breach by our advisor, each outstanding share of our convertible preferred stock will become convertible (but will not convert) into the number of shares of our common stock equal to 1/1000th of the quotient of (A) the product of 0.15 times the amount, if any, by which (i) the enterprise value of the company plus the total distributions paid through the date of the termination or expiration of the advisory agreement on then outstanding shares of our common stock exceeds (ii) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, divided by (B) the enterprise value of the company as of the date of the termination or expiration of the advisory agreement divided by the number of outstanding shares of common stock as of such date. Thereafter, the convertible preferred stock will automatically convert into the applicable number of shares of common stock upon the earlier to occur of (1) the date we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (2) the listing of the common stock for trading on a national securities exchange; provided that the enterprise value of the company plus total distributions paid to holders of our then outstanding common stock through the date of listing exceeds the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares.

As used above and in our charter, “enterprise value “as of a specific date means the actual value of the Company as a going concern based on the difference between (a) the actual value of all of its assets as determined by appraisal prepared by an Independent Expert, less (b) all of its liabilities as set forth on its then current balance sheet; provided that (i) if such Enterprise Value is being determined in connection with a Change of Control that establishes the Company’s net worth (e.g., a successful tender offer or other sale for the Common Shares, sale of all or substantially all of the Company’s assets or a merger) then the Enterprise Value shall be the net worth established thereby and (ii) if such Enterprise Value is being determined in connection with a listing on a national exchange, then the Enterprise Value shall be equal to the number of outstanding Common Shares multiplied by the Market Price of a single Common Share averaged over a period of 30 trading days during which the Shares are listed or quoted for trading after the date of listing. For purposes hereof, a “trading day” shall be any day on which the exchange on which the Shares are listed is open for trading whether or not there is an actual trade of Common Shares on any such day.

Our board of directors will oversee the conversion of the convertible preferred stock to ensure that any shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter and to evaluate the impact of the conversion on our REIT status. If, in the good faith judgment of our board, full conversion of the convertible preferred stock would jeopardize our status as a REIT, then only such number of shares of convertible preferred stock (or fraction of a share thereof) shall be converted into a number of shares of common stock such that our REIT status would not be jeopardized. The conversion of the remaining shares of convertible preferred stock will be deferred until the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust. Any such deferral will not otherwise alter the terms of the convertible preferred stock.

Preferred Stock

Our board of directors has no present plans to issue preferred stock other than the convertible preferred stock, but may do so at any time in the future without stockholder approval. If our board of directors does determine to issue preferred stock, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, and must be at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chief executive officer, or by an officer of the company upon the written request of stockholders holding at least 10% of our outstanding common shares entitled to vote at the meeting. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting stating the purpose of the special meeting, the secretary will provide all of our stockholders entitled to vote at the meeting written notice of the meeting, and the purpose of such meeting, to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of the outstanding shares entitled to vote at the meeting, either in person or by proxy, will constitute a quorum. Unless otherwise provided by Maryland General Corporation Law or our charter, the affirmative vote of a majority of votes cast at a meeting at which a quorum is present is necessary to take stockholder action.

Under our charter, which sets forth the stockholder voting rights required to be set forth therein under NASAA REIT Guidelines, and under the Maryland General Corporation Law, our holders of shares of our common stock are entitled to vote at a duly held meeting at which a quorum is present on:

•

the election or removal of directors;

•

any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

•

change our name;

•

increase or decrease the aggregate number of our shares;

•

increase or decrease the number of our shares of any class or series that we have the authority to issue;

•

classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

•

effect reverse stock splits; and

•

after the listing of our shares of common stock on a national securities exchange, opting into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see “—Provisions of Maryland Law and our Charter and Bylaws – Subtitle 8” below);

•

a reorganization as provided in our charter;

•

our liquidation or dissolution; and

•

our being a party to any merger, consolidation or sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

Our advisor is selected and approved annually by our directors. While our stockholders do not have the ability to vote to replace Hartman Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

Holders of shares of our common stock are entitled to receive a copy of our stockholder list upon request in connection with the exercise of their voting rights or for other proper and legitimate purposes. Such list may not be used for a commercial purpose other than in the interest of the stockholders relative to our affairs. The list provided by us will include each common stockholder’s name, address and telephone number and the number of shares owned by each common stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Holders of shares of our common stock and their representatives, on written request may inspect and copy during usual business hours any of the following corporate documents:

(1)

Bylaws;

(2)

Minutes of the proceedings of the stockholders;

(3)

Annual statement of affairs; and

(4)

Voting trust agreements deposited with the corporation at the corporation’s principal office in accordance with Maryland code Section 2-512.

Requested documents will be made available to the shareholder or its representative within (7) seven days of the written request at the principal office.

Holders of shares of our common stock and their representatives are entitled to inspect stock records. The shareholder or its representative may present to any officer or resident agent of the corporation a written request for a statement showing all stock and securities issued by the corporation during a specified period of not more than 12 months before the date of the request. Within 20 days after a request is made, the corporation shall prepare and have available on file at its principal office a sworn statement of its president or treasurer or one of its vice-presidents or assistant treasurers which states:

(i) The number of shares or amounts of each class of stock or other securities issued during the specified period;

(ii) The consideration received per share or unit, which may be aggregated as to all issuances for the same consideration per share or unit; and

(iii) The value of any consideration other than money as set in a resolution of the board of directors.

We have the right to ask that a requesting stockholder represent to us that the list and those records identified above will not be used to pursue commercial interests unrelated to the interest of the stockholder’s interest in the Company.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of stockholders and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned by any five or fewer individuals, including certain entities treated as individuals under the Internal Revenue Code. In addition, our outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after the first taxable year for which we will make an election to be taxed as a REIT. We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains restrictions on the number of shares of our common stock and preferred stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common or preferred stock. This limitation does not apply to the holder(s) of our convertible preferred stock or the common stock issued upon conversion of our convertible preferred stock. However, our board of directors may defer the timing of the conversion of all or a portion of our convertible preferred stock if it determines that full conversion could jeopardize our qualification as a real estate investment trust under then applicable federal income tax laws and regulation. Any such deferral will not otherwise alter the terms of the convertible preferred stock, and such stock will convert at the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board, in its sole discretion, may exempt a person from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity that we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Internal Revenue Code will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or in our otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to distributions or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand. The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the fair market value on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Distributions

Some or all of our distributions have been paid from sources other than funds from operations, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. There is no limit on the amount of offering proceeds we may use to fund distributions. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We intend to declare and make distributions on a monthly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so. Distributions will be paid to stockholders as of the record dates selected by the directors. We intend to calculate our monthly distributions based on daily record and distribution declaration dates so our investors will be entitled to be paid distributions immediately upon the purchase of their shares.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income. See “Federal Income Tax Considerations — Annual Distribution Requirements.”

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may utilize capital, borrow money, issue new securities or sell assets in order to make distributions. In addition, from time to time, our advisor and its affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period. See “Risk Factors – Risks Related to Our Business in General.” Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.”

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Share Redemption Program

Our board of directors has adopted a share redemption program that permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below. The purchase price for such shares redeemed under the redemption program will be as set forth below. We expect that the board will determine the value of our properties and our other assets to determine the value of our shares.

Except for redemptions sought upon a stockholder’s death or qualifying disability (as defined below) or redemptions sought upon a stockholder’s confinement to a long-term care facility (upon the conditions set forth below), the purchase price per share for shares redeemed under the redemption program will equal:

•

for shares that have been held for at least one year, the amount by which (a) the lesser of (1) 90% of the average gross price per share the original purchaser or purchasers of the shares paid to us, which we refer to as the “issue price,” for all of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

for shares that have been held for at least two years, the amount by which (a) the lesser of (1) 92.5% of the average gross price per share the original purchaser or purchasers of the shares paid to us, which we refer to as the “issue price,” for all of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 92.5% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

for shares that have been held for at least three years, the amount by which (a) the lesser of (1) 95% of the average gross price per share the original purchaser or purchasers of the shares paid to us, which we refer to as the “issue price,” for all of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 95% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

for shares that have been held for at least four years, the amount by which (a) the lesser of (1) 97.5% of the average gross price per share the original purchaser or purchasers of the shares paid to us, which we refer to as the “issue price,” for all of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 97.5% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•

thereafter the lesser of (1) 100% of the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the net asset value per share, as determined by the board of directors.

In the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Hartman REIT OP who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Hartman REIT OP. For a description of the exchange rights of the limited partners of Hartman REIT OP, see the section of this prospectus captioned “The Operating Partnership Agreement – Exchange Rights.”

Subject to the limitations described in this prospectus and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will also waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder. Our board of directors reserves the right in its sole discretion at any time to (1) waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program.

In addition, and subject to the conditions and limitations described below, we will redeem shares at the prices described below upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 270 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, these special redemption rights upon death do not apply.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares at the prices described below held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, with a qualifying disability or upon confinement to a long-term care facility, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not preexisting on the date that the person became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder. We must receive written notice within 270 days after the determination of such stockholder’s qualifying disability or, with respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, within 270 days of the earlier of (1) the one-year anniversary of the stockholder’s admittance to the long-term care facility or (2) the date of the determination of the stockholder’s indefinite confinement to the long-term care facility by a licensed physician. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, these special redemption rights do not apply.

The purchase price per share for redemptions sought upon a stockholder’s death or qualifying disability or confinement to a long-term care facility (provided that the condition causing such qualifying disability was not preexisting on the date that such person became a stockholder or that the stockholder was not confined to a long-term care facility on the date the person became a stockholder)  will be equal to the amount by which (a) the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments.

Our share redemption program, including redemptions sought upon a stockholder’s death or disability or upon confinement of a stockholder to a long-term care facility, is available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (1) directly from us or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) through a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

We will generally engage a third party to conduct a Uniform Commercial Code (“UCC”) search to ensure that no liens or encumbrances are held against the shares presented for redemption. We will cover the cost for these searches. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the effective date of redemption. Our board of directors will determine at least quarterly whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow for the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. Our board of directors, in its sole discretion, may suspend implementation of, terminate or amend our share redemption program at any time it determines that such suspension, termination or amendment is in our best interest. Our board may also reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange. See “Risk Factors – Risks Related to Our Business in General.” If those limitations prevent us from redeeming shares, those shares will remain in line to be redeemed with priority based on the date that the redemption is first requested. The redemption price will be the value of the shares as of the date of redemption. You may withdraw a request for redemption by submitting written instructions withdrawing your redemption request at any time prior to the date that we redeem your shares submitted.

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we cannot accommodate a redemption request due to the foregoing limitations, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when the limitations no longer prevent redemption. Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows: first, pro rata as to redemptions sought upon a stockholder’s death or disability or sought upon a stockholder’s confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under their IRAs; and, finally, pro rata as to other redemption requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, as little as 10% of your shares may be presented for redemption if your redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. Except in the case of redemptions due to a mandatory distribution under a stockholder’s IRA, we will treat a redemption request that would cause you to own fewer than 200 shares as a request to redeem all of your shares, and we will vary from pro rata treatment of redemptions as necessary to avoid having stockholders holding fewer than 200 shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the issue price per share of all shares owned by such stockholder through the dates of each redemption.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her shares due to a qualifying disability or confinement to a long-term care facility must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability or confinement to a long-term care facility. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption. The shares approved for redemption will accrue no distributions after the effective date of redemption. In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the last day of the calendar month preceding the determination of the availability of funds for redemption. Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors’ action to determine the shares approved for redemption.

For the years ended December 31, 2015 and December 31, 2014, we received 12 and 20 requests, respectively, for share redemptions pursuant to the terms of our share redemption program.  For the year ended December 31, 2015, we redeemed 31,690 shares at a weighted average price per share of $9.20 per share.  For the year ended December 31 2014, we redeemed 128,169 shares at a weighted average price of $9.34 per share.  For the period from our initial offering effective date (February 9, 2009) to December 31, 2015, we received and fulfilled 41 redemption requests representing 238,520 shares of our common stock.  Redemption prices paid were as set forth in our share redemption program.  The source of cash used to fund the redemption requests was subscription proceeds.  As of December 31, 2015, we had one unfulfilled redemption request representing 1,250 shares with a total redemption value of $12,500, which redemption request was fulfilled in January 2016.

Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The shares we purchase under the share redemption program will be cancelled. Neither our advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations — Taxation of U.S. Stockholders.”

The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (a Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•

a transaction involving our securities that have been for at least 12 months listed for trading on a national securities exchange; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in common stockholder voting rights, the term of our existence, compensation to Hartman Advisors or our investment objectives.

In connection with any proposed Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.  The appraisal shall be filed with the SEC and the states as an appendix to the registration statement for the Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)

accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)

one of the following:

(a) remaining as holders of our common stock and preserving their interests in us on the same terms and conditions as existed previously; or

(b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the voting rights of our stockholders, annual reports and annual and special meetings of stockholders or that would permit our shares to be assessable;

•

that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•

in which our investors’ rights of access to the records of the Roll-up Entity will be less than those provided in our charter and described under “ Meetings and Special Voting Requirements”; or

•

in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our stockholders.

Provisions of Maryland Law and of Our Charter and Bylaws

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•

any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•

80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•

one-tenth or more but less than one-third;

•

one-third or more but less than a majority; or

•

a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with the provisions set forth above, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•

a classified board;

•

two-thirds vote requirement for removing a director;

•

a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•

a majority requirement for the calling of a special meeting of stockholders; however, we have adopted a lower 10% requirement for calling a special meetings of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Limited Liability of Shareholders

Section 12.1 of our charter and the relevant provisions of Maryland corporate law provide that a stockholder is not obligated to the corporation or its creditors with respect to the stock unless the agreed consideration for the stock has not been paid or the corporation has made distributions that would render it insolvent, and then only to the extent of the unpaid purchase price or excess dividend.

Limits on Indemnification

Section 12.2 of our charter limits the circumstances under which we will indemnify our sponsor, advisors and directors for any liability or loss suffered in course of acting on our behalf such that they must have acted in good faith and in the case of the advisors, sponsor and affiliated directors, must not have been negligent or willful and in the case of our independent directors, must not have been liable of gross negligence or willful misconduct. If we advance funds to assist a director, sponsor or advisor to defend a legal claim, they must agree to reimburse us if they are ultimately found liable and so long as the case has not been brought by a shareholder.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN AND AUTOMATIC PURCHASE PLAN

Summary of Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to have cash otherwise distributable to you invested in additional shares of our common stock. We continue to offer shares of our common stock pursuant to our distribution reinvestment plan and intend to do so until as late as July 16, 2016. As of April 26, 2016, $8,872,237 shares of our common stock remained available for sale pursuant to our distribution reinvestment plan. We are currently offering shares of our common stock pursuant to our distribution reinvestment plan at a price of $9.50 per share; provided, however, that our board of directors has approved an amendment to our distribution reinvestment plan which will change the price per share at which shares of our common stock are sold pursuant to our distribution reinvestment plan from $9.50 per share to $12.40 per share, effective as of May 31, 2016.  The following is a summary of our distribution reinvestment plan. See Appendix C to this prospectus for the full text of the plan.

No selling commissions, dealer manager fees or organization and offering expenses will be paid with respect to shares purchased pursuant to our distribution reinvestment plan.

Pursuant to the terms of our distribution reinvestment plan, we are currently our own reinvestment agent and will act on behalf of participants to acquire shares of our common stock with the cash distributions participants are entitled to receive from us. Distributions will be invested in shares by the reinvestment agent promptly following the payment date with respect to such distributions. Participants in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under such plan, the reinvestment agent will remit excess cash to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders that purchase in the primary offering.

Investment of Distributions

Investors who elect to reinvest their distributions generally are required to have the full amount of their cash distributions from us reinvested pursuant to the plan. However, our reinvestment agent has the sole discretion, upon the request of an investor, to accommodate the investor’s request for less than all of the investor’s shares to be subject to participation in the plan.

Election to Participate or Terminate Participation in Distribution Reinvestment Plan

You may elect to participate in our distribution reinvestment plan by making a written election to participate on your subscription agreement, the enrollment form or by other written notice to the plan administrator. If you do not elect to participate in the plan at the time of your initial investment, you may do so at any time by delivering to the transfer agent, a completed authorization form or other written authorization that we may require. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans although we do not anticipate having to do so. See “ERISA Considerations.”

Each stockholder electing to participate in our distribution reinvestment plan must agree that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact and cease participation in the plans.

To withdraw from participation in our distribution reinvestment plan, you must provide written notice to the reinvestment agent. A withdrawal from participation in the distribution reinvestment plan will be effective with respect to distributions for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month.

Prior to the listing of our shares on a national stock exchange, if ever, any stockholder’s transfer of shares will terminate such stockholder’s participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates that such transferee meets the requirements for participation under the distribution reinvestment plan and affirmatively elects participation by delivering an executed authorization form.

Offers and sales of shares pursuant to the distribution reinvestment plan and the automatic purchase plan must be registered in certain states in which such offers and sales are made unless an exemption from registration is available. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan and the automatic purchase plan in any of the states in which the required registration is not renewed annually.

Reports to Participants

Within 90 days after the end of each fiscal year, the reinvestment agent will mail to each participant in our distribution reinvestment plan a statement of account describing, as to such participant, the distributions and automatic debit funds, as applicable, received during the quarter, the number of shares purchased during the quarter, the purchase price for such shares and the total shares purchased on behalf of the participant for the given calendar year pursuant to our distribution reinvestment plan.

Federal Income Tax Considerations

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Risk Factors – Federal Income Tax Risks.” Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan with 30 days’ notice to the participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate the plan in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.

THE OPERATING PARTNERSHIP AGREEMENT

General

Our operating partnership was formed on April 11, 2014, to acquire and hold investments that will be acquired and actively managed by our advisor on our behalf.  Prior to forming the operating partnership, we owned our real estate investments through limited liability companies of which we were the sole member.  We utilize an UPREIT structure generally to enable us to acquire real property in exchange for common units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for common units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

We hold, and intend to continue to hold, substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties using the UPREIT structure. Further, our operating partnership is structured to make distributions with respect to common units which are equivalent to the distributions made to our stockholders. Finally, a holder of common units may later exchange his common units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT.

On March 7, 2014 we formed Hartman XX REIT GP LLC, a wholly owned subsidiary which is the sole general partner of our operating partnership.  Our advisor is the sole manager of the general partner of our operating partnership. We are the sole limited partner of the operating partnership.  We intend to make future acquisitions of real properties in our operating partnership or in subsidiary entities in which our operating partnership owns an interest.

The partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other Hartman-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of the operating partnership. In the event of such a merger, exchange or conversion, the operating partnership would issue additional limited partnership interests that would be entitled to the same exchange rights as other holders of limited partnership interests of Hartman REIT OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

The following is a summary of certain provisions of the operating partnership agreement.  This summary is not complete and is qualified by the specific language in the operating partnership agreement.  For additional detail, you should refer to the actual operating partnership agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for limited partnership interests. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue limited partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us.

Operations

The operating partnership agreement requires that the operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Hartman REIT OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The operating partnership agreement provides that our operating partnership will distribute cash flow from operations to the limited partners of the operating partnership in accordance with their relative percentage interests on a monthly basis in amounts determined by us, such that a holder of one unit of partnership interest in our operating partnership will effectively receive the same amount of annual cash flow distributions from operating partnership as the amount of annual distributions paid to the holder of one of our shares of common stock. Remaining cash from operations will generally be distributed to us through the general partner and the original limited partner to enable us to make distributions to our stockholders.

Similarly, the operating partnership agreement provides that taxable income is generally allocated to the partners of the operating partnership in accordance with their relative percentage interests such that a holder of one unit of partnership interest in the operating partnership will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in the operating partnership. We are authorized to allocate income or loss to permit the operating partnership in a manner so to avoid the characterization of operating income allocable to tax-exempt partners as “unrelated business taxable income,” as defined in the Internal Revenue Code.

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

In addition to the administrative and operating costs and expenses incurred by the operating partnership in acquiring and operating real properties, to the extent not paid by us, the operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of the operating partnership. Such expenses will include:

•

all expenses relating to the formation and continuity of our existence;

•

all expenses relating to the public offering and registration of securities by us;

•

all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•

all expenses associated with compliance by us with applicable laws, rules and regulations;

•

all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•

all our other operating or administrative costs incurred in the ordinary course of our business on behalf of the operating partnership.

All claims between the partners of the operating partnership arising out of the partnership agreement will be subject to binding arbitration.

Exchange Rights

The limited partners of our operating partnership will have the right to cause their limited partnership units to be redeemed by the operating partnership or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis.  Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged.  If we list our shares of common stock on a national securities exchange, the cash value of a share of common stock would equal the average of the daily market price of a share of common stock for the ten consecutive trading days immediately preceding the date on which the cash value is determined.  If our shares of common stock are not listed, then until three full fiscal years after the later of this or any subsequent offering of our shares, we will use the offering price of shares in our most recent primary offering as the cash value per share (unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the cash value per share will equal the offering price less the amount of those special distributions constituting a return of capital).  Beginning three full fiscal years after the most recently terminated of our shares (or possibly sooner if our board determines otherwise), the cash value per share will be based on valuations of our properties and other assets.  Such valuations will be performed by persons independent of us and of our advisor.

These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act. Conditions (2) and (3) will not apply until after the first taxable year for which we make an election as a REIT.

Subject to the foregoing, limited partners of the operating partnership may exercise their exchange rights at any time after 14 months following the date of issuance of their partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of the operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of the operating partnership exercises its exchange rights, and we elect to purchase the partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Change in General Partner

Hartman XX REIT OP GP LLC generally will not be able to voluntarily withdraw as the general partner of the operating partnership.

Transferability of Interests

With certain exceptions, a limited partner may not transfer its interests in our operating partnership, in whole or in part, without our written consent.

PLAN OF DISTRIBUTION

We are offering a maximum of $19 million of shares of our common stock to our existing stockholders pursuant to our distribution reinvestment plan. Our distribution reinvestment plan allows you to have cash otherwise distributable to you invested in additional shares of our common stock. We continue to offer shares of our common stock pursuant to our distribution reinvestment plan and intend to do so until as late as July 16, 2016. As of April 26, 2016, $8,872,237 shares of our common stock remained available for sale pursuant to our distribution reinvestment plan. We are currently offering shares of our common stock pursuant to our distribution reinvestment plan at a price of $9.50 per share; provided, however, that our board of directors has approved an amendment to our distribution reinvestment plan which will change the price per share at which shares of our common stock are sold pursuant to our distribution reinvestment plan from $9.50 per share to $12.40 per share, effective as of May 31, 2016.

We will not pay any selling commissions, dealer manager fees or any other remuneration in connection with the sale of shares pursuant to our distribution reinvestment plan.  This offering of shares of our common stock pursuant to our distribution reinvestment plan will terminate no later than July 16, 2016.

LEGAL MATTERS

Irvine Venture Law Firm, LLP, Irvine, California, has passed upon the legality of the shares of our common stock being offered hereby. The Irvine Venture Law Firm has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement, and, as permitted under SEC rules, does not contain all the information you can find in the registration statement or the exhibits to the registration statement. We refer you to the registration statement and the exhibits to the registration statement for additional information relating to us. Statements contained in this prospectus as to the contents of any agreement or other document are only summaries of such agreement or document and in each instance, if we have filed the agreement or document as an exhibit to the registration statement, we refer you to the copy of the agreement or document filed as an exhibit to the registration statement.

We will file reports and other information with the SEC pursuant to the Exchange Act. The registration statement is, and any of these future filings with the SEC will be, publicly available over the Internet on the SEC’s website (http://www.sec.gov).You may also read and copy the registration statement, the exhibits to the registration statement and the reports and other information we will file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference room.

You may also request a copy of the registration statement, the exhibits to the registration statement and the reports, proxy statements and other information we will file with the SEC at no cost, by writing or telephoning us at:

2909 Hillcroft, Suite 420

Houston, Texas 77057

 (713) 467-2222

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at www.hartmaninvestment.com, where there may be additional information about our business, provided that the contents of that website are not incorporated by reference in or otherwise made a part of this prospectus.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs sponsored by affiliates of Allen R. Hartman, our chief executive officer, director and founder. Mr. Hartman has served as general partner, chief executive officer and/or director of 19 other programs over the last 30 years, which includes one other public program and 18 privately offered programs. This prior performance summary describes our sponsor’s experience in those programs over the last 10 years. Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of the prior Hartman-sponsored programs. Investors who purchase our shares will not acquire any ownership interest in any of the Hartman-sponsored programs discussed in this section.

The information in this section and in the Prior Performance Tables included in this prospectus as Appendix A shows relevant summary information concerning Hartman-sponsored programs. As described below, affiliates of Allen R. Hartman have sponsored public and privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms that are substantially similar to ours. We consider prior programs to have investment objectives similar to ours to the extent that the prospectus or private offering memorandum for the program lists substantially the same primary investment objectives as we do, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of Hartman-sponsored programs as of December 31, 2015. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement and is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately our sponsor’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Public Programs

Affiliates of Mr. Hartman have sponsored one other public real estate program with substantially the same investment objectives as ours, Hartman Commercial Properties REIT now known as Whitestone REIT.

Hartman Commercial Properties REIT

The initial public offering of Hartman Commercial Properties REIT commenced on September 15, 2004. In October, 2006, the board of trustees of Hartman Commercial Properties REIT (1) suspended Hartman Commercial Properties REIT’s  public offering, (2) removed Mr. Hartman from his positions as President and director of Hartman Commercial Properties REIT and (3) terminated the contractual relationships between Hartman Commercial Properties REIT and Hartman Management, L.P., a limited partnership owned and controlled by Mr. Hartman which served as the external advisor and property manager to Hartman Commercial Properties REIT. Mr. Hartman denied that cause for such terminations existed and a lawsuit was filed regarding the termination fee due to Hartman Management L.P. under the advisory agreement with Hartman Commercial Properties REIT. Hartman Management L.P. and Hartman Commercial Properties REIT settled the lawsuit without either side admitting wrongdoing or paying any damages. Ultimately, neither Mr. Hartman nor Hartman Management L.P. received any compensation as a result of the termination of the advisory and property management agreements with Hartman Commercial Properties REIT. Since October 2006, neither Mr. Hartman nor any of his affiliates have had any contractual relationship with, or control over the business or operations of, Hartman Commercial Properties REIT.

 In the approximately two years between September 15, 2004 and September 30, 2006, Hartman Commercial Properties REIT raised gross offering proceeds from its public offering of approximately $28.9 million from the issuance of 2,886,405 shares of common stock. Together with the gross proceeds of its private placement of common shares between May 1999 and December 2000, which raised gross offering proceeds of approximately $24.8 million from the issuance of 2,481,745 common shares of common stock, Hartman Commercial Properties REIT raised a total of $53.7 million. As of the termination of its public offering two years after it was commenced, Hartman Commercial Properties REIT had approximately 1,423 investors and owned 36 commercial properties, nine of which were acquired using offering proceeds from its public offering for an aggregate acquisition cost of approximately $67.1 million. These nine properties were located in the metropolitan areas of Houston, Dallas and San Antonio, Texas. Based upon aggregate acquisition and development costs, these nine properties were approximately 54% office/warehouse and approximately 46% retail shopping centers.

Private Programs

Capital Raising

During the ten-year period ended December 31, 2015, our Sponsor and its affiliates have sponsored five private prior real estate programs which collectively raised approximately $83.0 million. These private prior real estate programs included: (1) two private real estate investment funds which raised approximately $29.0 million from a total of 458 investors, (2) one private real estate investment trust which raised approximately $50.0 million from a total of 687 investors, (3) one tenant-in-common (TIC) offering which was offered and withdrawn and (4) one Delaware Statutory Trust for 1031 tax-deferred exchange investors, which raised approximately $4,021,000 from 24 investors.

The following table sets forth certain summary information on the five private prior real estate programs sponsored by affiliates of our Sponsor.

Name of Program	Type of Program	Launch Year	Program Status
Hartman Income Properties XVIII, Ltd. (1)	Private	2004	Closed
Hartman Short Term Income Properties XIX, Inc.	Private	2007	Operating
Hartman Development Fund LLC (2)	Private	2009	Closed
Hartman Garden Oaks Acquisition LLC (3)	TIC	2013	Closed
Hartman Retail I DST	DST	2014	Operating

(1)

Merged with and into Hartman Income REIT, Inc. on April 1, 2008

(2)

Merged with and into Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”) in May 2013. In March 2013, the board of directors of Hartman XIX approved the merger of Hartman XIX with Hartman Development Fund LLC. The total equity capital raised by Hartman Development Fund LLC was $4,017,711.  In February 2013 an independent appraisal valued the sole property owned by the Hartman Development Fund LLC at $4,350,000. The board of directors of Hartman XIX approved the payment of merger consideration consisting of the issuance of 337,838 shares of its Class B 8% cumulative preferred stock to Hartman Development Fund LLC, which shares were valued at $11.84 per share, for total merger consideration value of approximately $4,000,000. The $11.84 per preferred share value was based upon a valuation of Hartman XIX prepared by WKW Financial Advisors, an independent valuation consultant not affiliated with Hartman XIX or any of its affiliates.

(3)

No interests were sold in the Hartman Garden Oaks Tenant in Common offering, so the registration was not extended after its initial expiration date.

Investments

Each of these private prior real estate programs had investment objectives similar to our own.

The prior private real estate programs had acquired eighteen (18) properties and disposed of one (1) development property as of December 31, 2015. Seventeen (17) of the properties were located in Texas and one (1) was located in Florida. These properties were acquired for an aggregate purchase price, inclusive of debt, of approximately $104.6 million, excluding acquisition costs. These properties were financed with a combination of debt and offering proceeds.

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs, categorized by type of property, as of December 31, 2015. All of the properties were existing properties.

Investment Program	Office/Ind.	Retail	Development
Hartman Income Properties XVIII	84%	16%	0%
Hartman Short Term Income Properties XIX	50%	36%	14%
Hartman Development Fund LLC	0%	100%	0%
Hartman Garden Oaks Acquisitions LLC (TIC)	0%	100%	0%
Hartman Retail I DST	0%	100%	0%

Dispositions

As of December 31, 2015, the prior private real estate programs had sold one (1) property for an aggregate purchase price of $3.4 million, exclusive of closing costs.

Adverse Business Developments

Historically the private programs sponsored by Mr. Hartman and his affiliates have experienced losses during the first several quarters of operations. Many of these losses can be attributed to initial start-up costs and lack of revenue producing activity prior to the programs’ initial property investments. Losses may also reflect the delay between the date of property acquisition and the period when revenues from such property investments exceed fixed and variable operating costs because many of the properties purchased by the Hartman sponsored programs have had relatively low occupancy rates at the time of their purchase and it has taken time to increase the properties’ occupancy rates and revenues. This strategy has permitted the programs to purchase the properties at much lower prices than if the properties were more fully occupied, but continued low occupancy rates in some of the properties have had a negative impact on the revenues of the programs. During recessionary periods such as the one we are now experiencing, some of the properties have lost tenants as a result of bankruptcies, insolvencies or other financial difficulties, however the revenues of the properties have not declined significantly.

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the affiliates of our advisor (Prior Real Estate Programs), which have investment objectives similar to Hartman Short Term Income Properties XX, Inc. Each of the Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Hartman Short Term Income Properties XX, Inc. intends to acquire. See “Investment Objectives and Criteria” elsewhere herein.

Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in “Prior Performance Summary” section of this prospectus.

Investors in Hartman Short Term Income Properties XX, Inc. will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Allen R. Hartman is the President of our advisor and was general partner, owner of the general partner and/or president or manager of the general partner of the Prior Real Estate Programs and is the president of Hartman Short Term Income Properties XX, Inc. and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Hartman was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I – Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II – Compensation to Sponsor (in Dollars)

Table III – Annual Operating Results of Prior Real Estate Programs

Table V - Results of Sales or Disposals of Property (included but not applicable)

We have not included in this Appendix A - Table IV because there are no Prior Real Estate Programs that have completed operations during the previous five years and therefore Table IV is not applicable.  Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which the Hartman Short Term Income Properties XX, Inc. has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

“Underwriting Fees” include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

Past performance is not necessarily indicative of future performance.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of affiliates of Allen R. Hartman as sponsors in raising and investing funds for Prior Real Estate Programs with offerings that have closed during the three years ended December 31, 2015.  This program had similar investment objectives to Hartman Short Term Income Properties XX, Inc.  Also set forth is information pertaining to the timing and length of the offering and the time period over which the proceeds were invested in properties. All figures are as of December 31, 2015.

Hartman Development Fund LLC

Dollar amount offered	$25,000,000
Dollar amount raised	$4,017,711

Length of offering (in months)	45
Months to invest 90% of amount available for investment (measured from date of offering)	32

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table summarizes the type and amount of compensation paid to affiliates of Allen R. Hartman during the three years ended December 31, 2015 by two Prior Real Estate Programs whose offerings closed prior to June 30, 2011 and one Hartman sponsored real estate program whose offering closed in 2013.   All figures are as of December 31, 2015.

Hartman Development Fund LLC (1)
Date offering commenced	09/01/2009
Dollar amount raised	$4,017,711

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts retained by affiliates	$319,821
Organizational expenses	$120,531
Acquisition fees	$120,531
Real estate commissions	$-
Advisory fees	$-
Other fees	$-
Dollar amount cash generated from operations before deducting payments to sponsor	$102,824
Amount paid to sponsor from operations:
Property management fees	$15,783
Advisory/asset management fees	$3,157
Reimbursements	$20,523
Leasing commissions	$10,125
$49,588
Dollar amount of property sales and refinancing before deducting payments to sponsor	$-
Amounts paid to sponsor from property sales and refinancing	$-

(1)

Hartman Development Fund LLC’s private offering ended in 2013.  The fund merged with and into Hartman Short Term Income Properties XIX, Inc. effective May 30, 2013.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

The following two tables set forth the annual operating results of Prior Real Estate Programs the offering of which have closed during the five years ended December 31, 2015 and that have similar investment objectives to Hartman Short Term Income Properties XX, Inc. All results are as of and for the twelve months ending December 31 for the year indicated.

In thousands of dollars except per share amounts
	2008	2009	2010	2011	2012	2013	2014	2015
Summary Operating Results
Gross revenues	$1,084	$3,219	$7,796	$13,010	$12,496	$13,697	$14,415	$14,699
Operating expenses	1,182	2,880	10,013	13,077	12,433	12,809	13,979	12,753
Operating income (loss)	-97	339	-2,217	-1,896	63	888	436	1,946
Interest expense, net	272	643	1,096	1,829	1,662	1,868	2,060	2,096
Net income (loss) – GAAP basis	-370	-304	-3,312	-842	-1,600	-953	-1,625	263
Summary Cash Flows
Net cash provided by (used in):
Operating activities	2,236	-1,677	3,042	4,200	332	3,998	4,813	2,998
Investing activities	-13,332	-11,174	-23,533	-2,826	4,103	-10,346	899	-992
Financing activities	21,700	16,035	12,203	-1,033	-5,568	-6,138	-5,222	-1,756
Net change in cash	10,604	3,183	-8,288	342	-1,133	-211	490	250
Amount and Source of Distributions
Total distributions paid to preferred	$735	$1,162	$2,136	$3,277	$3,059	$3,334	$3,720	$3,764
shareholders
Total distributions paid to common	-	-	-	-	-	-
shareholders							-
Distribution data per $1,000 invested:
Total distributions paid to preferred	$42.11	$51.56	$42.72	$65.54	$61.18	$63.06	$67.62	$68.42
shareholders
From operations and sales of	$42.11	-	$42.72	$65.54	$6.64	$63.06	$67.62	$68.42
properties
From all other sources (financing	-	$51.56	-	-	$54.54	-	-
and offering proceeds)
Summary Balance Sheet
Total assets (before depreciation)	26,033	40,730	57,031	79,441	74,641	90,109	89,691	90,926
Total assets (after depreciation)	25,810	39,549	52,722	70,586	60,309	70,246	64,519	61,685
Total liabilities	11,682	13,469	35,241	38,978	34,589	45,714	46,653	47,839
Estimated value per share (1)	$ NA	$ NA	$ NA	$11.84	$12.03	$13.10	$13.01	$13.42

(1) No estimated value per share was determined for years ending December 31, 2007 through 2010 during the program’s distribution period.  The offering price per share during the distribution period was $10.00 per share.  The program closed in December 2010.  The estimated value per share for the years ending December 31, 2011, 2012, and 2013, respectively, were determined by WKW Financial Advisors, Houston, Texas and reflect a 20% marketability discount. WKW Financial Advisors is an independent valuation consultant and is not affiliated with Hartman Short Term Income Properties XIX, Inc. or any of its affiliates.  The 2014 value was determined by the Company without regard to marketability discount.  The 2015 value was determined by WKW without regard to a marketability discount.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Hartman Development Fund, LLC
In thousands of dollars except per share amounts
	2009	2010	2011	2012	2013
Summary Operating Results
Gross revenues	$ -	$14	$ -	$168	$149
Operating expenses	-	-	4	201	210
Operating income (loss)	-	14	-4	-34	-61
Interest expense, net	-	-	-34	-52	-
Net income (loss) – GAAP basis	-	14	30	18	-61
Summary Cash Flows
Net cash provided by (used in):
Operating activities	-	-911	941	139	141
Investing activities	-	-	-2,768	-267	-1,227
Financing activities	399	1,052	1,388	83	1,028
Net change in cash	399	141	-429	-45	-58
Amount and Source of Distributions
Total distributions paid to preferred	-	$42	$231	$301	$114
shareholders
Total distributions paid to common	-	-	-	-	-
shareholders
Distribution data per $1,000 invested:
Total distributions paid to preferred	-	$24.96	$64.56	$75.25	$28.50
shareholders
From operations and sales of properties	-	-	-	$34.75	$28.50
From all other sources (financing	-	$24.96	$64.56	$40.50	-
and offering proceeds)
Summary Balance Sheet
Total assets (before depreciation)	40,730	57,031	82,319	74,641	90,109
Total assets (after depreciation)	39,549	52,722	73,464	60,309	70,246
Total liabilities	13,469	35,241	39,010	34,589	45,714
Estimated value per share (1)	$ NA	$ NA	$ NA	$ NA	$8.45

(1) No estimated value per share was determined for the years ending December 31, 2009 through 2012 during the program’s distribution period.  The offering price per equivalent share during the distribution period was $10.00 per share equivalent.  Effective May 30, 2013 Hartman Development Fund, LLC merged with and into Hartman Short Term Income Properties XIX, Inc.  The estimated value per share as of December 31, 2013 is based on the value of merger consideration received by the former Hartman Development Fund investors.  Pursuant to the merger, the investors of Hartman Development Fund LLC (holders of the equivalent of 473,373 shares valued at $8.45 per share) received a total of 337,838 preferred shares of Hartman Short Term Income Properties XIX, Inc. valued at $4,000,000 or $11.84 per preferred share (a ratio of 0.7136 shares of Hartman Development Fund for each share of Hartman Short Term Income Properties XIX, Inc.).  The $11.84 per preferred share value was based on a valuation of Hartman Short Term Income Properties XIX, Inc. prepared by WKW Financial Advisors, an independent valuation consultant not affiliated with Hartman Short Term Income Properties XIX, Inc. or any of its affiliates.  There is no public market for the preferred shares and they have limited liquidity.  The per interest amount shown in the table was calculated by dividing the $4,000,000 of merger consideration by the total amount of interests in the fund outstanding as of the merger date

TABLE IV

RESULTS OF COMPLETED PROGRAMS

This Table IV includes the operations of (i) Hartman Gulf Plaza Tenant-in-Common from its inception in June 2004 to March 11, 2014, its last day before termination and sale of its sole property to Hartman Short Term Income Properties XX, Inc., and (ii) Hartman Development Fund LLC from its inception on September 1, 2009 to May 30, 2013, its last day before its merger with and into Hartman Short Term Income Properties XIX, Inc.

	HARTMAN GULF PLAZA TENANT IN COMMON (1)	HARTMAN DEVELOPMENT FUND LLC (2)
Date of program closing or occurrence of liquidity event	03/11/2014	05/30/2013
Duration of program in months	116	45
Aggregate dollar amount raised	$ 7,050,000	$ 4,017,711
Annualized return on investment	2.1% (3)	NA (4)
Median annual leverage	59%	0%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$ 3,031,128	$ 331,532

(1)

Hartman Gulf Plaza Tenant-in-Common completed its offering in June 2004.

On February 7, 2014, Hartman Short Term Income Properties XX, Inc. (the “Company”) entered into a Purchase and Sale Agreement with Hartman Gulf Plaza Acquisitions, L.P. (“Acquisitions”) and each of the thirteen other tenant-in-common owners, relating to the acquisition of the Gulf Plaza office building (the “Gulf Plaza Property”).  On March 11, 2014, the Company completed its acquisition of the Gulf Plaza Property.

Acquisitions owned a 1% interest in the Gulf Plaza Property.  Acquisitions is an affiliate of Hartman Income REIT, Inc.  Hartman Income REIT Management, Inc., a wholly owned subsidiary of Hartman Income REIT, Inc. was the property manager of the Gulf Plaza Property.

(2)

Hartman Development Fund LLC ended its offering and merged with and into Hartman Short Term Income Properties XIX, Inc., effective May 30, 2013.

(3)

Annualized return on investment was calculated as follows:

Calculation of annualized return on investment	Hartman Gulf Plaza Tenant-in-common
Periodic distributions paid to investors in cash	$ 2,570,738
Cash paid to investors at termination	5,900,064
Aggregate amount distributed to investors	$ 8,470,803
Aggregate amount invested by investors	7,050,000
Aggregate amount of investment return	$ 1,420,803
Amount of investment return divided by amount invested	20.2%
÷ 116 mos. * 12
Annualized return on investment	2.1%

(4)

Annualized return on investment is not available at this time because the investors in Hartman Development Fund, LLC have not yet experienced a liquidity event with respect to their investment in Hartman Development Fund, LLC. Hartman Development Fund, LLC ended its offering and merged with and into Hartman Short Term Income Properties XIX, Inc., effective as of May 30, 2013. Pursuant to the merger, the investors of Hartman Development Fund, LLC received a total of 337,838 preferred shares of Hartman Short Term Income Properties XIX, Inc. valued at $4,000,000, or $11.84 per preferred share. The $11.84 per preferred share value was based upon a valuation of Hartman Short Term Income Properties XIX, Inc. prepared by WKW Financial Advisors, an independent valuation consultant not affiliated with Hartman Short Term Income Properties XIX, Inc. or any of its affiliates. There is no public market for the preferred shares and they have limited liquidity.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTY

This Table provides summary information on the results of sales and / or dispositions of properties by Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”) for the three fiscal years ended December 31, 2015.

			Selling Price, Net of Closing Costs and GAAP Adjustments			Cost of Properties, Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Total (2)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements, Closing and Soft Costs (3)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (4)
Hartman Development Fund LLC, located in Houston, TX (1)	-	May 2013	$4,000	-	$4,000	-	$3,040	$3,040	$99
Hartman Gulf Plaza Tenant- in-Common, located in Houston, TX	June 2004	March 2014	$5,900	$7,284	$13,184	$8,000	$17,310	$25,310	$7,878

1.

Hartman Development Fund, LLC owned one commercial real estate property.  Effective May 30, 2013, Hartman Development Fund, LLC merged with and into Hartman Short Term Income Properties XIX, Inc., which continues to own the singe real estate asset.

2.

Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.

3.

Amounts do not include a prorata share of the offering costs.  There were no carried interests received in lieu of commissions in connection with acquisition of property.

4.

Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

DISTRIBUTION REINVESTMENT PLAN

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

Hartman Short Term Income Properties XX, Inc., a Maryland corporation (the “Company”), pursuant to its Charter (the “Charter”), has adopted a Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below.

As agent for the Stockholders who purchase Shares from the Company pursuant to the Company’s public offering of its Shares (the “Offering”) and elect to participate in the DRP (the “Participants”), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company’s Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $9.50 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10 per share. Thereafter, Participants will acquire Shares, at the Company’s option, (x) from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase, or (y) if a secondary market for the Shares develops and if the Company so elects, at the price paid by the Company for the Shares in such secondary market. If we do purchase shares in the secondary market and we use the services of a broker, we will allocate the costs of such broker among all the participants in the plan. We will not charge participants for any fees other than the actual third party out-of-pocket expenses that we would incur in the secondary market.

The discount per Share is intended never to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Charter.

Prior to the first to occur of (i) the termination of the Offering or (ii) the public offering price per Share in the Offering increasing above $10 per share, it is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price which will be paid under the DRP.

The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

If the Company’s Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the “Commission”) under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

Share Certificates. Unless and until the Shares are listed on a national securities exchange, the quotation of the Shares by The NASDAQ Stock Market or the trading of the Shares in the over-the-counter market, the Company will not issue share certificates except to stockholders who make a written request to the Company. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

Reports. Within 90 days after the end of the Company’s fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal-year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant’s participation in the DRP including the tax consequences relative thereto.

Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty; by delivering to the Company a written notice or to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days’ written notice to the Participants.

Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including; without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

Governing Law.  This DRP shall be governed by the laws of the State of Maryland. However, causes of action for violations of federal or state securities laws shall not be governed by this choice of law provision.

Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan

Defined Terms.

“Act” means the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

“Affiliate” means, with respect to any other Person: (i) any Person directly or indirectly owning, control-ling or holding, with the power to vote 10%. or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person;. (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Dealer Manager” means D.H. Hill Securities, LLLP.

“Directors” means the members of the Board of Directors of the Company, including the Independent Directors.

“Independent Directors” means the Directors who: (i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director, directly or indirectly, with the Company, the Sponsor, or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Sponsor, the Advisor or any of their Affiliates; (ii) do not serve as a director or trustee for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the in mediate family of a Director has one of the foregoing relationships with the Company, the Sponsor, the Advisor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Advisor and their Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

“Market Price” means on any date the average of the closing price per Share for the five consecutive trading days ending on such date. If the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board making a market in the Shares, or if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the Offering if the Offering has not concluded, or if the Offering has concluded,  the net asset value of the Shares as last determined by the Board, in its sole discretion in accordance with FINRA rules 2340 and 2310.

“Ownership Limit” means the prohibition on beneficial ownership of no more than 9.8%, in number of shares or value, of outstanding Equity Stock of the Company.

“Shares” means the shares of voting common stock, par value $.001 per share, of the Company, and “Share” means one of those Shares.

“Soliciting Dealers” means the dealer members of FINRA, designated by the Dealer Manager.

“Stockholders” means the beneficial holders of Shares.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

$19,000,000 Maximum Offering

Pursuant to the Distribution Reinvestment Plan

PROSPECTUS

You should rely on the information contained in this prospectus.  No dealer, salesperson or other individual has been authorized to give any information or to make any representation that are not contained in this prospectus.  If any such information or statements are given or made, you should not rely upon such information or representation.  This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful.  This prospectus speaks as of the date set forth below.  You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

April 29, 2016

__________________________________________________________________________________

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

SUPPLEMENT NO. 1 DATED APRIL 29, 2016

TO THE PROSPECTUS DATED APRIL 29, 2016

This document supplements, and should be read in conjunction with, our prospectus dated April 29, 2016 relating to our offering of up to $19,000,000 in shares of our common stock pursuant to our distribution reinvestment plan.  Terms used and not otherwise defined in this Supplement No. 1 have the same meanings as set forth in our prospectus.  The purpose of this Supplement No. 1 is to disclose:

•

the status of our public offering;

•

our determination of an estimated value per share;

•

an amendment to our distribution reinvestment plan;

•

changes in our management;

•

a description of our current property portfolio;

•

our potential acquisition;

•

selected financial data;

•

our performance – funds from operations and modified funds from operations;

•

our net tangible book value;

•

information on our indebtedness;

•

information on our distributions;

•

information regarding our redemptions of shares;

•

compensation paid to our advisor and its affiliates and dealer manager;

•

information on experts; and

•

information incorporated by reference.

Status of Our Public Offering

On July 16, 2013, we commenced a follow-on public offering of up to $219,000,000 in shares of our common stock, pursuant to which we offered up to $200,000,000 in shares of our common stock to the public and up to $19,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. Effective March 31, 2016, we terminated the offer and sale of shares of our common stock to the public in our follow-on public offering.  As of March 31, 2016, we had accepted investors’ subscriptions for, and issued, 12,561,686 shares of our common stock in our follow-on offering, including 858,308 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in aggregate gross offering proceeds of $121,912,9115.  As of March 31, 2016, we had accepted investors’ subscriptions for, and issued, 17,017,364 shares of our common stock in our initial public offering and our follow-on offering, including 1,020,869 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in aggregate gross offering proceeds of $165,856,646.

We continue to offer shares of common stock pursuant to our distribution reinvestment plan and intend to continue to do so until as late as July 16, 2016. As of April 26, 2016, $8,872,237 in shares of our common stock remained available for sale pursuant to our distribution reinvestment plan.

Determination of an Estimated Value Per Share

Background

On October 27, 2015, our board of directors approved the formation of a valuation committee comprised of the independent members of our board as an initial step in the process of determining an estimated value per share of our shares of common stock as of December 31, 2015.

On April 7, 2016, our board determined an estimated value per share of our common stock of $12.40 as of December 31, 2015. We are providing the estimated value per share of our common stock to assist the broker dealers that participated in our initial and follow-on public offerings in meeting their ongoing customer account statement reporting obligations under the current rules of the Financial Industry Regulatory Authority, Inc., or “FINRA.”

The valuation committee and our board oversaw the process of determining the estimated value per share. In determining the estimated value per share, the valuation committee relied upon information provided in a report provided by WKW Financial Advisors, or “WKW,” an independent consulting firm providing authoritative studies, financial analysis, valuation and strategic advisory services, engaged with the approval of the valuation committee. The valuation committee also relied upon our board’s experience with, and knowledge of, our company and its real property and other assets as of December 31, 2015.

As outlined in WKWs report, dated April 6, 2016, or the “Valuation Report,” the scope of WKWs engagement and analysis included, but was not limited to:

•

Discussions with our management to gather pertinent facts and data;

•

Examination of current market conditions including supply and demand factors, growth patterns, and their effect of each of our properties;

•

Application of the income capitalization approach, by discounted cash flow or direct capitalization as appropriate, for each of our properties;

•

Application of the sales comparison approach, as applicable or required to validate credible results, for any of our properties which may or may not include an analysis of the ad valorem tax values;

•

Determination of an estimated value for each of our properties; and

•

Review of our other assets and liabilities and estimation of their fair values as of the valuation date, including assets and liabilities which are contingent in nature as of the valuation date and which may not be quantified in our financial statements or notes to financial statements as of the valuation date.

The members of the valuation committee and our board met with WKW to review and understand the facts, capitalization rate assumptions, and economic considerations of the various real estate sub-markets in which our properties are located.

Valuation Methodology

Real Estate Investments.  As of December 31, 2015, we owned 15 commercial properties.  Our board determined the fair value of our real estate investments to be $247,300,000 as of that date. This determination was based on an income capitalization approach. Real estate investment valuations were performed in accordance with Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association, of the “IPA,” in April 2013.

Notes Payable.  The Valuation Report included an estimated valuation of our notes payable as equal to fair value as of December 31, 2015. Our board determined that the fair value of our notes payable as of December 31, 2015 was $76,417,905.

Other Assets and Liabilities. The Valuation Report included an estimated valuation of our other assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash, accounts receivable, and other prepaid expenses and other assets.  These other assets and liabilities were considered by our board to be equal to their fair values as of December 31, 2015 due to their short maturities.

Estimated Value Per Share.  The estimated value per share was based upon 13,769,384 shares of our common stock outstanding as of December 31, 2015.  Although the estimated value per share has been developed as a measure of value as of a specific time, December 31, 2015, the estimated value per share does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange or the limited nature in which a shareholder may redeem shares under our share redemption program (if at all), a discount for the non-assumability or prepayment obligations associated with certain of our debt, or a discount for our corporate level overhead.

The following table presents how the estimated value per share was determined as of December 31, 2015:

Investment in real estate assets	$247,300,000
Cash, cash equivalents and restricted cash	8,279,890
Other assets and liabilities (excluding goodwill), net	(2,527,098)
253,052,792
Notes payable	76,417,905
Estimated value of convertible preferred shares	5,889,330
82,307,235
Estimated value	170,745,557

Common stock outstanding	13,769,384
Estimated value per share	12.40

Estimated value per share allocated on a per share basis:

Investment in real estate assets	$17.96
Cash, cash equivalents and restricted cash	0.60
Other assets and liabilities, net	(0.18)
Notes payable	(5.55)
Estimated value of convertible preferred shares	(0.43)
Estimated value per share	$12.40

Material Assumptions in Property Valuations.  WKW made certain key assumptions in the income capitalization approach that it used to value our real estate properties, which are set forth below:

Direct capitalization – capitalization rate	7.19%
Yield capitalization – discount rate	10.24%
Yield capitalization – terminal capitalization rate	7.44%

While we believe that WKW’s assumptions are reasonable, a change in these assumptions would significantly impact the appraised value of our real estate investments and thus, our estimated value per share. The table below illustrates the impact on the estimated value per share if the capitalization rates and discount rate listed above were increased or decreased by 2.5%, assuming all other factors remain unchanged:

	Increase (Decrease) in the Estimated Value per Share due to
	Decrease of 2.5%	Increase of 2.5%
Direct capitalization – capitalization rate	$12.87	$11.93
Yield capitalization – discount rate	$12.90	$11.90
Yield capitalization – terminal capitalization rate	$12.99	$11.81

Limitations of Valuation Method. FINRA rules provide limited guidance on the methods an issuer must use to determine its estimated value per share. As with any valuation method, and as noted above, the methods used to determine our estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated value per share determined by our board is not a representation, warranty or guarantee that, among other things:

•

a stockholder would be able to realize the estimated value per share if such stockholder attempts to sell his or her shares;

•

a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•

shares of our common stock would trade at the estimated value per share on a national securities exchange;

•

a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of the shares of our common stock; or

•

the methods used to determine the estimated value per share would be acceptable to FINRA, under the Employee Retirement Income Security Act, the Securities and Exchange Commission or any state securities regulatory entity with respect to their respective requirements.

Further, the estimated value per share was calculated as of a particular moment in time and the value of our shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets (including acquisitions and dispositions of real estate investments since December 31, 2015), developments related to individual assets and changes in the real estate and capital markets.

Amendment to our Distribution Reinvestment Plan

We continue to offer shares of our common stock pursuant to our distribution reinvestment plan and intend to do so until as late as July 16, 2016. We are currently offering shares of our common stock pursuant to our distribution reinvestment plan at a price of $9.50 per share; provided, however, that our board of directors has approved an amendment to our distribution reinvestment plan which will change the price per share at which shares of our common stock are sold pursuant to our distribution reinvestment plan from $9.50 per share to $12.40 per share, effective as of May 31, 2016. As discussed above, on April 7, 2016, our board of directors determined an estimated value per share of our common stock of $12.40 as of December 31, 2015.

Changes in Our Management

Effective as of April 22, 2016, Katherine N. O’Connell resigned from her positions as our Secretary and General Counsel. Effective as of April 26, 2016, Mark T. Torok was appointed as our Secretary and General Counsel. Mr. Torok’s biographical information is set forth in the section of our prospectus entitled “Management.”

Description of Our Portfolio

Our portfolio of real estate assets currently consists of 15 commercial properties comprised of two retail shopping centers, 12 office properties and one industrial flex property, all of which are located in the State of Texas.  The following table provides summary information regarding our current properties:

Property Name/Location	Property Type	Rentable SF	Annualized Base Rent (1)	Percent Leased (2)	Date Acquired	Acquisition Cost	Mortgage Debt Outstanding (3)	Capitalization Rate (5)
Richardson Heights SC Richardson, TX	Retail	201,433	$2,616,668	61%	12/28/2010	$ 19,150,000	$19,512,480	9.6%
Cooper Street Plaza Arlington, TX	Retail	127,696	1,491,964	92%	5/11/2012	$ 10,612,500	8,114,101	10.0%
Bent Tree Green Dallas, TX	Office	139,609	2,302,266	63%	10/16/2012	$ 12,012,500	8,114,101	5.1%
Parkway Plaza I & II Dallas, TX	Office	136,506	982,365	68%	3/15/2013	$ 9,490,000	-	5.2%
Gulf Plaza Houston, TX (4)	Office	120,651	2,402,338	100%	3/11/2014	$ 13,950,000	-	11.2%
Mitchelldale Business Park Houston, TX	Industrial/Flex	377,752	2,134,502	89%	6/13/2014	$ 19,175,000	12,291,896	9.4%
Energy Plaza I&II San Antonio, TX	Office	180,119	3,178,485	95%	12/30/2014	$ 17,610,000	10,143,551	10.0%
Timbercreek Atrium Houston, TX (4)	Office	51,035	652,744	79%	12/30/2014	$ 2,896,800	-	9.3%
Copperfield Building Houston, TX (4)	Office	42,621	601,187	80%	12/30/2014	$ 2,419,200	-	10.7%
Commerce Plaza Hillcrest Dallas, TX (4)	Office	203,688	2,043,402	74%	5/1/2015	$ 11,400,000	-	5.3%
400 North Belt Houston, TX (4)	Office	230,872	2,897,864	67%	5/8/2015	$ 10,150,000	-	12.9%
Ashford Crossing Houston, TX (4)	Office	158,451	2,584,577	88%	7/31/2015	$ 10,600,000	-	11.7%
Corporate Park Place Dallas, TX (4)	Office	113,429	1,347,341	79%	8/24/2015	$ 9,500,000	-	8.2%
Skymark Tower Arlington, TX (4)	Office	115,700	1,476,379	75%	9/2/2015	$ 8,846,000	-	7.2%
One Technology Center San Antonio, TX (4)	Office	196,348	3,885,368	85%	11/10/2015	$ 19,575,000	-	10.6%
Total		2,395,910	$30,597,450			$177,387,000	$58,176,129	9.1%

(1)

Annualized base rent is based upon occupancy as of March 31, 2016 for tenants paying rent as of that date.

(2)

Percentage leased shown is as of the date of acquisition.

(3)

As of March 31, 2016.

(4)

Gulf Plaza, Timbercreek Atrium, Copperfield Building and One Techonolgy Center are collateral for a revolving credit facility with Texas Capital Bank.  Corporate Park Place, Commerce Plaza Hillcrest, 400 North Belt, Skymark and Ashford Crossing are collateral for a revolving credit facility with East West Bank.

(5)

The capitalization rate reflected in the table is as of the closing of the acquisition of the property. We calculate the capitalization rate by dividing “net operating income” of the property by the purchase price of the property, excluding acquisition costs. Net operating income is defined as gross operating revenues less operating expenses including property taxes and management fees but excluding debt service payments and capital expenditures. For purposes of this calculation, net operating income is determined using the projected annualized net operating income of the property based on in-place leases at the acquisition date.

We believe that all of our properties are adequately covered by insurance and are suitable for their intended purposes.  Each of our properties faces competition from similar properties in and around their respective submarkets.

Management is not aware of any plans for any material renovation, redevelopment or improvement with respect to our current properties.

Ad valorem tax rates for real property in the taxing jurisdictions in which our properties are located range from approximately 2.6% to 2.9% of assessed value.  Ad valorem valuations are determined annually by the respective appraisal districts.  Assessed value is generally equal to or less than property acquisition cost.

The following table sets forth certain information relating to each of our properties owned as of March 31, 2016:

					Average Base	Average Net Effective
		Gross Leasable	Percent Occupied	Annualized Base Rental Revenue	Rental Revenue per	Annual Base Rent per
Property Name	Location	Area SF			Occupied SF	Occupied SF
Retail:
Richardson Heights	Richardson TX	201,433	79%	$ 2,616,668	$16.37	$17.89
Cooper Street	Arlington TX	127,696	100%	1,491,964	11.68	11.62
Total - Retail		329,129	87%	4,108,632	$14.29	$15.11
Office:
Bent Tree Green	Dallas TX	139,609	85%	$ 2,302,266	$19.33	$18.97
Parkway I & II	Dallas TX	136,506	59%	982,365	12.13	13.92
Gulf Plaza	Houston TX	120,651	100%	2,402,338	19.93	19.87
Energy Plaza	San Antonio TX	180,119	83%	3,178,485	21.14	21.51
Timbercreek	Houston TX	51,035	77%	652,744	16.70	17.04
Copperfield	Houston TX	42,621	85%	601,187	16.69	17.23
400 North Belt	Dallas TX	230,872	63%	2,897,864	19.85	20.18
Hillcrest	Houston TX	203,688	76%	2,043,402	13.24	13.63
Skymark	San Antonio TX	115,700	68%	1,476,379	18.69	19.17
Coporate Park	Houston TX	113,429	79%	1,347,341	15.13	15.38
Ashford Crossing	Houston TX	158,451	90%	2,584,577	18.21	18.75
One Technology	San Antonio TX	196,348	85%	3,885,368	23.36	23.42
Total – Office		1,689,029	78%	$24,354,316	$18.41	$18.74
Industrial:
Mitchelldale	Houston TX	377,752	90%	$ 2,134,502	$ 6.30	$ 6.41
Total		2,395,910	82%	$ 30,597,450	$15.70	$16.06

Significant Tenants

The following table sets forth information about our five most significant tenants, in terms of annualized rental revenues, as of March 31, 2016:

			Percentage of
		Annualized	Total Annualized
		Rental	Base Rental	Initial Lease	Lease Expiriation
Tenant Name	Location	Revenue	Revenues	Date	Year
Gulf Interstate Engineering	Gulf Plaza (Houston, TX)	$ 2,392,860	7.9%	3/1/2011	2018
National Oilwell Varco, L.P.	400 North Belt (Houston, TX)	1,347,788	4.4%	2/1/2013	2019
GSA – Veterans Administration	One Technology (San Antonio, TX)	1,113,789	3.6%	2/1/2013	2016
Galen College of Nursing	One Technology (San Antonio, TX)	1,013,844	3.3%	6/13/2003	2016
RIGNET, Inc.	Ashford Crossing (Houston, TX)	829,445	2.7%	7/1/2015	2018
Total		$ 6,697,726	21.9%

Lease Expirations

The following table sets forth information regarding lease expirations at our properties during each of the next ten years, beginning January 1, 2016:

		Gross Leasable Area Covered by Expiring Leases		Annualized Base Rent Represented by Expiring Leases
Year of Lease Expiration	Number of Leases Expiring	Approx. Square Feet	Percent of Total Occupied Square Feet	Amount	Percent of Total Rent
2016	123	385,507	20%	$6,269,068	21%
2017	106	380,859	20%	$5,579,020	18%
2018	101	440,824	23%	$7,519,089	25%
2019	56	249,104	13%	$3,850,340	13%
2020	39	176,664	9%	$2,527,619	8%
2021	10	74,287	4%	$661,148	2%
2022	7	14,451	1%	$295,632	1%
2023	6	53,982	3%	$728,236	2%
2024	9	54,024	3%	$961,383	3%
2025	5	27,819	1%	$210,485	1%
Total	462	1,768,790	97%	$28,614,022	95%

Leases expiring beyond the period presented are not included in the table above, therefore the percent of total annualized base rents do not total to 100%.

Our Potential Property Acquisition

On April 4, 2016, we entered into a purchase and sale agreement with Market Place Boulevard, Irving, LLC, for the acquisition of a three story suburban office building located in Irving, Texas comprising approximately 165,982 square feet commonly referred to as “Westway One.”  The aggregate purchase price for Westway One is $21,800,000, exclusive of closing costs.  We intend to finance the acquisition of Westway One with remaining net proceeds from our follow-on public offering and financing secured by the property.

Westway One is currently 100% occupied by six tenants.

The acquisition of Westway One is subject to customary conditions to closing, including (1) our ability to obtain appropriate financing secured by Westway One and (2) the absence of a material adverse change to Westway One prior to the acquisition date.  There is no assurance that we will close the acquisition of Westway One on the terms described above or at all.

Selected Financial Data

The following table sets forth selected financial data which should be read in conjunction with Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 15, the Financial Statements and Notes thereto, appearing in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference into this prospectus supplement.  Our historical results are not necessarily indicative of results for any future period.

	As of December 31,
Balance Sheet Data	2015	2014	2013	2012	2011
Total real estate assets, at cost	$189,706,604	$ 115,927,596	$56,992,904	$ 42,316,291	$18,968,145
Total real estate assets, net	162,322,527	103,023,040	50,714,103	39,783,190	18,615,533
Total assets	179,018,365	120,436,234	53,001,036	44,831,501	26,455,723
Notes payable	76,417,905	59,617,848	2,300,000	15,000,000	9,575,000
Total liabilities	87,111,265	65,864,186	5,232,742	17,546,000	11,249,025
Total stockholders’ equity	91,907,100	54,572,048	47,768,294	27,285,501	15,206,698

	For the year ended December 31,
	2015	2014	2013	2012	2011
Operating Data
Total revenues	$ 26,204,533	$ 12,166,430	$ 7,313,576	$ 3,611,616	$ 354,048
Net loss	(8,487,559)	(4,414,865)	(1,984,873)	(2,111,037)	(520,394)
Net loss per common share – basic and diluted	$ (0.79)	$ (0.63)	$ (0.40)	$ (0.80)	$ (0.61)

	For the year ended December 31,
	2015	2014	2013	2012	2011
Other Data
Cash flow provided by (used in)
Operating activities	$ 8,324,638	$ 2,942,167	$ 1,200,651	$ 166,764	$ (153,830)
Investing activities	(73,529,008)	(66,084,692)	(10,898,900)	(26,951,817)	(6,654,339)
Financing activities	62,155,666	67,428,081	9,779,393	19,406,585	13,612,008
Distributions paid	7,193,003	4,838,687	3,275,491	1,759,516	495,555
Distributions declared per common share (1)	$0.70	$0.70	$0.70	$0.70	$0.70
Weighted average number of common shares outstanding, basic and diluted	10,733,833	7,035,337	4,927,708	2,647,039	854,149
FFO (2)	$ 5,991,962	$ 2,210,890	$ 1,760,827	$ 69,452	$ (373,256)
MFFO (2)	$ 7,743,737	$ 3,612,165	$ 1,917,697	$ 715,457	$ 57,619

(1)

Distributions declared per common share for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 assumes each share was issued and outstanding each day of each year. Distributions currently declared are calculated at a rate of $0.001918 per share of common stock per day, which if paid each day over a 365-day period is equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.00 per share of common stock. We paid our first monthly distribution payment in January 2011.

(2)

GAAP basis accounting for real estate utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, established the measurement tool of funds from operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs.  Additionally, we use modified funds from operations (“MFFO”) as defined by the Investment Program Association as a supplemental measure to evaluate our operating performance.  MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO.  Neither FFO nor MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity.  See “Our Performance – Funds From Operations and Modified Funds From Operations” below.

Our Performance – Funds From Operations and Modified Funds From Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations.  Cash generated from operations is not equivalent to net income determined in accordance with generally accepted accounting principles (“GAAP”).  Funds From Operations (“FFO”) is a non-GAAP financial measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, which we believe is an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT.  FFO is used by the REIT industry as a supplemental performance measure.  FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”).  The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.  Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed.  We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative.  Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time.  An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset.  Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP.  Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP.  Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.  However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance.  The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.  Management believes these fees and expenses do not affect our overall long-term operating performance.  Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation.  While other start up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases.  As disclosed in our prospectus, we will use the remaining net proceeds from our public offerings to acquire properties, and intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our company or another similar transaction) within ten years of the completion of our inititial public offering.  The Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as Modified Funds From Operations (“MFFO”), which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above.  MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended.  We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring its properties and once our portfolio is in place.  By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired.  We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry.  Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010.  The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis.  The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses.  We do not currently exclude amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests.  Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income.  These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors.  All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows we generate, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Accordingly, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired.  MFFO that excludes such costs and expenses would only be comparable to non-listed REITs that have completed their acquisition activities and have similar operating characteristics as our company. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities.  In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.  As disclosed elsewhere in our prospectus, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by the advisor if there are no further proceeds from the sale of shares in our public offering, and therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter.  As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner.  We believe that our use of MFFO and the adjustments used to calculate it allows us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors.  For example, acquisitions costs are funded from the proceeds of our offering and other financing sources and not from operations.  By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties.  Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance.  By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of its liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders.  FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance.  MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed.  FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO.  In the future, the SEC, NAREIT, or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The table below summarizes our calculation of FFO and MFFO for the years ended December 31, 2015, 2014, 2013 and 2012, respectively, and a reconciliation of such non-GAAP financial performance measures to our net loss.

	December 31,
	2015	2014	2013	2012
Net loss	$ (8,487,559)	$ (4,414,865)	$ (1,984,873)	$(2,111,037)
Depreciation and amortization of real estate assets	14,479,521	6,625,755	3,745,700	2,180,489
Funds from operations (FFO)	5,991,962	2,210,890	1,760,827	69,452

Acquisition related expenses	1,751,775	1,401,275	156,870	646,005
Modified funds from operations (MFFO)	$ 7,743,737	$ 3,612,165	$ 1,917,697	$ 715,457

Our Tangible Net Book Value Per Share

As of December 31, 2015, our net tangible book value per share was $4.10 compared to our public offering price of $10.00 per share as of December 31, 2015. Our net tangible book value per share of our common stock was determined by dividing the net book value of our tangible assets (consisting of total assets less intangible assets which are comprised of net acquired in-place lease value, deferred loan and leasing costs, and goodwill, net of total liabilities) as of December 31, 2015 by the number of shares of our common stock outstanding as of December 31, 2015. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. Net tangible book value is not intended to reflect the value of our assets upon our orderly liquidation in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (1) accumulated depreciation and amortization of real estate investments, (2) fees paid in connection with our public offerings and (3) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition and management of our investments. Additionally, investors who purchased shares in our public offerings will experience dilution in the percentage of their equity investment in us as we sell additional common shares in the future pursuant to our public offering, if we sell securities that are convertible into shares of our common stock or if we issue shares upon the exercise of options, warrants or other rights.

Information Regarding Our Indebtedness

As of December 31, 2015, we had total outstanding indebtedness of $76,417,905.  As of December 31, 2015, our leverage ratio, or the ratio of our total debt to total real estate assets at cost plus cash and cash equivalents, was approximately 39%. As of December 31, 2015, our debt-to-net asset ratio, defined as our total debt as a percentage of our total assets (other than intangibles) less total liabilities, was approximately 136%.

Revolving Credit Facilities

We are a party to a $30.0 million revolving credit agreement with Texas Capital Bank (the “TCB Credit Facility”).  The borrowing base of the TCB Credit Facility may be adjusted from time to time subject to the lender’s underwriting with respect to real property collateral.    The TCB Credit Facility was originally secured by the Richardson Heights Property, the Cooper Street Property, the Bent Tree Green Property and the Parkway Property.  On June 13, 2014, we entered into a modification agreement pursuant to which the Richardson Heights Property, the Cooper Street Property, and the Bent Tree Green Property were released as collateral for the TCB Credit Facility.  On July 2, 2014, we entered into a further modification agreement of the TCB Credit Facility to add the Gulf Plaza Property as collateral and the borrowing base of the TCB Credit Facility, as further modified, was increased to $7.0 million.  On January 23, 2015, the TCB Credit Facility was modified to add the Timbercreek and Copperfield properties as collateral and the borrowing base of the TCB Credit Facility was increased to $9.9 million.  On November 10, 2015, the TCB Credit Facility was modified to include a property commonly known as One Technology Center to the borrowing base.  As further modified, the borrowing base has increased to $20.925 million.  The TCB Credit Facility note, as currently modified, bears interest at greater of 4.25% per annum or the bank’s prime rate plus 1% per annum.  The interest rate on the TCB Credit Facility note was 4.50% per annum as of March 31, 2016.  All borrowings under the TCB Credit Facility mature and are due and payable on May 9, 2017.

The outstanding balance under the TCB Credit Facility was $3,107,438 as of March 31, 2016.  As of March 31, 2016 the amount available to be borrowed under the TCB Credit Facility is $17.818 million.

We are a party to a $15.525 million revolving credit agreement with East West Bank (the “EWB Credit Facility”).  The borrowing base of the EWB Credit Facility may be adjusted from time to time subject to the lender’s underwriting with respect to real property collateral.    The EWB Credit Facility is secured by the Commerce Plaza Hillcrest, Corporate Park Plaza and 400 North Belt properties.  The EWB Credit Facility note bears interest at greater of 3.75% per annum or the bank’s prime rate plus 0.50%.  The interest rate on the EWB Credit Facility note was 4.00% per annum as of March 31, 2016.  All borrowings under the EWB Credit Facility mature and are due and payable on August 24, 2017.

The outstanding balance under the EWB Credit Facility was $10,900,000 as of March 31, 2016.  As of March 31, 2016 the amount available to be borrowed under the EWB Credit Facility is $4,625,000.

On October 13, 2015 we entered into a second revolving credit agreement with East West Bank (the “EWB II Credit Facility”).  The borrowing base of the EWB II Credit Facility is $9.9 million and may be adjusted from time to time subject to the lender’s underwriting with respect to the real property collateral.    The EWB II Credit Facility is secured by the Ashford Crossing and Skymark Tower properties.  The EWB II Credit Facility note bears interest at greater of 3.75% per annum or the bank’s prime rate plus 0.50%.  The interest rate on the EWB II Credit Facility note was 4.00% per annum as of March 31, 2016.  All borrowings under the EWB II Credit Facility mature and are due and payable on August 24, 2017.

The outstanding balance under the EWB II Credit Facility was $0 as of March 31, 2016.  As of March 31, 2016 the amount available to be borrowed under the EWB II Credit Facility is $9,900,000.

Mortgage Notes Payable

The following is a summary of our mortgage notes payable as of March 31, 2016:

Collateral Property Name	Payment Type	Maturity Date	Interest Rate	Principal Balance
Richardson Heights Property (1)(2)	Principal and interest	July 1, 2041	4.61%	$ 19,512,480
Cooper Street Property (1)(3)	Principal and interest	July 1, 2041	4.61%	8,114,101
Bent Tree Green Property (1)(2)	Principal and interest	July 1, 2041	4.61%	8,114,101
Mitchelldale Property (1)(3)	Principal and interest	July 1, 2041	4.61%	12,291,896
Energy Plaza I & II	Principal and interest	June 10, 2021	5.30%	10,143,551
				$ 58,176,129

(1)

Each promissory note contains a call option wherein the holder of the promissory note may declare the outstanding balance due and payable on either July 1, 2024, July 1, 2029, July 1, 2034, or July 1, 2039.

(2)

In connection with the loans secured by the Richardson Heights Property and the Bent Tree Green Property, we entered into a reserve agreement with the lender which requires that loan proceeds of $5,525,000 and $975,000, respectively, be deposited with the loan servicer.  The escrowed loan proceeds will be released to us upon satisfactory showing of increased annualized rental income from new lease agreements as set forth in the reserve agreement. Under the terms of the reserve agreement, we may draw upon the escrow reserve funds until December 31, 2016.  Thereafter, the lender shall have the right to draw any remaining escrow reserve funds and apply such funds to one or more of the loans as the lender may determine in its sole discretion.

(3)

In connection with the loans secured by the Cooper Street Property and the Mitchelldale Property, we entered into a post-closing agreement with the lender requiring the short term escrow of $400,000 for certain capital repairs to be completed together with the delivery of certain other documents as set forth in the post-closing agreement.

The maturities of our mortgage notes payable as of March 31, 2016 are as follows:

Year ending December 31,	Amount Due
2016	$ 904,595
2017	15,267,513
2018	1,320,431
2019	1,384,236
2020	1,449,701
Thereafter	51,857,591
Total	$ 72,184,067

Information Regarding Our Distributions

On December 17, 2010, our board of directors authorized and declared a cash distribution to our stockholders contingent upon the closing of our acquisition of our first investment. The distribution (1) began to accrue daily to our stockholders of record as of the close of business on each day commencing one business day following the closing of the acquisition of our first investment; (2) is payable in cumulative amounts on or before the 20th day of each calendar month; and (3) is calculated at a rate of $0.001918 per share of our common stock per day, which, if paid each day over a 365-day period, is equivalent to an 7.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock.

The following table summarizes the distributions we paid in cash and pursuant to our distribution reinvestment plan for the period from January 2011 (the month we first paid distributions) through March 31, 2016:

Period	Cash (1)	DRIP (1) (3)	Total
Period From Inception to December 31, 2010 (2)	$ -	$ -	$ -
First Quarter 2011	20,555	20,363	40,918
Second Quarter 2011	44,563	50,974	95,537
Third Quarter 2011	69,559	69,516	139,075
Fourth Quarter 2011	119,000	101,025	220,025
First Quarter 2012	174,784	149,574	324,358
Second Quarter 2012	208,865	194,091	402,956
Third Quarter 2012	236,090	246,096	482,186
Fourth Quarter 2012	271,424	278,592	550,016
First Quarter 2013	316,478	311,276	627,754
Second Quarter 2013	372,901	387,650	760,551
Third Quarter 2013	441,870	412,250	854,120
Fourth Quarter 2013	550,371	482,695	1,033,066
First Quarter 2014	568,290	535,309	1,103,599
Second Quarter 2014	614,018	577,135	1,191,153
Third Quarter 2014	632,275	605,293	1,237,568
Fourth Quarter 2014	664,962	641,405	1,306,367
First Quarter 2015	703,281	713,580	1,416,861
Second Quarter 2015	803,102	875,982	1,679,084
Third Quarter 2015	927,292	1,019,576	1,946,868
Fourth Quarter 2015	1,042,380	1,107,810	2,150,190
First Quarter 2016	1,269,232	1,208,956	2,478,188
Total -	$ 10,051,292	$ 9,989,148	$ 20,040,440

(1)

Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately 20 days following the end of such month.

(2)

Distributions accrued for the period from December 27, 2010 through December 31, 2010 were paid on January 20, 2011, the date we first paid a distribution.

(3)

Amount of distributions paid in shares of common stock pursuant to our distribution reinvestment plan.

For the period from inception to March 31, 2016, we have paid aggregate distributions of $20,040,440.  During the same period, net cash provided by operating activities was $11,196,997, our net loss was $20,627,796 and our FFO was $11,571,157.  Of the $20,040,440 in aggregate distributions paid to our stockholders from inception to March 31, 2016, approximately 56% was attributable to net cash provided by operating activities.  For a discussion of how we calculate FFO, see “Management’s Discussion and Analysis of Financial Conditions – Funds From Operations and Modified Funds From Operations.”

Information Regarding our Share Redemptions

The following table sets forth summary information regarding our redemptions of shares of our common stock:

Period	Total Number of Shares Requested to be Redeemed (1)	Total Number of Shares Redeemed	Average Price Paid per Share (2)	Approximately Dollar Value of Shares Available That May Yet Be Redeemed Under the Program
Year Ended December 31, 2011	25,000	-	-
Year Ended December 31, 2012	11,000	36,000	$ 10.00	(2)
Year Ended December 31, 2013	56,920	51,568	9.30	(2)
Year Ended December 31, 2014	145,333	128,169	9.34	(2)
Year Ended December 31, 2015	29,119	49,135	9.25	(2)
Total	267,372	264,872

(1)

We generally redeem shares in the month following the end of the fiscal quarter in which requests were received.

(2)

The number of shares that may be redeemed pursuant to our share redemption program will not exceed (i) 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the effective date of the redemption and (ii) those share redemptions that can be funded with proceeds from our distribution reinvestment plan plus, if we had positive net operating cash flow for the previous fiscal year, 1% of all operating cash flow from the previous fiscal year.

Compensation Paid To Our Advisor, Affiliates and the Dealer Manager

The following data supplements and should be read in conjunction with, the section of our prospectus captioned “Management Compensation.”

The table below summarizes the cumulative compensation, fees and reimbursements we paid to our advisor and its affiliates and our dealer manager for the period from our inception (February 9, 2010) to March 31, 2016:

Type of Compensation	Recipient	Compensation Paid	Payable
Selling Commissions	Selling Broker Dealers	$ 7,340,443	$ -
Dealer Manager Fee	Dealer Manager	2,147,322	6,838
Reimbursement of Organizational and Offering Expenses	Advisor/Property Manager	1,209,477	-
Acquisition, Advisory and Asset Management Fees	Advisor	7,323,753	110,867
Acquisition Expenses	Advisor	-	-
Property Management, Leasing and Construction Management Fees
	Property Manager	10,347,531	158,294
Total		$ 28,368,526	$ 275,999

Information on Experts

The consolidated financial statements of Hartman Short Term Income Properties XX, Inc., appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated into this prospectus by reference.  Such consolidated financial statements have been so incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The (1) statement of revenues over certain operating expenses of Richardson Heights Shopping Center for the year ended December 31, 2010, incorporated by reference in this prospectus from Hartman Short Term Income Properties XX, Inc.’s Current Report on Form 8-K/A filed with the SEC on February 19, 2013; (2) statement of revenues over certain operating expenses of Cooper Street Plaza for the year ended December 31, 2011, incorporated by reference in this prospectus from Hartman Short Term Income Properties XX, Inc.’s Current Report on Form 8-K/A filed with the SEC on February 25, 2013; (3) statement of revenues over certain operating expenses of Bent Tree Green, LLC for the year ended December 31, 2011, incorporated by reference in this prospectus from Hartman Short Term Income Properties XX, Inc.’s Current Report on Form 8-K/A filed with the SEC on March 5, 2013, (4) statement of revenues over certain operating expenses of Hartman Parkway, LLC for the year ended December 31, 2012, incorporated by reference in this prospectus from Hartman Short Term Income Properties XX, Inc.’s Current Report on Form 8-K/A filed with the SEC on May 31, 2013; (5) statement of revenues over certain operating expenses of Hartman Gulf Plaza, LLC for the year ended December 31, 2013, incorporated by reference in this prospectus from Hartman Short Term Income Properties XX, Inc.’s Current Report on Form 8-K/A filed with the SEC on June 3, 2014; (6) statement of revenues over certain operating expenses of Hartman Mitchelldale Business Park, LLC for the year ended December 31, 2013, incorporated by reference in this prospectus from Hartman Short Term Income Properties XX, Inc.’s Current Report on Form 8-K/A filed with the SEC on August 29, 2014; (7) statement of revenues over certain operating expenses of Hartman Energy LLC for the year ended December 31, 2013, incorporated by reference in this prospectus from Hartman Short Term Income Properties XX, Inc.’s Current Report on Form 8-K/A filed with the SEC on March 13, 2015; and (8) statement of revenues over certain operating expenses of Hartman One Technology Center LLC for the year ended December 31, 2014, incorporated by reference in this prospectus from Hartman Short Term Income Properties XX, Inc.’s Current Report on Form 8-K/A filed with the SEC on January 25, 2016, have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference.  Such statements of revenues over certain operating expenses are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in the prospectus. You can access documents that are incorporated by reference into this prospectus at our website at www.hartmaninvestment.com. There is additional information about us and our advisor and its affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of the prospectus. Our website can also be accessed at www.hartmanreits.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•

Annual Report on Form 10-K filed with the SEC on March 31, 2016;

•

•

Current Report on Form 8-K filed with the SEC on April 28, 2016;

•

Current Report on Form 8-K filed with the SEC on April 18, 2016;

•

Current Report on Form 8-K filed with the SEC on April 11, 2016;

•

Current Report on Form 8-K filed with the SEC on April 6, 2016;

•

Current Report on Form 8-K filed with the SEC on March 4, 2016;

•

Current Report on Form 8-K filed with the SEC on February 22, 2016;

•

Current Report on Form 8-K filed with the SEC on February 3, 2016;

•

Current Report on Form 8-K/A filed with the SEC on January 25, 2016;

•

Current Report on Form 8-K filed with the SEC on January 8, 2016;

•

Current Report on From 8-K/A filed with the SEC on August 4, 2015;

•

Current Report on Form 8-K/A filed with the SEC on March 13, 2015;

•

Current Report on Form 8-K/A filed with the SEC on August 29, 2014;

•

Current Report on Form 8-K/A filed with the SEC on June 3, 2014;

•

Current Report on Form 8-K/A filed with the SEC on August 27, 2013;

•

Current Report on Form 8-K/A filed with the SEC on May 31, 2013;

•

Current Report on Form 8-K/A filed with the SEC on March 5, 2013;

•

Current Report on Form 8-K/A filed with the SEC on February 25, 2013; and

•

Current Report on Form 8-K/A filed with the SEC on February 19, 2013.

We will provide to each person, including any beneficial owner, to who this prospectus is delivered and upon request, a copy of any or all of the information we have incorporated by reference into this prospectus but not delivered with this prospectus.  To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Hartman Short Term Income Properties XX, Inc.

2909 Hillcroft, Suite 420, Houston, Texas 77057

(800) 880-2212

Attention: Investor Relations

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.       Other Expenses of Issuance and Distribution.

The fees and expenses to be paid in connection with the distribution of the securities being registered hereby are estimated as follows:

SEC registration fee	$19,113
FINRA filing fee	500
Accounting fees and expenses	350,000
Legal fees and expenses	750,000
Sales and advertising expenses	500,000
Blue Sky fees and expenses	200,000
Printing expenses	300,000
Literature	100,000
Due diligence	80,000
Other	700,000
Total	$2,999,613

Item 32.      Sales to Special Parties

Our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and our advisor’s affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such investors and affiliates. Our advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commission’s payable in connection with sales to such institutional investors and affiliates.

In connection with sales of $250,000 or more to a qualifying purchaser, a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

Investors may agree with their participating brokers to reduce the amount of sales commissions payable with respect to the sale of their shares down to zero if (1) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the sales commission’s payable in connection with such transaction.

Item 33.      Recent Sales of Unregistered Securities

On February 5, 2009, we issued 1,000 shares of our convertible preferred stock to Hartman Advisors, LLC, our advisor, for an aggregate purchase price of $10,000.

On February 5, 2009, we issued 19,000 shares of our common stock to Hartman XX Holdings, Inc., a Texas corporation, for $190,000. All of the outstanding capital stock of Hartman XX Holdings, Inc. is owned by our Chief Executive Officer and Chairman of the Board, Allen R. Hartman.

On April 1, 2013, we issued, pursuant to our independent director’s compensation plan, 3,000 shares of restricted stock to each of our two independent directors in connection with their re-election to our board of directors.

On September 1, 2014, we issued, pursuant to our independent director’s compensation plan, 3,000 shares of restricted stock to each of our two independent directors in connection with their re-election to our board of directors.

On February 1, 2015, we issued, pursuant to our independent director’s compensation plan, 3,000 shares of restricted stock to each of our two independent directors in connection with their service to our board of directors.

On February 1, 2016, we issued, pursuant to our independent director’s compensation plan, 3,000 shares of restricted stock to each of our two independent directors in connection with their service to our board of directors.

In each case described above, the shares were not registered under the Securities Act of 1933, as amended, or the Securities Act, and were issued in reliance on the exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act.  The proceeds of those sales have been applied to the costs of the registrant’s operations.

Item 34.

Indemnification of Directors and Officers.

Section 2-418 of the Maryland General Corporation Law provides that a Maryland corporation may indemnify any director or officer of a corporation who is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the person actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director or officer has met the applicable standard of conduct. On the other hand, the director or officer must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors and officers.

Our Articles of Incorporation provide that our directors and officers will be indemnified to the fullest extent permitted by the laws of Maryland, as amended from time to time.

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our Articles of Incorporation contain a provision providing for elimination of the personal liability of our directors and officers to us or our shareholders for money damages to the maximum extent permitted by Maryland law.

We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings resulting from such director or officer being or having been a director or officer, and certain liabilities which might be imposed as a result of these actions, suits or proceedings.

Item 35.                Treatment of Proceeds from Stock Being Registered

Not applicable.

Item    36.                    Financial Statements and Exhibits

(a)

Financial Statements:

The following financial statements are incorporated by reference into this registration statement:

•

The consolidated balance sheets of Hartman Short Term Income Properties XX, Inc. and Subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 31, 2016.

•

The statement of revenues over certain operating expenses of the Richardson Heights Shopping Center and related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 19, 2013.

•

The statement of revenues over certain operating expenses of Cooper Street Plaza and related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 25, 2013.

•

The statement of revenues over certain operating expenses of Bent Tree Green, LLC  and related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on March 5, 2013.

•

The statement of revenues over certain operating expenses of Hartman Parkway LLC  and related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on May 31, 2013.

•

The statement of revenues over certain operating expenses of Hartman Gulf Plaza, LLC  and related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K filed with the SEC on June 3, 2014.

•

The statement of revenues over certain operating expenses of Hartman Mitchelldale Business Park, LLC and related pro forma financial statements of the Registrant included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on August 29, 2014.

•

The statement of revenues over certain operating expenses of Hartman Energy LLC and related pro forma financial statements of the Registrant  included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on March 13, 2015.

•

The statement of revenues over certain operating expenses of Hartman One Technology Center LLC and related pro forma financial statements of the Registrant  included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on January 25, 2016.

(b)

Exhibits:

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item        37.

       Undertakings

(a)          The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)         The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)         The Registrant undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)       For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e)        The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)         The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus whenever a reasonable probability exists that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months during the distribution period with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant properties acquired during the distribution period .

(g)           The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)           The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on April 29, 2016.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

By:         /s/ Allen R. Hartman

Allen R. Hartman

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on April 29, 2016.

Name

Title

/s/ Allen R. Hartman

President and Chief Executive Officer and Chairman of the Board

Allen R. Hartman

(Principle Executive Officer)

 /s/ Louis T. Fox III

Chief Financial Officer and Treasurer

Louis T. Fox III

(Principal Financial Officer and Principal Accounting Officer)

/s/ Allen R. Hartman

Director

Allen R. Hartman

/s/ Jack I. Tompkins

Director

Jack I. Tompkins

/s/ Richard R. Ruskey

Director

Richard R. Ruskey

EXHIBIT INDEX

Exhibit Number	Description of Documents
1.1

Form of Dealer Manager Agreement by and among Hartman Short Term Income Properties XX, Inc. and D.H. Hill Securities, LLLP (Incorporated by reference to Exhibit 1.1 to the registrant’s statement on Form S-11 Amendment No. 2 (SEC File No. 333-185336) filed with the SEC on May 30, 2013)

3.1.1

First Articles of Amendment to Third Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1.1 to the registrant’s Annual Report on Form 10-K filed with the SEC on April 12, 2012)

3.1.2

Third Amended and Restated Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 1 to the registrant’s registration statement on Form 8-A12G (SEC File No. 000-53912) filed with the SEC on March 22, 2010)

3.2	Bylaws of the Registrant (Incorporated by reference to Exhibit 2 to the registrant’s registration statement on Form 8-A12G (SEC File No. 000-53912) filed with the SEC on March 22, 2010)
5.1	Opinion of Irvine Venture Law Firm, LLP (Incorporated by reference to Exhibit 5.1 to the registrant’s statement on Form S-11 (SEC File No. 333-185336) filed with the SEC on December 7, 2012)
8.1

Opinion of Irvine Venture Law Firm, LLP (included in 5.1) (Incorporated by reference to Exhibit 8.1 to the registrant’s statement on Form S-11 (SEC File No. 333-185336) filed with the SEC on December 7, 2012)

10.1

Form of Advisory Agreement between the Registrant and Hartman Advisors, LLC. (Incorporated by reference to Exhibit 10.1 to the registrant’s registration statement on Form S-11 Amendment No. 9 (SEC File No. 333-154750) filed with the SEC on November 24, 2009)

10.2

Form of Property Management Agreement between the Registrant and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.2 to registrant’s registration statement on Form S-11 Amendment No. 9 (SEC File No. 333-154750) filed with the SEC on November 24, 2009)

10.3

Form of Employee and Director Incentive Share Plan (Incorporated by reference to Exhibit 10.3 to registrant’s registration statement on Form S-11 Amendment No. 5 (SEC File No. 333-154750) filed with the SEC on July 14, 2009)

10.4	Operating Agreement of Hartman Richardson Heights Properties, LLC (Incorporated by reference to Exhibit 10.4 to the Company’s Form 10-K filed with the SEC on March 31, 2011)
10.5

Real Estate Sale Agreement, dated as of March 20, 2012, by and between Regency Centers, L.P. and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2012)

10.6

First Amendment to Real Estate Sale Agreement, dated as of April 19, 2012, by and between Regency Centers, L.P. and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2012)

10.7

Loan Agreement, dated May 11, 2012, by and among Texas Capital Bank, NA and Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.8

Promissory Note, dated May 11, 2012, by Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC in favor of Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.9

Assignment and Subordination of Management Agreement, dated as of May 11, 2012, by and between Hartman Richardson Heights Properties, LLC, Hartman Income REIT Management, Inc. and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.10

Assignment and Subordination of Management Agreement, dated as of May 11, 2012, by and between Hartman Cooper Street Plaza, LLC, Hartman Income REIT Management, Inc. and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.11

Assignment of Rents, dated as of May 11, 2012, by and between Hartman Richardson Heights Properties, LLC and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.12

Assignment of Rents, dated as of May 11, 2012, by and between Hartman Cooper Street Plaza, LLC and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.13

Assignment of Licenses, Permits and Contracts, dated as of May 11, 2012, by and between Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., Hartman Cooper Street Plaza, LLC, and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.14

Guaranty Agreement (Validity), dated as of May 11, 2012, by Allen R. Hartman as guarantor in favor of Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.15

Real Property and Company Management Agreement, dated as of March 26, 2012, by and among Hartman Cooper Street Plaza, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2012)

10.16

Purchase Agreement, dated as of August 30, 2012, by and between Behringer Harvard Bent Tree LP and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 9, 2012)

10.17

First Amendment to Purchase Agreement, dated as of September 28, 2012, by and between Behringer Harvard Bent Tree LP and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on October 9, 2012)

10.18

Assignment of Purchase Agreement, dated as of October 5, 2012, by and between Hartman Short Term Income Properties XX, Inc. and Hartman Bent Tree Green LLC (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on October 9, 2012)

10.19

Loan Modification Agreement, dated October 16, 2012, by and among Texas Capital Bank, NA and Hartman Bent Tree Green, LLC; Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 19, 2012)

10.20

Promissory Note, dated October 16, 2012, by Hartman Bent Tree Green, LLC; Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC in favor of Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on October 19, 2012)

10.21

Real Property Management Agreement, dated as of October 16, 2012, by and among Hartman Bent Tree Green, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on October 19, 2012)

10.22

Economic Development Incentive Agreement by and between the City of Richardson, Texas and Hartman Richardson Heights Properties, LLC (Incorporated by reference to Exhibit 10.12 to the registrant’s Quarterly Report on Form 10-Q/A filed with the SEC on August 16, 2012)

10.23

Purchase Agreement dated as of its Effective Date by and between Merit 99 Office Portfolio LP and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 4, 2013)

10.24

First Amendment to Purchase Agreement dated January 28, 2013 by and between Merit 99 Office Portfolio LP and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on February 4, 2013)

10.25

Loan Modification Agreement dated  March 15, 2013 by and among Hartman Parkway LLC, Hartman Bent Tree Green LLC, Hartman Richardson Heights Properties LLC, Hartman Short Term Income Properties XX, Inc. and Hartman Cooper Street Plaza LLC (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 21, 2013.

10.26

Amended and Restated Promissory Note dated March 15, 2013 by Hartman Parkway LLC, Hartman Bent Tree Green, LLC; Hartman Richardson Heights Properties, LLC, Hartman Short Term Income Properties XX, Inc., and Hartman Cooper Street Plaza, LLC in favor of Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on March 21, 2013)

10.27

Real Property Management Agreement, dated as of October 16, 2012, by and among Hartman Parkway, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on March 21, 2013)

10.28

Purchase and Sale Agreement and Escrow Instructions, dated as of February 7, 2014 by and between Hartman Gulf Plaza Acquisitions, L.P. and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to registrant’s Current Report on Form 8-K filed with the SEC on February 7, 2014)

10.29

Agreement of Sale and Purchase, dated March 14, 2014 by and between AFS NW Business Park, L.P. and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to registrant’s Current Report on Form 8-K filed with the SEC on March 14, 2014)

10.30

First Amendment to Agreement of Sale and Purchase, dated April 10, 2014 by and between AFS NW Business Park, L.P. and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to registrant’s Current Report on Form 8-K filed with the SEC on April 17, 2014)

10.31

Agreement of Limited Partnership of Hartman XX Limited Partnership. (Incorporated by reference to Exhibit 10.31 to registrant’s Post-Effective Amendment  No. 1 to Form S-11 filed with the SEC on June 6, 2014)

10.32

Loan Modification Agreement, dated June 13, 2014, by and among Texas Capital Bank, NA and Hartman Richardson Heights Properties, LLC, Hartman Cooper Street Plaza, LLC, Hartman Bent Tree Green LLC, Hartman Parkway LLC and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.33

Loan Agreement by and between Hartman Mitchelldale Business Park, LLC and Security Life of Denver Insurance Company, dated as of June 13, 2014 (Incorporated by reference to Exhibit 10.2 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.34

Promissory Note, dated as of June 13, 2014, by Hartman Mitchelldale Business Park, LLC, in favor of Security Life of Denver Insurance Company (Incorporated by reference to Exhibit 10.3 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.35

Real Property Management Agreement, dated as of June 13, 2014, by and among Hartman Mitchelldale  Business Park, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.4 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.36

Assignment, Consent and Subordination Regarding Management Agreement dated June 30, 2014 in favor of Security Life of Denver Insurance Company – Mitchelldale (Incorporated by reference to Exhibit 10.5 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.37

Assignment of Rents and Leases, dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company – Mitchelldale (Incorporated by reference to Exhibit 10.6 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.38

Limited Guaranty, dated as of June 13, 2013 in favor of Security Life of Denver Insurance Company – Mitchelldale (Incorporated by reference to Exhibit 10.8 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.39

Affiliate Guaranty, dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company – Mitchelldale (Incorporated by reference to Exhibit 10.9 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.40

Loan Agreement by and between Hartman Richardson Heights Properties, LLC and Security Life of Denver Insurance Company, dated as of June 13, 2014 (Incorporated by reference to Exhibit 10.10 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.41

Promissory Note, dated as of June 13, 2014, by Hartman Richardson Heights Properties, LLC, in favor of Security Life of Denver Insurance Company (Incorporated by reference to Exhibit 10.11 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.42

Assignment of Rents and Leases, dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company – Richardson Heights (Incorporated by reference to Exhibit 10.12 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.43

Assignment of Rents and Leases (2nd Assignment), dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company – Richardson Heights (Incorporated by reference to Exhibit 10.13 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.44

Assignment, Consent and Subordination Regarding Management Agreement, dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company – Richardson Heights (Incorporated by reference to Exhibit 10.14 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.45

Limited Guaranty, dated as of June 13, 2013 in favor of Security Life of Denver Insurance Company – Richardson Heights (Incorporated by reference to Exhibit 10.15 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.46

Affiliate Guaranty, dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company – Richardson Heights (Incorporated by reference to Exhibit 10.16 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.47

Loan Agreement by and between Hartman Cooper Street Plaza, LLC and Security Life of Denver Insurance Company, dated as of June 13, 2014 (Incorporated by reference to Exhibit 10.17 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.48

Promissory Note, dated as of June 13, 2014, by Hartman Cooper Street Plaza, LLC, in favor of Security Life of Denver Insurance Company (Incorporated by reference to Exhibit 10.18 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.49

Assignment of Rents and Leases, dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company – Cooper Street (Incorporated by reference to Exhibit 10.19 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.50

Assignment of Rents and Leases (2nd Assignment), dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company – Cooper Street (Incorporated by reference to Exhibit 10.20 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.51

Assignment, Consent and Subordination Regarding Management Agreement, dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company –  Cooper Street (Incorporated by reference to Exhibit 10.21 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.52

Limited Guaranty, dated as of June 13, 2013 in favor of Security Life of Denver Insurance Company – Cooper Street (Incorporated by reference to Exhibit 10.22 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.53

Affiliate Guaranty, dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company – Cooper Street (Incorporated by reference to Exhibit 10.23 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.54

Loan Agreement by and between Hartman Bent Tree Green, LLC and Security Life of Denver Insurance Company, dated as of June 13, 2014 (Incorporated by reference to Exhibit 10.24 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.55

Promissory Note, dated as of June 13, 2014, by Hartman Bent Tree Green, LLC, in favor of Security Life of Denver Insurance Company (Incorporated by reference to Exhibit 10.25 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.56

Assignment of Rents and Leases, dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company – Bent Tree Green (Incorporated by reference to Exhibit 10.26 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.57

Assignment of Rents and Leases (2nd Assignment), dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company – Bent Tree Green (Incorporated by reference to Exhibit 10.27 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.58

Assignment, Consent and Subordination Regarding Management Agreement, dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company – Bent Tree Green (Incorporated by reference to Exhibit 10.28 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.59

Limited Guaranty, dated as of June 13, 2013 in favor of Security Life of Denver Insurance Company – Bent Tree Green (Incorporated by reference to Exhibit 10.29 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.60

Affiliate Guaranty, dated as of June 13, 2014 in favor of Security Life of Denver Insurance Company – Bent Tree Green (Incorporated by reference to Exhibit 10.30 to registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2014)

10.61

Purchase Agreement, dated as of July 1 ,2014, by and between BRI 1841 Energy Plaza LLC and Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 7, 2014)

10.62

Loan Modification Agreement, dated July 2, 2014, by and among Texas Capital Bank, NA and Hartman Parkway LLC, Hartman Short Term Income Properties XX, Inc. and Hartman Gulf Plaza, LLC (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 7, 2014)

10.63

Note Amended and Restated dated July 2, 2014, by and among Texas Capital Bank, NA and Hartman Parkway LLC, Hartman Short Term Income Properties XX, Inc. and Hartman Gulf Plaza, LLC (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed July 7, 2014)

10.64

Assignment of Rents – Gulf Plaza, dated as of July 2, 2014, by and among Texas Capital Bank, NA and Hartman Parkway LLC, Hartman Short Term Income Properties XX, Inc. and Hartman Gulf Plaza, LLC (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed July 7, 2014)

10.65

Assignment and Subordination of Management Agreement, dated as of July 2, 2014, by and between Hartman Gulf Plaza, LLC, Hartman Income REIT Management, Inc. and Texas Capital Bank, NA (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed July 7, 2014)

10.66

Agreement of Purchase and Sale, dated as of November 14, 2014, between U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as successor-by-merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR17 and Hartman XX Limited Partnership, a Texas limited partnership, its successors or assigns. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed November 14, 2014)

10.67

Real Property and Company Management Agreement by and between Hartman Energy LLC and Hartman Income REIT Management, Inc., dated as of September 8, 2014 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 6, 2015)

10.68

Loan Agreement, dated May 20, 2011 between BRI 1841 Energy Plaza, LLC and Morgan Stanley Mortgage Capital Holdings LLC (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 6, 2015)

10.69

Environmental Indemnity Agreement, dated as of December 30, 2014 by among Hartman Energy LLC and Hartman Short Term Income Properties XX, Inc. in favor of U.S Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3 (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed January 6, 2015)

10.70

Guaranty of Recourse Obligations of Borrower, dated December 30, 2014 by Hartman Short Term Income Properties XX, Inc. in favor of U.S Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3 (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed January 6, 2015)

10.71

Purchase and Sales and Escrow Agreement, dated as of March 12, 2015, by and between 12830 Hillcrest Road Investors LP and Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 16, 2015)

10.72

Purchase and Sales Agreement, dated as of March 24, 2015, by and between PKY 400 North Belt, LLC and Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 26, 2015)

10.73

Real Property Management Agreement, dated as of April 21, 2015 by and between Hartman Hillcrest, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 8, 2015)

10.74

Promissory Note, dated May 1, 2015, by Hartman Hillcrest, LLC in favor of Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 8, 2015)

10.75

Real Property Management Agreement, dated as of April 21, 2015 by and between Hartman 400 North Belt, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 15, 2015)

10.76

Promissory Note, dated May 8, 2015, by Hartman 400 North Belt, LLC in favor of Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 15, 2015)

10.77

Negative Pledge, dated May 8, 2015, by Hartman 400 North Belt LLC and Hartman XX Operating Partnership in favor of Texas Capital Bank, NA. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed May 15, 2015)

10.78

Purchase and Sales Agreement, dated as of May 27, 2015 by and between AF Corporate Park Place, Ltd. and Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 2, 2015)

10.79

Purchase and Sales Agreement, dated as of June 9, 2015 by and between CSFB Skymark Tower 2007-C2 LLC and Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 11, 2015)

10.80

Purchase and Sales Agreement, dated as of June 12, 2015 by and between KWI Ashford Westchase Buildings, L.P. and Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 18, 2015)

10.81

Real Property Management Agreement, dated as of July 7, 2015 by and between Hartman Ashford Crossing LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed August 4, 2015)

10.82

Negative Pledge, dated July 31, 2015, by Hartman Ashford Crossing LLC and Hartman XX Operating Partnership in favor of Texas Capital Bank, NA. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed August 4, 2015)

10.83

Real Property Management Agreement, dated as of July 16, 2015 by and between Hartman Corporate Park Place, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 31, 2015)

10.84

Deed of Trust, Assignment of Rents and Security Agreement, dated as of August 24, 2015 by and between Hartman 400 North Belt LLC, Hartman Corporate Park Place LLC, Hartman Hillcrest LLC and Hartman Short Term Income Properties XX, Inc. and East West Bank (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed August 31, 2015)

10.85

Revolving Promissory Note, dated as of August 24, 2015 by and between Hartman 400 North Belt LLC, Hartman Corporate Park Place LLC, Hartman Hillcrest LLC and Hartman Short Term Income Properties XX, Inc. and East West Bank (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed August 31, 2015)

10.86

Assignment of Leases and Rents, dated as of August 21, 2015 by and between Hartman 400 North Belt LLC, Hartman Corporate Park Place LLC, Hartman Hillcrest LLC and Hartman Short Term Income Properties XX, Inc. and East West Bank (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed August 31, 2015)

10.87

Real Property Management Agreement, dated as of July 7, 2015 by and between Hartman Skymark Tower, LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 8, 2015)

10.88

First Amendment to Purchase and Sale Agreement dated as of June 29, 2015 by and between CSFB Skymark Tower 2007-C2 LLC and Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed September 8, 2015)

10.89

Second Amendment to Purchase and Sale Agreement dated as of July 6, 2015 by and between CSFB Skymark Tower 2007-C2 LLC and Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed September 8, 2015)

10.90

Third Amendment to Purchase and Sale Agreement dated as of July 21, 2015 by and between CSFB Skymark Tower 2007-C2 LLC and Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed September 8, 2015)

10.91

Real Property Management Agreement, dated as of July 7, 2015 by and between Hartman Ashford Crossing LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 4, 2015)

10.92

Negative Pledge, dated July 31, 2015, by Hartman Ashford Crossing LLC and Hartman XX Operating Partnership in favor of Texas Capital Bank, NA. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed August 4, 2015)

10.93

Purchase and Sales Agreement, dated as of September 15, 2015 by and between KW Funds One-Technology, LLC and Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 15, 2015)

10.94

First Amendment to Purchase and Sales Agreement, dated as of October 8, 2015 by and between KW Funds One-Technology, LLC and Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 14, 2015)

10.95

Real Property Management Agreement dated October 12, 2015 by and between Hartman One Technology LLC and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 16, 2015)

10.96

Loan Modification Agreement dated November 10, 2015 by and among Hartman Parkway LLC, Hartman Short Term Income Properties XX, Inc., Hartman Gulf Plaza LLC, Hartman Highway 6 LLC, Hartman XX Limited Partnership, Hartman XX REIT GP LLC and Hartman One Technology LLC and Texas Capital Bank, National Association (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed November 16, 2015)

10.97

Amended and Restated Promissory Note dated November 10, 2015 by and among Hartman Parkway LLC, Hartman Short Term Income Properties XX, Inc., Hartman Gulf Plaza LLC, Hartman Highway 6 LLC, Hartman XX Limited Partnership, Hartman XX REIT GP LLC and Hartman One Technology LLC and Texas Capital Bank, National Association (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed November 16, 2015)

10.98

Assignment of Rents dated November 10, 2015 by Hartman One Technology LLC in favor of Texas Capital Bank, National Association (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed November 16, 2015)

10.99

Assignment and Subordination of Management Agreement dated November 10, 2015 by Hartman One Technology LLC in favor of Texas Capital Bank, National Association and Hartman Income REIT Management, Inc. (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed November 16, 2015)

10.100

Purchase and Sales Agreement, dated as of February 2, 2016 by and between EQYInvest Mission Bend, LLC and Hartman Short Term Income Properties XX, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 3, 2016)

10.101

Purchase and Sales Agreement, dated as of April 6, 2016 by and between Market Place Boulevard, Irving, LLC and Hartman XX Limited Partnership (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 6, 2016)

21*	Subsidiaries of the Company
23.1	Consent of Irvine Venture Law Firm, LLP (included in Exhibit 5.1)
23.3*	Consent of Weaver and Tidwell LLP

* Filed herewith